FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-07

MSBAM 2017-C33

Free Writing Prospectus

Structural and Collateral Term Sheet

$702,573,982

(Approximate Total Mortgage Pool Balance)

$604,831,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

KeyBank National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2017-C33

April 26, 2017

MORGAN STANLEY Co-Lead Bookrunning Manager		BofA Merrill Lynch Co-Lead Bookrunning Manager
KeyBanc Capital Markets Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

Offered Certificates

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAA(sf)/AAAsf/Aaa(sf)	$28,500,000	30.000%	(7)	2.83	1-57	16.7%	42.3%
Class A-2	AAA(sf)/AAAsf/Aaa(sf)	$75,200,000	30.000%	(7)	4.85	57-59	16.7%	42.3%
Class A-SB	AAA(sf)/AAAsf/Aaa(sf)	$52,500,000	30.000%	(7)	7.20	59-113	16.7%	42.3%
Class A-3	AAA(sf)/AAAsf/Aaa(sf)	$37,500,000	30.000%	(7)	8.01	96-96	16.7%	42.3%
Class A-4	AAA(sf)/AAAsf/Aaa(sf)	$130,000,000	30.000%	(7)	9.74	113-118	16.7%	42.3%
Class A-5	AAA(sf)/AAAsf/Aaa(sf)	$156,052,000	30.000%	(7)	9.86	118-119	16.7%	42.3%
Class X-A	AAA(sf)/AAAsf/Aaa(sf)	$479,752,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
Class X-B	AA(low)(sf)/A-sf/NR	$125,079,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
Class A-S	AAA(sf)/AAAsf/Aa3(sf)	$58,256,000	21.500%	(7)	9.93	119-119	14.9%	47.5%
Class B	AA(high)(sf)/AA-sf/NR	$38,551,000	15.875%	(7)	9.99	119-120	13.9%	50.9%
Class C	A(high)(sf)/A-sf/NR	$28,272,000	11.750%	(7)	10.01	120-120	13.3%	53.4%

Privately Offered Certificates(10)

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D(11)	BBB(high)(sf)/BBB-sf/NR	$32,554,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
Class D(11)	BBB(sf)/BBB-sf/NR	$32,554,000	7.000%	(7)	10.01	120-120	12.6%	56.3%
Class E(11)	BB(high)(sf)/BB-sf/NR	$14,564,000	4.875%	(7)	10.01	120-120	12.3%	57.6%
Class F(11)	BB(low)(sf)/B-sf/NR	$6,854,000	3.875%	(7)	10.01	120-120	12.2%	58.2%
Class G(11)	NR/NR/NR	$26,557,919	0.000%	(7)	10.01	120-120	11.7%	60.5%

Non-Offered Eligible Vertical Interest(10)

Non-Offered Eligible Vertical Interest	Expected Ratings (DBRS/Fitch/Moody’s)	Approximate Initial VRR Interest Balance	Approximate Initial Credit Support(3)	VRR Interest Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Principal UW NOI Debt Yield	Principal to Value Ratio
VRR Interest	NR/NR/NR	$17,213,062.56	0.000%	WAC(12)	8.73	1-120	N/A	N/A

(1)	Ratings shown are those of DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated April 26, 2017 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, are represented in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. If the certificate balance of a class of principal balance certificates constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates constitutes “an underlying class of principal balance certificates” for such class of Class X certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. Because there are no mortgage loans with anticipated repayment dates in the mortgage pool, there will be no excess interest distributable to the Class V certificates. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(11)	The initial certificate balance of each of the Class D, Class E, Class F and Class G certificates and the initial notional amount of the Class X-D certificates is subject to change based on final pricing of all certificates and the final determination of the Class E, Class F and Class G certificates (collectively, the “HRR Certificates”) that will be retained by the retaining third-party purchaser as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(12)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the VRR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

Issue Characteristics

Offered Certificates:	$604,831,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Manager:	KeyBanc Capital Markets Inc.
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and KeyBank National Association
Rating Agencies:	DBRS, Fitch and Moody’s
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wilmington Trust, National Association
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate thereof
Risk Retention Consultation Party:	Morgan Stanley Mortgage Capital Holdings LLC
Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2017 (or, in the case of any mortgage loan that has its first due date after May 2017, the date that would have been its due date in May 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of May 1, 2017
Expected Closing Date:	Week of May 8, 2017
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in June 2017.
Rated Final Distribution Date:	The distribution date in May 2050
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSBAM 2017-C33<MTGE><GO>
Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Allocation Between the Certificates and the VRR Interest:	The Aggregate amount available for distributions to the holders of the certificates and the VRR Interest will be (i) net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the certificates, on the other hand. The portion of such aggregate amount (a) allocable to the VRR Interest will at all times be the product of such amounts multiplied by a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the VRR Interest and the denominator of which is the sum of (x) the aggregate initial certificate balance of all the classes of certificates and (y) the initial principal balance of the VRR Interest (the “Vertically Retained Percentage”), and (b) allocable to the certificates will at all times be the product of such aggregate amount multiplied by the difference between 100% and the percentage set forth in clause (a) (the “Non-Vertically Retained Percentage,” and the Non-Vertically Retained Percentage and the Vertically Retained Percentage are each a “Percentage Allocation Entitlement).
Amount and Order of Distributions:

On each distribution date, the Non-Vertically Retained Percentage of the aggregate funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E, Class F and Class G certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated to all classes thereof (other than the Class V and Class R Certificates) to reduce the interest entitlement on each such class of certificates, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.
Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan and any related companion loan that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates the product of (a) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Control Eligible Certificates) for that distribution date. Any portion of the Non-Vertically Retained Percentage of any yield maintenance charge or prepayment premium described in the prior sentence that is remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X certificates as follows: (a) first, to the Class X-A and Class X-B certificates, in the case of each such class in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the underlying class(es) of principal balance certificates for such class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates. The Vertically Retained Percentage of such yield maintenance charge or prepayment premium will be distributed to the holders of the VRR Interest.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each class of principal balance certificates then entitled to distributions of principal on the related distribution date the product of (a) the Non-Vertically Retained Percentage of any yield maintenance charge or prepayment premium distributable on the subject distribution date and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0. Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates and the VRR Interest after giving effect to distributions of principal on that distribution date. The Non-Vertically Retained Percentage of the amount described in the first sentence will be applied to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based upon their respective certificate balances, until their respective certificate balances have been reduced to zero. The Vertically Retained Percentage of the amount described in the first sentence will be applied to the VRR Interest until its principal balance has been reduced to zero.
Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan”) that will be serviced pursuant to the related intercreditor agreement and (subject to the discussion in the next paragraph) the pooling and servicing agreement for this transaction: Hyatt Regency Austin, Gateway Crossing and Tops Portfolio. With respect to each such mortgaged property, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each of the Gateway Crossing whole loan and the Tops Portfolio whole loan (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of each such whole loan will generally be directed by the holder of such control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, each servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”) and one or more pari passu promissory notes (each such pari passu promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Pentagon Center, Key Center Cleveland, D.C. Office Portfolio, Ralph’s Food Warehouse Portfolio, Gateway Crossing (after the securitization of the Gateway Crossing control note) and Tops Portfolio (after the securitization of the Tops Portfolio control note). With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate thereof)

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class E certificates have a certificate balance (taking into account the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event, and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

Risk Retention Consultation Party:

The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR interest (by principal balance). The initial risk retention consultation party is expected to be MSMCH.

With respect to certain material servicing actions related to serviced mortgage loans that are not Excluded RRCP Loans, upon request of the risk retention consultation party, the party processing such servicing action will be required to consult on a non-binding basis with the risk retention consultation party, in each case within the same time period as such party would be required to consult with the Directing Certificateholder with respect to such servicing action (assuming the Directing Certificateholder had such right with respect to such mortgage loan); provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

An “Excluded RRCP Loan” is a mortgage loan or whole loan with respect to which the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded RRCP Loans as of the Closing Date with respect to this securitization.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) an AB Modified Loan for the benefit of the related mortgaged property plus (z) certain escrows or reserves (including letters of credit) in addition to any amounts set forth in the immediately preceding clause (y) held with respect to the mortgage loan.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on the non-serviced mortgage loans), the outside special

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.
Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, any risk retention consultation party, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders, the VRR Interest owners and any related companion loan holders, as a collective whole as if they constituted a single lender, so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSBAM 2017-C33 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of not less than 25% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable and the principal balance of the VRR Interest) allocable to the principal balance certificates and the VRR Interest, as applicable, requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates and the VRR Interest representing at least 75% of the voting rights that constitute a minimum Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (ii) the replacement of the special servicer would be in the best interest of the certificateholders and the VRR Interest owners as a collective whole, then the operating advisor may recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of ABS Interests representing a majority of the outstanding principal balance of all ABS Interests whose holders voted on the matter, provided that the ABS Interest holders that so voted on the matter (i) hold ABS interests representing at least 20% of the outstanding principal balance of all ABS Interests on an aggregate basis and (ii) include at least three certificateholders, certificate owners and/or VRR Interest owners that are not affiliated with each other.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of ABS Interests representing at least 75% of the aggregate voting rights allocable to all classes of certificates entitled to principal and the VRR Interest on an aggregate basis (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the certificates and the principal balance of the VRR Interest).

“ABS Interest” means any class of certificates (other than the Class R certificates) or the VRR Interest, as applicable.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced pari passu whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSBAM 2017-C33 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the operating advisor, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Voting Rights:

Voting rights for the ABS Interests will be allocated as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective notional amounts as of the date of determination; and (2) in the case of any class of principal balance certificates or the VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related certificate balance or the VRR Interest principal balance of the class of certificates or VRR Interest, as applicable, in each case, determined as of the prior distribution date, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the principal balance certificates and the principal balance of the VRR Interest, in each case, determined as of the prior Distribution Date, provided that, solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in the Preliminary Prospectus, the certificate balances of the respective classes of the principal balance certificates and the principal balance of the VRR interest referred to in this clause (2) will take into account any notional reduction in such certificate balances and/or VRR Interest principal balance for Cumulative Appraisal Reduction Amounts allocated to the principal balance certificates or VRR Interest, as applicable.

The voting rights of any class of certificates or the VRR Interest will be allocated among certificateholders of such class or the VRR Interest owners, as applicable, in proportion to their respective percentage interests. The Class R certificates will not be entitled to any voting rights.

Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to select a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied under the pooling and servicing agreement for this transaction so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the master servicer and the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the VRR Interest owners, as a collective whole, as if those certificateholders and VRR Interest owners constituted a single lender.

The operating advisor will be subject to termination without cause if the holders of ABS Interests representing at least 15% of the voting rights allocable to the Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of ABS Interests representing more than 50% of the voting rights allocable to the Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of ABS Interests representing the voting rights allocable to the Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when the aggregate certificate balance of the HRR Certificates (taking into account the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such classes.

“Non-Reduced Interest” means any ABS Interest then outstanding for which (a)(1) the initial certificate balance of such class of certificates or initial principal balance of the VRR Interest, as applicable, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates or the VRR Interest owners, as applicable, (y) any Cumulative Appraisal Reduction Amounts allocated to such class of certificates or VRR Interest, as applicable and (z) any realized losses previously allocated to such class of certificates or VRR Interest, as applicable, is equal to or greater than (b) 25% of the difference between (1) the initial certificate balance of such class of certificates or initial principal balance of the VRR Interest, as applicable, and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates or the VRR Interest owners, as applicable.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If holders of ABS Interests representing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of the votes cast and (ii) a majority of a minimum Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of ABS Interests representing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Structural Overview

of holders of ABS Interests representing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders, VRR Interest owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders, VRR Interest owners and the asset representations reviewer. Upon the written direction of holders of ABS Interests representing at least 75% of a minimum Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) or VRR Interest owner to deliver a repurchase request with respect to the mortgage loan (the “Initial Requesting Holder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and the VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Holder, if any, or any other certificateholder, certificate owner or VRR Interest owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Holder, if any, or any other certificateholder, certificate owner or VRR Interest owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Holder, if any, or such other certificateholder, certificate owner or VRR Interest owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	14	24	$274,578,892	39.1%
Bank of America, National Association	14	17	$224,215,899	31.9%
KeyBank National Association	16	29	$203,779,191	29.0%
Total:	44	70	$702,573,982	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$702,573,982
Number of Mortgage Loans:	44
Average Cut-off Date Balance per Mortgage Loan:	$15,967,590
Number of Mortgaged Properties:	70
Average Cut-off Date Balance per Mortgaged Property:	$10,036,771
Weighted Average Mortgage Rate:	4.7916%
% of Pool Secured by 5 Largest Mortgage Loans or Groups of Cross – Collateralized Mortgage Loans:	34.9%
% of Pool Secured by 10 Largest Mortgage Loans or Groups of Cross – Collateralized Mortgage Loans:	56.7%
% of Pool Secured by ARD Loans(2):	0.0%
Weighted Average Original Term to Maturity (months)(2):	112
Weighted Average Remaining Term to Maturity (months)(2):	110
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	18.6%
% of Pool Secured by Refinance Loans:	58.5%
% of Pool Secured by Acquisition Loans:	33.3%
% of Pool Secured by Recapitalization Loans:	6.1%
% of Pool Secured by Refinance/Acquisition Loans:	2.1%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	31.9%
% of Pool with Mezzanine Debt:	20.7%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	1.96x
Weighted Average UW NOI Debt Yield(4):	11.7%
Weighted Average UW NCF DSCR:	1.83x
Weighted Average UW NCF Debt Yield(4):	10.9%
Weighted Average Cut-off Date LTV Ratio(4)(5):	60.5%
Weighted Average Maturity Date LTV Ratio(2)(4)(5):	53.4%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	343
Weighted Average Remaining Amortization Term (months):	342
% of Pool Interest Only followed by Amortizing Balloon:	45.4%
% of Pool Amortizing Balloon:	28.0%
% of Pool Interest Only through Maturity(2):	26.6%

Lockboxes

% of Pool with Hard Lockboxes:	58.4%
% of Pool with Springing Lockboxes:	28.7%
% of Pool with Soft Lockboxes:	10.2%
% of Pool with no Lockboxes:	2.7%

Reserves

% of Pool Requiring Tax Reserves:	83.4%
% of Pool Requiring Insurance Reserves:	28.3%
% of Pool Requiring Replacement Reserves:	68.5%
% of Pool Requiring TI/LC Reserves(6):	67.9%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	99.2%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	0.8%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to May 2017.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	With respect to the D.C. Office Portfolio whole loan, the LTV and Debt Yield calculations reflect the applicable balances in each case net of a $5,000,000 earnout reserve, which reserve may be released to the borrowers in partial disbursements provided that, among other conditions, a 6.73% debt yield is achieved. Any amounts not disbursed within the later of the second year following the closing date of the securitization of the last note of the D.C. Office Portfolio whole loan to be securitized and 30 months after the origination date of the D.C. Office Portfolio whole loan will be used to pay down the D.C. Office Portfolio whole loan together with the borrowers’ payment of a yield maintenance premium.

(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	Excludes hospitality, multifamily, manufactured housing, other (leased fee and net lease) and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Hyatt Regency Austin	Austin	TX	Hospitality	$60,000,000	8.5%	448	$229,910.71	2.40x	15.2%	58.9%	58.9%
2	KeyBank	SSTII Mindful Portfolio(2)	Various	FL	Self Storage	$52,000,000	7.4%	494,152	$105.23	1.41x	8.9%	54.2%	49.8%
3	MSMCH	Pentagon Center	Arlington	VA	Office	$50,000,000	7.1%	911,818	$230.31	2.75x	12.1%	55.3%	55.3%
4	BANA	Pearlridge Uptown II	Aiea	HI	Retail	$43,200,000	6.1%	154,944	$278.81	2.30x	14.1%	60.0%	53.3%
5	BANA	Key Center Cleveland(3)	Cleveland	OH	Mixed Use	$40,000,000	5.7%	1,369,980	$160.59	1.59x	12.3%	60.8%	49.7%
6	BANA	Chicago Business Center(4)	Chicago	IL	Industrial	$22,875,000	3.3%	683,533	$47.11	1.71x	12.1%	73.0%	62.1%
7	BANA	Chicago Marketplace(4)	Chicago	IL	Industrial	$14,490,000	2.1%	109,681	$47.11	1.71x	12.1%	73.0%	62.1%
8	BANA	D.C. Office Portfolio(5)	Washington	D.C.	Office	$35,000,000	5.0%	328,319	$319.81	1.71x	9.3%	53.5%	53.5%
9	MSMCH	Calumet Business Center	Chicago	IL	Industrial	$34,914,248	5.0%	1,637,851	$21.32	1.89x	12.8%	73.5%	59.4%
10	MSMCH	141 Fifth Avenue	New York	NY	Retail	$25,000,000	3.6%	4,425	$5,649.72	1.54x	7.3%	64.1%	64.1%
11	KeyBank	Centre at Westbank	Harvey	LA	Retail	$20,900,000	3.0%	167,106	$125.07	1.55x	10.8%	69.7%	61.8%
		Total/Wtd. Avg.				$398,379,248	56.7%			1.95x	11.8%	61.2%	56.1%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Room and Balance per SF/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

(2)	With respect to Mortgage Loan No. 2, SSTII Mindful Portfolio, the LTV calculations are based on the “portfolio value” of $95,900,000 as of March 6, 2017. The sum of the values of the individual properties on a stand-alone basis is $90,800,000 resulting in a Cut-off Date LTV and Maturity Date LTV of 57.3% and 52.6%, respectively. Partial collateral releases are permitted within the terms of the SSTII Mindful Portfolio loan.

(3)	With respect to Mortgage Loan No. 5, Key Center Cleveland, the LTV calculations are calculated based upon a “Prospective Value upon Completion” value of $362,000,000 as of December 1, 2017, which is the date upon which all capital improvements are expected to be completed at the Key Center Cleveland mortgaged property. The budgeted costs of such planned capital improvements were reserved for at loan origination. The Cut-off Date LTV and Maturity Date LTV for the Key Center Cleveland mortgage loan based on the combined “as-is” appraised value of $304,100,000 as of December 1, 2016 are 72.3% and 59.2%, respectively

(4)	With respect to Mortgage Loan Nos. 6 and 7, Chicago Business Center and Chicago Marketplace, the loans are cross-collateralized and cross-defaulted. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Room calculations are shown on an aggregate basis.

(5)	With respect to Mortgage Loan No. 8, D.C. Office Portfolio, the LTV and Debt Yield calculations reflect the applicable balances in each case net of a $5,000,000 earnout reserve, which reserve may be released to the borrowers in partial disbursements provided that, among other conditions, a 6.73% debt yield is achieved. Any amounts not disbursed within the later of the second year following the closing date of the securitization of the last note of the D.C. Office Portfolio whole loan to be securitized and 30 months after the origination date of the D.C. Office Portfolio whole loan will be used to pay down the D.C. Office Portfolio whole loan together with the borrowers’ payment of a yield maintenance premium. The UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV based on the D.C. Office Portfolio whole loan amount of $105,000,000 (without taking into account the earnout reserve) are 8.8%, 56.2% and 56.2%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Hyatt Regency Austin	$60,000,000	$43,000,000	$103,000,000	MSBAM 2017-C33	Wells Fargo	Midland	MSBAM 2017-C33	2.40x	15.2%	58.9%
3	MSMCH	Pentagon Center	$50,000,000	$160,000,000	$210,000,000	GSMS 2017-GS5(2)	Midland(2)	Rialto(2)	(2)	2.75x	12.1%	55.3%
5	BANA	Key Center Cleveland(3)	$40,000,000	$180,000,000	$220,000,000	CGCMT 2017-P7	Wells Fargo	Rialto	CGCMT 2017-P7	1.59x	12.3%	60.8%
8	BANA	D.C. Office Portfolio(4)	$35,000,000	$70,000,000	$105,000,000	BANK 2017-BNK4	Wells Fargo	Rialto	BANK 2017-BNK4	1.71x	9.3%	53.5%
12	MSMCH	Ralph’s Food Warehouse Portfolio	$16,889,777	$24,837,908	$41,727,685	BANK 2017-BNK4	Wells Fargo	Rialto	BANK 2017-BNK4	1.69x	15.3%	53.2%
13	MSMCH	Gateway Crossing	$14,952,862	$24,672,222	$39,625,085	MSBAM 2017-C33(2)	Wells Fargo(2)	Midland(2)	(2)	1.26x	9.0%	73.2%
29	KeyBank	Tops Portfolio	$7,515,732	$11,972,492	$19,488,224	MSBAM 2017-C33(2)	Wells Fargo(2)	Midland(2)	(2)	1.42x	10.3%	71.8%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	With respect to each of the Pentagon Center, Gateway Crossing and Tops Portfolio whole loans, the holder of the related control note (with respect to the Pentagon Center whole loan, Goldman Sachs Mortgage Company, with respect to the Gateway Crossing whole loan, Morgan Stanley Bank, N.A., and with respect to the Tops Portfolio whole loan, KeyBank National Association) will be the controlling noteholder. No such control note is currently included in this or any other securitization. Upon a securitization of such control note, servicing of the related whole loan will be governed by the pooling and servicing agreement entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement is expected to have certain consent and control rights regarding servicing of the related whole loan similar to those of the MSBAM 2017-C33 directing certificateholder with respect to the mortgage loans serviced under the pooling and servicing agreement for this securitization. The master servicer and the special servicer under the pooling and servicing agreement for any such future securitization of a related control note may not be the same as the entities listed above with respect to the related whole loan. See “Description of the Mortgage Loans—The Whole Loans” in the Preliminary Prospectus

(3)	With respect to Mortgage Loan No. 5, Key Center Cleveland, the LTV calculations are calculated based upon a “Prospective Value upon Completion” value of $362,000,000 as of December 1, 2017, which is the date upon which all capital improvements are expected to be completed at the Key Center Cleveland mortgaged property. The budgeted costs of such planned capital improvements were reserved for at loan origination. The Combined Cut-off Date LTV for the Key Center Cleveland whole loan based on the combined “as-is” appraised value of $304,100,000 as of December 1, 2016 is 72.3%.

(4)	With respect to Mortgage Loan No. 8, D.C. Office Portfolio, the LTV and Debt Yield calculations reflect the applicable balances in each case net of a $5,000,000 earnout reserve, which reserve may be released to the borrowers in partial disbursements provided that, among other conditions, a 6.73% debt yield is achieved. Any amounts not disbursed within the later of the second year following the closing date of the securitization of the last note of the D.C. Office Portfolio whole Loan to be securitized and 30 months after the origination date of the D.C. Office Portfolio whole loan will be used to pay down the D.C. Office Portfolio whole loan together with the borrowers’ payment of a yield maintenance premium. The Combined UW NOI Debt Yield and Combined Cut-off Date LTV based on the D.C. Office Portfolio whole loan amount of $105,000,000 (without taking into account the earnout reserve) are 8.8% and 56.2%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Characteristics of the Mortgage Loans

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
1	MSMCH	Hyatt Regency Austin	$60,000,000	$229,911	$21,000,000	2.40x	15.2%	58.9%	1.69x	12.6%	70.9%
5	BANA	Key Center Cleveland(2)	$40,000,000	$161	$42,500,000	1.59x	12.3%	60.8%	1.17x	10.3%	72.5%
8	BANA	D.C. Office Portfolio(3)	$35,000,000	$320	$25,000,000	1.71x	9.3%	53.5%	1.28x	7.4%	66.9%
27	KeyBank	Lemon Grove Plaza(4)	$10,560,000	$122	$2,875,000	1.64x	11.5%	48.7%	1.10x	9.0%	62.0%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

(2)	With respect to Mortgage Loan No. 5, Key Center Cleveland, the LTV calculations are calculated based upon a “Prospective Value upon Completion” value of $362,000,000 as of December 1, 2017, which is the date upon which all capital improvements are expected to be completed at the Key Center Cleveland mortgaged property. The budgeted costs of such planned capital improvements were reserved for at loan origination. The Cut-off Date LTV and Total Debt Cut-off Date LTV for the Key Center Cleveland mortgage loan based on the combined “as-is” appraised value of $304,100,000 as of December 1, 2016 are 72.3% and 86.3%, respectively

(3)	With respect to Mortgage Loan No. 8, D.C. Office Portfolio, the LTV and Debt Yield calculations reflect the applicable balances in each case net of a $5,000,000 earnout reserve, which reserve may be released to the borrowers in partial disbursements provided that, among other conditions, a 6.73% debt yield is achieved. Any amounts not disbursed within the later of the second year following the closing date of the securitization of the last note of the D.C. Office Portfolio whole Loan to be securitized and 30 months after the origination date of the D.C. Office Portfolio whole Loan will be used to pay down the D.C. Office Portfolio whole Loan together with the borrowers’ payment of a yield maintenance premium. The UW NOI Debt Yield, Cut-off Date LTV, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV, based on the D.C. Office Portfolio whole loan amount of $105,000,000 (without taking into account the earnout reserve) are 8.8%, 56.2%, 7.1% and 69.6%, respectively.

(4)	With respect to Mortgage Loan No. 27, Lemon Grove Plaza, the Total Debt UW NCF DSCR is based on an interest rate of 7.0000% for the first two months after the Cut-off Date and 13.0000% thereafter for the rate of the mezzanine debt related to the Lemon Grove Plaza mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	MSMCH	Hyatt Regency Austin	Austin	TX	Hospitality	$60,000,000	8.5%	448	$229,910.71	2.40x	15.2%	58.9%	58.9%	MSBAM 2012-C6
3	MSMCH	Pentagon Center	Arlington	VA	Office	$50,000,000	7.1%	911,818	$230.31	2.75x	12.1%	55.3%	55.3%	(2)
4	BANA	Pearlridge Uptown II	Aiea	HI	Retail	$43,200,000	6.1%	154,944	$278.81	2.30x	14.1%	60.0%	53.3%	GSMS 2006-GG6
6	BANA	Chicago Business Center(3)	Chicago	IL	Industrial	$22,875,000	3.3%	683,533	$47.11	1.71x	12.1%	73.0%	62.1%	UBSBB 2012-C3
7	BANA	Chicago Marketplace(3)	Chicago	IL	Industrial	$14,490,000	2.1%	109,681	$47.11	1.71x	12.1%	73.0%	62.1%	UBSBB 2012-C3
8	BANA	D.C. Office Portfolio(4)	Washington	D.C.	Office	$35,000,000	5.0%	328,319	$319.81	1.71x	9.3%	53.5%	53.5%	WBCMT 2007-C31
10	MSMCH	141 Fifth Avenue	New York	NY	Retail	$25,000,000	3.6%	4,425	$5,649.72	1.54x	7.3%	64.1%	64.1%	WBCMT 2007-C32
11	KeyBank	Centre at Westbank	Harvey	LA	Retail	$20,900,000	3.0%	167,106	$125.07	1.55x	10.8%	69.7%	61.8%	JPMBB 2013-C14
16	KeyBank	US Storage - Hawthorne	Hawthorne	CA	Self Storage	$13,979,720	2.0%	81,562	$171.40	2.25x	13.0%	45.7%	36.4%	MSC 2007-IQ14
18	BANA	Shoppes at New Tampa	Wesley Chapel	FL	Retail	$13,100,000	1.9%	68,314	$191.76	1.64x	10.9%	63.0%	55.7%	CSMC 2007-C3
21	BANA	Thunderbird Beltway	Peoria	AZ	Retail	$12,350,000	1.8%	68,700	$179.77	1.47x	9.8%	69.0%	62.0%	CSMC 2007-C3
25	MSMCH	Edgemar Center	Santa Monica	CA	Mixed Use	$11,000,000	1.6%	35,495	$309.90	2.57x	11.6%	44.0%	44.0%	BSCMS 2007-T28
26	KeyBank	Dollar Self Storage Santa Fe Springs	Santa Fe Springs	CA	Self Storage	$10,876,487	1.5%	93,292	$116.59	1.32x	8.9%	61.1%	50.9%	CGCMT 2007-C6
29	KeyBank	Tops Portfolio	Various	NY	Retail	$7,515,732	1.1%	246,777	$78.97	1.42x	10.3%	71.8%	59.3%	WBCMT 2007-C30
30	KeyBank	Dollar Self Storage Peoria	Phoenix	AZ	Self Storage	$7,284,253	1.0%	87,435	$83.31	1.40x	9.4%	52.2%	43.5%	CGCMT 2007-C6
31	KeyBank	Dollar Self Storage Corona	Corona	CA	Self Storage	$7,009,846	1.0%	68,455	$102.40	1.34x	9.0%	60.4%	50.3%	MLCFC 2007-7
32	MSMCH	All Storage Trinity Precinct	Fort Worth	TX	Mixed Use	$6,600,000	0.9%	92,263	$71.53	1.93x	11.5%	61.4%	49.2%	JPMCC 2007-CB19
33	MSMCH	Holiday Inn Express Quakertown	Quakertown	PA	Hospitality	$6,231,000	0.9%	78	$79,884.62	1.81x	12.9%	67.0%	54.7%	LBUBS 2007-C2
34	BANA	Secure Self Storage Bloomington	Bloomington	CA	Self Storage	$6,000,000	0.9%	172,126	$34.86	2.34x	11.6%	54.3%	54.3%	GSMS 2007-GG10
35	MSMCH	Northside Shopping Center	Fort Worth	TX	Retail	$6,000,000	0.9%	105,248	$57.01	2.08x	13.1%	54.5%	43.5%	BACM 2005-C6
37	KeyBank	Dollar Self Storage Baseline	Laveen	AZ	Self Storage	$5,600,000	0.8%	68,160	$82.16	1.36x	9.1%	57.8%	47.9%	BSCMS 2007-PW18
39	MSMCH	All Storage Kelly Old Mill	Carrollton	TX	Self Storage	$5,500,000	0.8%	82,270	$66.85	1.88x	11.2%	61.5%	49.2%	JPMCC 2007-CB19
44	KeyBank	StaxUp Self Storage – Enterprise	Calexico	CA	Self Storage	$2,843,274	0.4%	48,138	$59.07	1.64x	10.1%	69.3%	56.5%	MSC 2006-HQ9
		Total				$393,355,312	56.0%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	A prior mortgage loan secured by the Pentagon Center property was most recently securitized in the MSC 2007-IQ14, BSCMS 2007-PW16, WBCMT 2007-C32, WBCMT 2007-C31, BACM 2007-2 and MSC 2007-HQ12 transactions.

(3)	With respect to Mortgage Loan Nos. 6 and 7, Chicago Business Center and Chicago Marketplace, the loans are cross-collateralized and cross-defaulted. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Room calculations are shown on an aggregate basis.

(4)	With respect to Mortgage Loan No. 8, D.C. Office Portfolio, the LTV and Debt Yield calculations reflect the applicable balances in each case net of a $5,000,000 earnout reserve, which reserve may be released to the borrowers in partial disbursements provided that, among other conditions, a 6.73% debt yield is achieved. Any amounts not disbursed within the later of the second year following the closing date of the securitization of the last note of the D.C. Office Portfolio whole loan to be securitized and 30 months after the origination date of the D.C. Office Portfolio whole loan will be used to pay down the D.C. Office Portfolio whole loan together with the borrowers’ payment of a yield maintenance premium. The UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV based on the D.C. Office Portfolio whole loan amount of $105,000,000 (without taking into account the earnout reserve) are 8.8%, 56.2% and 56.2%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($75,200,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Rooms	Cut-off Date Balance per SF/Room(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
1	MSMCH	Hyatt Regency Austin	TX	Hospitality	$60,000,000	8.5%	$60,000,000	79.8%	448	$229,911	2.40x	15.2%	58.9%	58.9%	58	58
24	BANA	Midway Office Park	TX	Mixed Use	$11,280,000	1.6%	$10,670,768	14.2%	237,148	$48	1.67x	12.2%	62.3%	59.0%	17	59
40	KeyBank	71 Fuller Road	NY	Mixed Use	$5,469,815	0.8%	$4,871,713	6.5%	262,385	$21	2.48x	19.7%	42.1%	37.5%	0	57
		Total/Wtd. Avg.			$76,749,815	10.9%	$75,542,481	100.5%			2.30x	15.1%	58.2%	57.4%	48	58

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-SB ($52,500,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-SB Certificate Principal Balance	SF/ Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
28	BANA	CVS Euclid & Austin	Various	Retail	$8,600,000	1.2%	$8,118,498	15.5%	25,871	$332	1.25x	8.3%	72.6%	68.6%	35	83

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-SB certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-3 ($37,500,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-3 Certificate Principal Balance	SF/ Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	BANA	Pearlridge Uptown II	HI	Retail	$43,200,000	6.1%	$38,365,946	102.3%	154,944	$279	2.30x	14.1%	60.0%	53.3%	23	96

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	27	$208,698,301	29.7%	4.7626%	1.69x	11.2%	63.9%	55.2%
Anchored	16	$140,441,652	20.0%	4.7250%	1.79x	12.0%	62.9%	53.6%
Single-Tenant	1	$25,000,000	3.6%	4.5900%	1.54x	7.3%	64.1%	64.1%
Shadow Anchored	2	$16,952,899	2.4%	4.7984%	1.49x	10.2%	72.7%	62.2%
Free-Standing	7	$13,626,719	1.9%	5.6671%	1.41x	10.9%	65.4%	56.5%
Unanchored	1	$12,677,031	1.8%	4.4990%	1.48x	10.7%	60.4%	44.5%
Self Storage	16	$124,893,580	17.8%	4.6688%	1.60x	9.9%	55.0%	48.4%
Self Storage	16	$124,893,580	17.8%	4.6688%	1.60x	9.9%	55.0%	48.4%
Office	8	$114,540,000	16.3%	4.6589%	2.09x	10.8%	56.2%	54.2%
Suburban	2	$64,800,000	9.2%	4.5028%	2.45x	11.7%	55.8%	54.1%
CBD	3	$35,000,000	5.0%	4.7579%	1.71x	9.3%	53.5%	53.5%
Medical	3	$14,740,000	2.1%	5.1100%	1.41x	10.1%	64.5%	56.1%
Hospitality	4	$89,189,125	12.7%	5.2977%	2.26x	15.3%	60.1%	55.3%
Full Service	2	$71,381,973	10.2%	5.4514%	2.33x	15.4%	58.8%	56.6%
Extended Stay	1	$11,576,152	1.6%	4.6500%	2.08x	15.6%	64.0%	47.9%
Limited Service	1	$6,231,000	0.9%	4.7400%	1.81x	12.9%	67.0%	54.7%
Industrial	4	$78,203,160	11.1%	4.5768%	1.78x	12.5%	72.6%	59.8%
Warehouse	1	$34,914,248	5.0%	4.3050%	1.89x	12.8%	73.5%	59.4%
Flex	1	$22,875,000	3.3%	4.8540%	1.71x	12.1%	73.0%	62.1%
Distribution Warehouse/Cold Storage	1	$14,490,000	2.1%	4.8540%	1.71x	12.1%	73.0%	62.1%
Distribution Warehouse	1	$5,923,912	0.8%	4.4300%	1.55x	13.4%	64.7%	48.2%
Mixed Use	5	$74,349,815	10.6%	4.8841%	1.84x	12.7%	57.2%	49.3%
Office/Hospitality/Parking	1	$40,000,000	5.7%	5.3100%	1.59x	12.3%	60.8%	49.7%
Office/Retail/Flex	1	$11,280,000	1.6%	4.6980%	1.67x	12.2%	62.3%	59.0%
Retail/Office	1	$11,000,000	1.6%	4.1030%	2.57x	11.6%	44.0%	44.0%
Self Storage/Retail	1	$6,600,000	0.9%	4.1500%	1.93x	11.5%	61.4%	49.2%
Industrial/Retail	1	$5,469,815	0.8%	4.6100%	2.48x	19.7%	42.1%	37.5%
Other	6	$12,700,000	1.8%	4.9000%	1.36x	9.7%	47.6%	38.5%
Parking Garage	2	$8,130,285	1.2%	4.9000%	1.36x	9.7%	47.6%	38.5%
Parking	4	$4,569,715	0.7%	4.9000%	1.36x	9.7%	47.6%	38.5%
Total/Wtd. Avg.	70	$702,573,982	100.0%	4.7916%	1.83x	11.7%	60.5%	53.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Texas	7	$105,617,031	15.0%	5.0285%	2.10x	13.5%	59.9%	55.5%
Illinois	3	$72,279,248	10.3%	4.5888%	1.80x	12.4%	73.2%	60.8%
California	8	$67,769,327	9.6%	4.6706%	1.90x	11.0%	52.6%	46.5%
California – Southern(2)	8	$67,769,327	9.6%	4.6706%	1.90x	11.0%	52.6%	46.5%
Florida	6	$65,100,000	9.3%	4.6963%	1.46x	9.3%	56.0%	51.0%
Virginia	1	$50,000,000	7.1%	4.3260%	2.75x	12.1%	55.3%	55.3%
Ohio	3	$49,038,501	7.0%	5.2758%	1.54x	11.7%	60.9%	50.7%
Hawaii	1	$43,200,000	6.1%	4.0710%	2.30x	14.1%	60.0%	53.3%
Arizona	4	$40,187,115	5.7%	4.8463%	1.36x	9.3%	66.0%	54.4%
New York	5	$37,985,547	5.4%	4.6641%	1.65x	9.7%	62.5%	59.3%
District of Columbia	3	$35,000,000	5.0%	4.7579%	1.71x	9.3%	53.5%	53.5%
Pennsylvania	3	$24,551,899	3.5%	5.0192%	1.52x	11.0%	61.5%	52.1%
Louisiana	1	$20,900,000	3.0%	5.0000%	1.55x	10.8%	69.7%	61.8%
Colorado	4	$17,544,199	2.5%	5.2856%	1.77x	14.3%	59.5%	47.5%
Puerto Rico	11	$16,889,777	2.4%	6.2900%	1.69x	15.3%	53.2%	35.7%
Tennessee	2	$16,276,152	2.3%	4.5131%	2.05x	14.5%	60.1%	47.4%
Georgia	1	$13,432,000	1.9%	4.7000%	1.51x	10.3%	73.8%	63.5%
Kentucky	1	$6,930,000	1.0%	5.1100%	1.41x	10.1%	64.5%	56.1%
Michigan	1	$5,923,912	0.8%	4.4300%	1.55x	13.4%	64.7%	48.2%
Minnesota	1	$4,131,784	0.6%	4.9000%	1.36x	9.7%	47.6%	38.5%
New Jersey	1	$3,600,000	0.5%	4.4110%	1.69x	10.4%	57.9%	53.0%
Indiana	1	$2,695,000	0.4%	5.1100%	1.41x	10.1%	64.5%	56.1%
Wisconsin	1	$2,142,054	0.3%	4.9000%	1.36x	9.7%	47.6%	38.5%
Missouri	1	$1,380,435	0.2%	4.9000%	1.36x	9.7%	47.6%	38.5%
Total/Wtd. Avg.	70	$702,573,982	100.0%	4.7916%	1.83x	11.7%	60.5%	53.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,843,274 - 5,000,000	4	14,664,173	2.1
5,000,001 - 10,000,000	13	83,234,557	11.8
10,000,001 - 15,000,000	16	203,896,226	29.0
15,000,001 - 25,000,000	4	85,664,777	12.2
25,000,001 - 35,000,000	2	69,914,248	10.0
35,000,001 - 45,000,000	2	83,200,000	11.8
45,000,001 - 60,000,000	3	162,000,000	23.1
Total:	44	$702,573,982	100.0%
Min: $2,843,274	Max: $60,000,000	Avg: $15,967,590

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Texas	7	105,617,031	15.0
Illinois	3	72,279,248	10.3
California	8	67,769,327	9.6
California – Southern(3)	8	67,769,327	9.6
Florida	6	65,100,000	9.3
Virginia	1	50,000,000	7.1
Ohio	3	49,038,501	7.0
Hawaii	1	43,200,000	6.1
Arizona	4	40,187,115	5.7
New York	5	37,985,547	5.4
District of Columbia	3	35,000,000	5.0
Pennsylvania	3	24,551,899	3.5
Louisiana	1	20,900,000	3.0
Colorado	4	17,544,199	2.5
Puerto Rico	11	16,889,777	2.4
Tennessee	2	16,276,152	2.3
Georgia	1	13,432,000	1.9
Kentucky	1	6,930,000	1.0
Michigan	1	5,923,912	0.8
Minnesota	1	4,131,784	0.6
New Jersey	1	3,600,000	0.5
Indiana	1	2,695,000	0.4
Wisconsin	1	2,142,054	0.3
Missouri	1	1,380,435	0.2
Total:	70	$702,573,982	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	27	208,698,301	29.7
Anchored	16	140,441,652	20.0
Single-Tenant	1	25,000,000	3.6
Shadow Anchored	2	16,952,899	2.4
Free-Standing	7	13,626,719	1.9
Unanchored	1	12,677,031	1.8
Self Storage	16	124,893,580	17.8
Self Storage	16	124,893,580	17.8
Office	8	114,540,000	16.3
Suburban	2	64,800,000	9.2
CBD	3	35,000,000	5.0
Medical	3	14,740,000	2.1
Hospitality	4	89,189,125	12.7
Full Service	2	71,381,973	10.2
Extended Stay	1	11,576,152	1.6
Limited Service	1	6,231,000	0.9
Industrial	4	78,203,160	11.1
Warehouse	1	34,914,248	5.0
Flex	1	22,875,000	3.3
Distribution	1	14,490,000	2.1
Distribution Warehouse	1	5,923,912	0.8
Mixed Use	5	74,349,815	10.6
Office/Hospitality/Parking	1	40,000,000	5.7
Office/Retail/Flex	1	11,280,000	1.6
Retail/Office	1	11,000,000	1.6
Self Storage/Retail	1	6,600,000	0.9
Industrial/Retail	1	5,469,815	0.8
Other	6	12,700,000	1.8
Parking Garage	2	8,130,285	1.2
Parking	4	4,569,715	0.7
Total	70	$702,573,982	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.9700- 4.4990	13	200,938,186	28.6
4.5000 - 4.9990	17	269,472,561	38.4
5.0000 - 5.4990	13	215,273,457	30.6
5.5000 - 6.2900	1	16,889,777	2.4
Total:	44	$702,573,982	100.0%
Min: 3.9700%	Max: 6.2900%	Wtd Avg: 4.7196%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	3	76,749,815	10.9
84	1	8,600,000	1.2
97	1	43,200,000	6.1
120 - 121	39	574,024,166	81.7
Total:	44	$702,573,982	100.0%
Min: 60 mos.	Max: 121 mos.	Wtd Avg: 112 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
57 - 59	3	76,749,815	10.9
83 - 83	1	8,600,000	1.2
96 - 96	1	43,200,000	6.1
113 - 120	39	574,024,166	81.7
Total:	44	$702,573,982	100.0%
Min: 57 mos.	Max: 120 mos.	Wtd Avg: 110 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	6	187,000,000	26.6
240	1	16,889,777	2.4
300	7	99,728,884	14.2
312	1	14,952,862	2.1
360	29	384,002,459	54.7
Total:	44	$702,573,982	100.0%
Min: 240 mos.	Max: 360 mos.	Wtd Avg: 343 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	6	187,000,000	26.6
237 - 237	1	16,889,777	2.4
293 - 300	7	99,728,884	14.2
310 - 310	1	14,952,862	2.1
353 - 360	29	384,002,459	54.7
Total:	44	$702,573,982	100.0%
Min: 237 mos.	Max: 360 mos.	Wtd Avg: 342 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Morgan Stanley Mortgage Capital Holdings LLC	14	274,578,892	39.1
Bank of America, National Association	14	224,215,899	31.9
KeyBank National Association	16	203,779,191	29.0
Total:	44	$702,573,982	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	18	318,827,000	45.4
Amortizing Balloon	20	196,746,982	28.0
Interest Only	6	187,000,000	26.6
Total:	44	702,573,982	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
42.1 - 50.0	5	53,709,536	7.6
50.1 - 55.0	7	127,874,030	18.2
55.1 - 60.0	8	194,081,973	27.6
60.1 - 65.0	12	164,283,428	23.4
65.1 - 73.8	12	162,625,015	23.1
Total:	44	$702,573,982	100.0%
Min: 42.1%	Max: 73.8%	Wtd Avg: 60.5%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
35.7 - 40.0	4	49,039,313	7.0
40.1 - 45.0	5	48,343,257	6.9
45.1 - 50.0	10	157,260,064	22.4
50.1 - 55.0	8	117,417,332	16.7
55.1 - 60.0	10	212,867,015	30.3
60.1 - 68.6	7	117,647,000	16.7
Total:	44	$702,573,982	100.0%
Min: 35.7%	Max: 68.6%	Wtd Avg: 53.4%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.25 - 1.40	7	67,023,447	9.5
1.41 - 1.50	7	117,603,662	16.7
1.51 - 1.60	5	105,255,912	15.0
1.61 - 1.80	10	136,138,051	19.4
1.81 - 2.00	6	69,327,221	9.9
2.01 - 2.25	3	31,555,873	4.5
2.26 - 2.50	4	114,669,815	16.3
2.51 – 2.75	2	61,000,000	8.7
Total:	44	$702,573,982	100.0%
Min: 1.25x	Max: 2.75x	Wtd Avg: 1.83x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.3 - 8.9	4	96,476,487	13.7
9.0 - 9.9	8	98,417,860	14.0
10.0 - 10.9	10	109,108,037	15.5
11.0 - 11.9	6	44,360,000	6.3
12.0 - 12.9	7	179,790,248	25.6
13.0 - 13.9	3	25,903,633	3.7
14.0 - 14.9	1	43,200,000	6.1
15.0 - 15.9	3	88,465,929	12.6
16.0 - 19.7	2	16,851,788	2.4
Total:	44	$702,573,982	100.0%
Min: 7.3%	Max: 19.7%	Wtd Avg: 11.7%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Hyatt Regency Austin

Mortgage Loan No. 1 – Hyatt Regency Austin

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Hyatt Regency Austin

Mortgage Loan No. 1 – Hyatt Regency Austin

Georgetown
Leander
ROUND ROCK
Cedar Park
Hutto
Brushy Creek
Anderson Mill
Jollyville
Wells Branch
Pflugerville
Lakeway
AUSTIN
Manor
Bee Cave
West Lake Hills
Barton Creek
Rollingwood
Downtown
Austin Bergstrom Airport
Garfield
Bear Creek
Shady Hollow
Onion Creek
Wyldwood
Arts District
W. 18th St
W. 16th St
W. 17th St
W. 15th St
W. 14th St
W. 13th St
W. 12th St
W. 11th St
W. 10th St
W. 6th St
W. 5th St
W. 4th St
W. 3rd St
W. 2nd St
W. Cesar Chavez St
Bob Bullock Texas State History Museum
Blanton Museum of Art
MLK Jr. Blvd
Lee and Joe Jamail Texas Swimming Ctr.
University of Texas
Nursing School
Frank Erwin Center
Red River St
E. 15th St
Austin Community College - Rio Grande Campus
John Reagan State Office Building
Governor's Mansion
TX State Library and Archives
University Medical Ctr. Brackenridge
Travis County Law Library
Travis County Courthouse
Texas State Capitol
TX Capitol Visitor's Center
Waterloo Park
E. 12th St
E. 11th St
E. 10th St
E. 9th St
E. 7th St
E. 6th St
E. 5th St
E. 4th St
E. 3rd St
E. 2nd St
E. Cesar Chavez St
Wooldridge Square Park
Old Bakery and Emporium
Faulk Central Library
AUSTIN
Cirrus Logic
Market District
Spring
The Bowie
The Contemporary Austin-Jones Ctr.
Paramount Theatre
Red River District
Austin Municipal Court
One America Center
The Driskill
Warehouse District
6th Street District
Town Lake Metropolitan Park
360 Condominiums
Mexic-Arte Museum
Frost Bank Tower
Brazos Hall
O. Henry Museum
2nd Street District
Ballet Austin
Austin City Limits
W Austin
AMLI on 2nd
Downtown
Brush Square
DOWNTOWN
Shoal Beach at Town Lake
Northshore Austin
Austin City Hall
Google Fiber Space
JW Marriott
The Austonian
Austin Visitor Ctr.
Topfer Theatre
The People's Gallery
Austin Convention Center
METRORAIL
Riverside Dr
Auditorium Shores
Stevie Ray Vaughan Tribute Statue
Palm Park
Four Seasons Hotel Austin
Butler Park
Dougherty Arts Center
Bat Colony
Waller Beach at Town Lake
TRAVIS COUNTY
Palmer Events Center
Long Center-Performing Arts
Barton Springs Rd
Hyatt Regency Austin
208 Barton Springs Road
Austin, TX 78704
Willow St
Spence St
Garden St
Sanchez Playground
Holly St
Haskell St
West Bouldin Creek Park
Texas State Buildings
Riverside Dr
Colorado River
Bouldin
Texas School for the Deaf
SoCo
Academy Dr
Nash Hernandez Sr. Rd
East Ave
Rainey St
Austin-Bergstrom Intl. Airport 9 miles
S. Lamar Blvd
S. 1st St
S. Congress Ave
Congress Ave
Guadalupe St
Lavaca St
Colorado St
San Antonio St
Nueces St
Rio Grande St
West Ave
San Jacinto Blvd
Trinity St
Neches St
Sabine St
Brazos St
San Marcos St
Waller St
Dawson Rd
Bouldin Ave
S. 5th St
Gibson St
Elizabeth St
Newton St
290
35

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Hyatt Regency Austin

Mortgage Loan No. 1 – Hyatt Regency Austin

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Austin, TX 78704
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	8.5%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Tariq M. Shaikh			Year Built/Renovated:	1982/2013-2016
Mortgage Rate:	5.461165%			Size:	448 Rooms
Note Date:	3/1/2017			Cut-off Date Balance per Room(1):	$229,911
First Payment Date:	4/1/2017			Maturity Date Balance per Room(1):	$229,911
Maturity Date:	3/1/2022			Property Manager:	Hyatt Corporation
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$15,607,244
Prepayment Provisions(2):	LO (26); DEF (28); O (6)			UW NOI Debt Yield(1):	15.2%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NOI Debt Yield at Maturity(1):	15.2%
Additional Debt Type(3):	Pari Passu/Mezzanine			UW NCF DSCR(1):	2.40x
Additional Debt Balance(3):	$43,000,000/$21,000,000			Most Recent NOI:	$15,903,671 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(5):	$12,351,679 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$13,548,276 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	86.1% (12/31/2016)
RE Tax:	$376,870	$188,435	N/A	2nd Most Recent Occupancy(5):	76.8% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	83.8% (12/31/2014)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$174,800,000 (11/17/2016)
				Cut-off Date LTV Ratio(1):	58.9%
				Maturity Date LTV Ratio(1):	58.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$103,000,000	83.1%	Loan Payoff:	$79,686,989	64.3%
Mezzanine:	$21,000,000	16.9%	Partnership Buyout(6):	$41,515,335	33.5%
			Closing Costs:	$1,523,319	1.2%
			Reserves:	$376,870	0.3%
			Return of Equity:	$897,488	0.7%
Total Sources:	$124,000,000	100.0%	Total Uses:	$124,000,000	100.0%

(1)	The Hyatt Regency Austin Mortgage Loan (as defined below) is part of the Hyatt Regency Austin Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance of $103,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Hyatt Regency Austin Whole Loan. The Cut-off Date Balance per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Hyatt Regency Austin Whole Loan and Hyatt Regency Austin Mezzanine Loan (as defined below) are $276,786, $276,786, 12.6%, 1.69x, 70.9% and 70.9%, respectively.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Hyatt Regency Austin Whole Loan promissory note to be securitized and (b) March 1, 2020. The assumed lockout period of 26 payments is based on the expected trust closing date for this transaction in May 2017.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity”, for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.

(6)	Represents a buyout of a joint venture partner’s 75% interest in the Hyatt Regency Austin Property. The buyout price reflects a buyout valuation of $135,000,000, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 76.3% for the Hyatt Regency Austin Whole Loan and 91.9% based on the combined balance of the Hyatt Regency Austin Whole Loan and Hyatt Regency Austin Mezzanine Loan. The buyout was privately negotiated with the joint venture partner, as the joint venture agreement prohibited a sale of the Hyatt Regency Property without the consent of both partners. According to the borrower, the prior joint venture partner was requested by its regulator to sell its interest, and the price was sufficient to return the joint venture partner’s cost basis. Under the buyout agreement, if the Hyatt Regency Austin Property is sold within three years of the buyout at a price in excess of $135,000,000, the remaining owner must pay the joint venture partner 75% of the excess if sold within two years of the buyout and 50% of the excess if sold within three years of the buyout.

The Mortgage Loan. The largest mortgage loan (the “Hyatt Regency Austin Mortgage Loan”) is part of a whole loan (the “Hyatt Regency Austin Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $103,000,000. The Hyatt Regency Austin Whole Loan is secured by a first priority fee mortgage encumbering the 448-room Hyatt Regency Austin hotel located in Austin, Texas (the “Hyatt Regency Austin Property”). Promissory Note A-1, in the original principal amount of $60,000,000, represents the Hyatt Regency Austin Mortgage Loan and will be included in the MSBAM 2017-C33 securitization trust. Promissory Note A-2, in the original principal amount of $43,000,000, is expected to be held by Morgan Stanley Bank, N.A., or an affiliate thereof, on the closing date of this transaction, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Note A-2 represents the serviced pari passu companion loan (the “Hyatt Regency Austin Serviced Pari Passu Companion Loan”). The Hyatt Regency Austin Whole Loan will be serviced pursuant to the pooling and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Hyatt Regency Austin

servicing agreement for the MSBAM 2017-C33 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Hyatt Regency Austin Whole Loan and a $21,000,000 mezzanine loan were used to refinance previous mortgage loans secured by the Hyatt Regency Austin Property, fund the buyout of the joint venture partner’s 75% interest in the Hyatt Regency Austin Property, fund reserves, pay closing costs and return equity to the loan sponsor.

The Borrower and the Sponsor. The borrower is Tantallon Austin Hotel, LLC (the “Hyatt Regency Austin Borrower”), a recycled single-purpose Delaware limited liability company, with two independent directors. The loan sponsor and non-recourse carveout guarantor is Tariq M. Shaikh.

Tariq M. Shaikh is the president of Edinburgh Management, LLC. Edinburgh Management, LLC is a privately-held hospitality investment, development, and management company that was founded in 2003 and is headquartered in Houston, Texas. Edinburgh owns and manages nearly 1,000 hotel rooms and 95,000 SF of meeting space, and its senior management team has over 35 years of hospitality experience in markets across the United States.

The Property. The Hyatt Regency Austin Property is a 16-story, full service hotel located in Austin, Texas. The Hyatt Regency Austin Property contains 448 rooms, including 225 king rooms, 205 queen/queen rooms and 18 suites. Guestrooms are located on floors 3 through 16. There are 782 parking spaces located in a seven-story parking garage and surface parking areas. Amenities include two restaurants, a Starbucks, a sushi bar, a market pantry, an outdoor pool, a fitness center, a business center and nine meeting rooms totaling approximately 33,080 SF of meeting space. Laundry service is also available to guests staying at the Hyatt Regency Austin Property. Guestrooms are equipped with flat-screen televisions, oversized working desks, individual climate control, full bath amenities, coffee maker, hair dryer and imported marble tile flooring in the bathroom. The Hyatt Regency Austin Property was constructed in 1982 and most recently renovated between 2013 and 2016. According to the loan sponsor, the Hyatt Regency Austin Property recently underwent an approximately $44.5 million ($99,409 per room) renovation from 2013-2016, which included a comprehensive guestroom and corridor renovation, the addition of a 27,000 SF event pavilion, completion of a new 782-car parking garage, and lobby/elevator cab upgrades.

The Hyatt Regency Austin Property operates under a management agreement with Hyatt Corporation that expires on January 1, 2027. Hyatt Corporation has four five-year renewal options, solely at Hyatt Corporation’s option.

According to the appraisal, the Hyatt Regency Austin Property generated approximately 35% of its room nights from commercial demand, 45% from meeting and group demand and 20% from leisure demand in 2016.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hyatt Regency Austin Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	78.8%	$196.92	$155.10	83.8%	$192.89	$161.69	106.4%	98.0%	104.2%
2015(3)	81.3%	$202.49	$164.58	76.8%	$202.86	$155.78	94.5%	100.2%	94.7%
2016	79.6%	$200.14	$159.24	86.1%	$203.28	$174.92	108.2%	101.6%	109.8%

Source: Industry Report

(1)	The competitive set includes Radisson Hotel & Suites Austin Downtown, Hilton Garden Inn Austin Downtown Convention Center, Embassy Suites Austin Downtown Town Lake, Omni Austin Hotel Downtown, Sheraton Hotel Austin @ The Capitol and Hilton Austin Convention Center.

(2)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.

The Market. The Hyatt Regency Austin Property is located in Austin, Travis County, Texas, in Austin’s central business district (“CBD”). The Hyatt Regency Austin Property is situated on the south shore of Lady Bird Lake to the northwest of the intersection formed by South Congress Avenue and Barton Springs Road. The Hyatt Regency Austin Property is in close proximity to business and leisure demand drivers including the financial district and the South Congress shopping and dining district. Its neighborhood is characterized by high-rise office towers, restaurants, apartment and condominium style residential buildings, entertainment venues and high-end retail outlets. Some economic drivers in the area include the Texas State Capitol Complex, two federal courthouses, University Medical Center at Brackenridge and numerous high-technology firms. The University of Texas at Austin is located adjacent to the northern boundary of the CBD.

According to the appraisal, new supply coming to the Austin market that is expected to be competitive with the Hyatt Regency Austin Property includes a proposed 1,048-room Fairmont (expected to be 75% competitive) with an estimated opening date of September 1, 2017 and a proposed 615-room Marriott (expected to be 100% competitive) with an estimated opening date of September 1, 2019. According to a third party market report, the CBD has achieved RevPAR growth each year from 2011 through October 2016. In 2015, supply in the CBD increased by 38.8%; however, RevPAR and ADR grew by 6.8% and 8.1%, respectively. From January to October 2016, supply in the CBD increased by 8.2% while RevPAR and ADR increased by 4.7% and 1.4%, respectively.

According to the appraisal, the Austin economy includes the technology industry, with numerous global technology firms, including Apple, Samsung, Google, IBM, Dell, and Facebook having a presence in the area. The city also benefits from a mix of tourist attractions throughout the year. South by Southwest is a music, film, and interactive festival, with over 85,000 registrants and artists attending in 2015. The Austin Film Festival and Austin City Limits Music Festival (“ACL”) both have a substantial impact on the Austin economy each year, with ACL attracting approximately 65,000 visitors to the city each year.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Hyatt Regency Austin

The following table presents certain information relating to the primary competitive properties to the Hyatt Regency Austin Property:

Property Competitive Summary(1)(2)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2016 Occupancy(3)	Estimated 2016 ADR(3)	Estimated 2016 RevPAR(3)
Hyatt Regency Austin	448	1982	33,080	35%	45%	20%	85.60%	$202.26	$173.13
Omni Austin Centre	392	1986	21,027	50%	35%	15%	75.0% - 80.0%	$220 - $230	$180 - $190
Sheraton Austin Hotel	363	1986	17,252	35%	45%	20%	80.0% - 85.0%	$180 - $190	$150 - $160
Radisson Hotel & Suites Austin Downtown	413	1965	9,420	35%	45%	20%	70.0% - 75.0%	$170 - $180	$125 - $130
Westin Austin Downtown	366	2015	13,971	35%	45%	20%	75.0% - 80.0%	$260 - $270	$200 - $210

Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Secondary competitors, as identified by the appraiser, include Embassy Suites Austin Downtown, DoubleTree by Hilton Guest Suites Austin, Hilton Austin Convention Center and JW Marriott Austin Downtown.

(3)	Estimated 2016 Occupancy, Estimated 2016 ADR and Estimated 2016 RevPAR are based on the appraisal’s estimated 2016 year-end figures.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hyatt Regency Austin Property.

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW per Room
Occupancy(1)(2)	78.0%	83.8%	76.8%	86.1%	86.1%
ADR(1)	$179.74	$194.52	$202.86	$203.28	$203.28
RevPAR(1)	$140.16	$163.05	$155.78	$174.92	$174.92

Rooms Revenue	$22,919,633	$26,661,600	$25,473,137	$28,681,916	$28,603,550	$63,847.21
Food & Beverage	$11,312,752	$13,208,244	$15,260,411	$17,012,313	$16,965,831	$37,870.16
Other Income	$878,429	$1,710,120	$1,595,256	$2,026,561	$2,021,024	$4,511.21
Total Revenue	$35,110,814	$41,579,964	$42,328,804	$47,720,790	$47,590,405	$106,228.58
Total Expenses	$24,865,531	$28,031,688	$29,977,125	$31,817,119	$31,983,161	$71,390.98
Net Op. Income	$10,245,283	$13,548,276	$12,351,679	$15,903,671	$15,607,244	$34,837.60
FF&E	$1,404,846	$1,663,042	$1,693,738	$1,908,832	$1,903,616	$4,249.14
Net Cash Flow	$8,840,437	$11,885,234	$10,657,941	$13,994,839	$13,703,628	$30,588.45

NOI DSCR(3)	1.80x	2.38x	2.17x	2.79x	2.74x
NCF DSCR(3)	1.55x	2.08x	1.87x	2.45x	2.40x
NOI Debt Yield(3)	9.9%	13.2%	12.0%	15.4%	15.2%
NCF Debt Yield(3)	8.6%	11.5%	10.3%	13.6%	13.3%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the Hyatt Regency Austin Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Hyatt Regency Austin Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Room renovations occurred at the Hyatt Regency Austin Property during 2015.
(3)	Debt service coverage ratios and debt yields shown are based on the Hyatt Regency Austin Whole Loan.

Escrows and Reserves. The Hyatt Regency Austin Whole Loan documents provide for upfront reserves in the amount of $376,870 for real estate taxes. The Hyatt Regency Austin Borrower is required to escrow monthly: 1/12th of the annual estimated real estate taxes, which currently equates to $188,435, and 1/12 of the annual estimated insurance premiums (unless the Hyatt Regency Austin Borrower maintains an acceptable blanket policy). The Hyatt Regency Austin Borrower is required to make monthly deposits into an escrow for furniture, fixtures and equipment (“FF&E”) equal to 1/12 of 4.00% of the gross operating income for the Hyatt Regency Austin Property, but only to the extent such deposits are not retained and disbursed by the Hyatt Manager under the Hyatt Management Agreement (as such terms are defined below).

Lockbox and Cash Management. All hotel revenue with respect to the Hyatt Regency Austin Property is collected by the Hyatt Corporation, the related manager and franchisor (the “Hyatt Manager”) and deposited in an account to which the Hyatt Manager has access (the “Hotel Operating Account”). The Hyatt Manager is required to pay all operating expenses (other than property taxes, insurance premiums and debt service) from the Hotel Operating Account pursuant to its management agreement with the Hyatt Regency Austin Borrower (the “Hyatt Management Agreement”). The Hyatt Manager is required to remit to the Hyatt Regency Austin Borrower, on a monthly basis, the amount by which the total funds then in the Hotel Operating Account exceeds the amount, as reasonably determined by the Hyatt Manager, then required to be maintained in the Hotel Operating Account (after withdrawal of the management fee and other amounts due to the Hyatt Manager) in order to carry on the uninterrupted operation of the Hyatt Regency Austin Property in accordance with the First-Class Hotel Standard (as defined in the Hyatt Management Agreement) and in order to enable the Hyatt Manager to perform its obligations thereunder. The Hyatt Regency Austin Borrower has directed the Hyatt Regency Manager to deposit into a lockbox account all funds so payable to the Hyatt Regency Austin Borrower under the Hyatt Management Agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Hyatt Regency Austin

The Hyatt Regency Austin Whole Loan has in place cash management. Funds in the lockbox account are required to be swept into the cash management account on each business day and applied to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Hyatt Regency Austin Whole Loan, to disburse the monthly operating expenses referenced in the approved annual budget and extraordinary operating expenses not referenced in the annual budget and approved by the lender, to pay debt service with respect to the Hyatt Regency Austin Mezzanine Loan (as defined below), and to pay any remaining funds on deposit in the cash management account (i) provided no Cash Sweep Event Period (as defined below) has occurred and is continuing, if (a) the lender under the Hyatt Regency Austin Whole Loan has received written notice from the mezzanine lender that an event of default under the Hyatt Regency Austin Mezzanine Loan exists (a “Mezz Default Notice”), to the mezzanine lender pursuant to the Mezz Default Notice or (b) if the lender under the Hyatt Regency Austin Whole Loan has not received a Mezz Default Notice, to the Hyatt Regency Austin Borrower or (ii) if a Cash Sweep Event Period has occurred and is continuing, to a lender controlled account to be held as additional collateral for the Hyatt Regency Austin Whole Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Hyatt Regency Austin Whole Loan and ending upon the cure of such event of default,

(ii) commencing if the aggregate debt service coverage ratio (based on the interest only constant) for the Hyatt Regency Austin Whole Loan and the Hyatt Regency Austin Mezzanine Loan is less than 1.30x for 12 consecutive calendar months and ending upon the date such aggregate debt service coverage ratio is equal to or greater than 1.50x for 12 consecutive calendar months, or

(iii) commencing upon the termination or cancellation of the Hyatt Management Agreement, or the Hyatt Management Agreement otherwise ceases to exist and ending upon the date on which a replacement management agreement (and, if applicable, a replacement franchise agreement) is in effect in accordance with the terms of the Hyatt Regency Austin Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Hyatt Regency Austin Property also secures the Hyatt Regency Austin Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $43,000,000. The Hyatt Regency Austin Serviced Pari Passu Companion Loan accrues interest at the same rate as the Hyatt Regency Austin Mortgage Loan. The Hyatt Regency Austin Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Hyatt Regency Austin Serviced Pari Passu Companion Loan. The holders of the Hyatt Regency Austin Mortgage Loan and the Hyatt Regency Austin Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Hyatt Regency Austin Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The “Hyatt Regency Austin Mezzanine Loan” refers to a loan in the original principal amount of $21,000,000 made to Austin Hotel Mezz Borrower, LLC, a Delaware limited liability company, by Morgan Stanley Mortgage Capital Holdings LLC, secured by 100% of the direct or indirect equity interest in the Hyatt Regency Austin Borrower and put in place simultaneously with the origination of the Hyatt Regency Austin Whole Loan. The Hyatt Regency Austin Mezzanine Loan and the Hyatt Regency Austin Whole Loan are subject to an intercreditor agreement between the Hyatt Regency Austin Whole Loan lender and the related mezzanine lender. The Hyatt Regency Austin Mezzanine Loan was transferred to CC6 Investments Ltd., a Blackrock Realty Advisors Inc. owned entity, on March 7, 2017.

The following table presents certain information relating to the Hyatt Regency Austin Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$21,000,000	11.30%	60	0	60	1.69x	12.6%	70.9%

Release of Property. Not permitted.

Terrorism Insurance. The Hyatt Regency Austin Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Hyatt Regency Austin Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Regency Austin Property and 12 months of business interruption insurance; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	SSTII Mindful Portfolio

Mortgage Loan No. 2 – SSTII Mindful Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	SSTII Mindful Portfolio

Mortgage Loan No. 2 – SSTII Mindful Portfolio

Boynton Beach
Delray Beach
Villages of Oriole
PALM BEACH COUNTY
Atlantic Ocean
Highland Beach
BOCA RATON

Jonathan Dickinson State Park
Jupiter Island
MARTIN COUNTY
Tequesta
Atlantic Ocean
Jupiter Farms
Jupiter
Juno Beach
PALM BEACH COUNTY
Loxahatchee Slough
Palm Beach Gardens

Jupiter
Palm Beach
Lake Worth
Delray Beach
Boca Raton
Pompano Beach
Fort Lauderdale
Miami
Cape Coral
Fort Myers
Naples

SSTII Mindful Portfolio

1	SSTII Mindful - Delray Beach	189 Linton Boulevard	Delray Beach, FL	33444
2	SSTII Mindful - Jupiter	2581 Jupiter Park Drive	Jupiter, FL	33458
3	SSTII Mindful - Lake Worth	8135 Lake Worth Road	Lake Worth, FL	33467
4	SSTII Mindful - Royal Palm Beach	10719 Southern Boulevard	Royal Palm Beach, FL	33411
5	SSTII Mindful - Pompano Beach	2320 Northeast 5th Avenue	Pompano Beach, FL	33064

Riviera Beach
Century Village
WEST PALM BEACH
Royal Palm Beach
Palm Beach
PALM BEACH COUNTY
Wellington
Palm Springs
Greenacres
Lake Worth
Lantana
Boynton Beach
Hypoluxo

Parkland
Coconut Creek
Deerfield Beach
Hillsboro Beach
Coral Springs
Lighthouse Point
BROWARD COUNTY
Pompano Beach
Margate
Atlantic Ocean
Lauderdale-by-the-Sea
FORT LAUDERDALE

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	SSTII Mindful Portfolio

Mortgage Loan No. 2 – SSTII Mindful Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Original Balance:	$52,000,000			Location:	Florida
Cut-off Date Balance:	$52,000,000			General Property Type:	Self Storage
% of Initial Pool Balance:	7.4%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Strategic Storage Trust II, Inc.			Year Built/Renovated:	Various
Mortgage Rate:	4.6500%			Size:	494,152 SF
Note Date:	4/11/2017			Cut-off Date Balance per SF:	$105
First Payment Date:	6/1/2017			Maturity Date Balance per SF:	$97
Maturity Date:	5/1/2027			Property Manager:	Strategic Storage Property Management II, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$4,623,794
Seasoning:	0 months			UW NOI Debt Yield:	8.9%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity:	9.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.85x (IO) 1.41x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(2):	$5,352,100 (2/28/2017 T-9 Ann.)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	$5,595,470 (12/31/2016 T-10 Ann.)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,348,935 (12/31/2015)
Reserves(1)				Most Recent Occupancy:	93.4% (3/28/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.8% (12/31/2016)
RE Tax:	$481,695	$68,814	N/A	3rd Most Recent Occupancy:	97.4% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(3):	$95,900,000 (3/6/2017)
Recurring Replacements:	$7,827	$7,827	N/A	Cut-off Date LTV Ratio(3):	54.2%
Deferred Maintenance:	$25,000	$0	N/A	Maturity Date LTV Ratio(3):	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$52,000,000	100.0%	Loan Payoff:	$47,111,224	90.6%
			Reserves:	$514,522	1.0%
			Closing Costs:	$449,517	0.9%
			Return of Equity:	$3,924,737	7.5%
Total Sources:	$52,000,000	100.0%	Total Uses:	$52,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Most Recent NOI is based on the trailing-nine months from June 2016 through February 2017, to reflect the period when the SSTII Mindful Portfolio Borrower owned the SSTII Mindful Portfolio. 2nd Most Recent NOI is based on the 2016 period excluding the months of April and May 2016, since the SSTII Mindful Portfolio Borrower purchased the SSTII Mindful Portfolio in June 2016 and the statements for April and May 2016 were not provided by the seller.

(3)	The appraised value represents the “portfolio value” conclusion. The sum of the values on a stand-alone basis is $90,800,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 57.3% and 52.6%, respectively. Partial collateral releases are permitted within the terms of the SSTII Mindful Portfolio Mortgage Loan. See “Release of Property” below for further discussion of permitted partial collateral releases.

The Mortgage Loan. The second largest mortgage loan (the “SSTII Mindful Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $52,000,000, which is secured by first priority fee mortgages encumbering five self storage properties located in various cities throughout south Florida (collectively, the “SSTII Mindful Portfolio”). The proceeds of the SSTII Mindful Portfolio Mortgage Loan were used to refinance existing debt secured by the SSTII Mindful Portfolio in the amount of $47,111,224, fund reserves, pay closing costs and return equity to the SSTII Mindful Portfolio Borrower (as defined below).

The Borrower and the Sponsor. The borrowers are SST II 189 W Linton Blvd, LLC, SST II 2581 Jupiter Park Dr, LLC, SST II 10719 Southern Blvd, LLC, SST II 2320 NE 5th Ave, LLC, and SST II 8135 Lake Worth Rd, LLC (collectively, the “SSTII Mindful Portfolio Borrower”), five recycled single-purpose Delaware limited liability companies, each with two independent directors. The SSTII Mindful Portfolio Borrower is 99.9% owned by Strategic Storage Trust II, Inc. (“SST II”), the sponsor and nonrecourse carve-out guarantor. Founded in January 2013, SST II is a public non-traded REIT focused on stabilized income-producing self storage facilities located in primary and secondary markets across the United States and Toronto, Canada. As of April 2017, SST II’s aggregate portfolio includes 83 properties and two parcels of land totaling 51,330 units comprised of approximately 6.0 million SF, valued at approximately $839.5 million.

The Properties. The SSTII Mindful Portfolio is comprised of five cross-collateralized self storage facilities located in south Florida within the Miami-Fort Lauderdale-Pompano Beach, FL metropolitan statistical area (“MSA”) with a total of 3,955 units and 306 parking spaces totaling approximately 494,152 SF, excluding space associated with the 306 parking spaces. All facilities contain a leasing office and on-site management. The SSTII Mindful Portfolio was constructed between 1979 and 2001 and, as of March 28, 2017, was 93.4% occupied. Extra Space Management, Inc. manages the SSTII Mindful Portfolio through a sub-management agreement with the property manager, Strategic Storage Property Management II, LLC, an affiliate of the SSTII

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	SSTII Mindful Portfolio

Mindful Portfolio Borrower. The SSTII Mindful Portfolio Borrower purchased the SSTII Mindful Portfolio at the beginning of June 2016. The SSTII Mindful Portfolio Borrower has a cost basis of approximately $123.4 million and approximately $71.4 million in hard equity in the SSTII Mindful Portfolio.

The five properties within the SSTII Mindful Portfolio are described below:

SSTII Mindful - Delray Beach. The SSTII Mindful - Delray Beach property is a four-building, 121,857 SF, 869-unit self storage facility located in Delray Beach, Florida, approximately 20 miles south of West Palm Beach and approximately 27 miles north of Fort Lauderdale. Situated on a 6.97-acre site, the property was originally constructed in 1980 and contains an office and apartment for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 578 climate controlled units (66.5% of total units) and 35 RV parking spaces. The property was 94.7% occupied as of March 28, 2017. The area surrounding the property consists primarily of a mixture of flex industrial and distribution warehouses, as well as a smaller concentration of retail, office, and residential properties. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained 13,624, 71,049 and 153,081 people, respectively, with an estimated median household income of $47,420, $52,366 and $50,080, respectively, as of 2016.

SSTII Mindful - Jupiter. The SSTII Mindful - Jupiter property is a six-building, 87,534 SF self storage facility containing 787 units, inclusive of 38 office units containing 30,600 SF. The property is located in Jupiter, Florida, approximately 21 miles northwest of West Palm Beach. Situated on a 6.70-acre site, the property was originally constructed in 1992 and contains an office and apartment for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 293 climate controlled units (37.2% of total units) and 28 RV parking spaces. The property was 94.7% occupied as of March 28, 2017. The property is located within a business/industrial park and the area surrounding the property consists of a mix of retail, office, and single and multifamily developments. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained 9,153, 58,664 and 104,365 people, respectively, with an estimated median household income of $44,681, $70,280 and $74,345, respectively, as of 2016.

SSTII Mindful - Lake Worth. The SSTII Mindful - Lake Worth property is a 14-building, 78,351 SF self storage facility containing 667 units, inclusive of one, 1,650-SF retail space. The property is located in Lake Worth, Florida, approximately 14 miles southwest of West Palm Beach. Situated on a 12.51-acre site, the property was originally constructed in 1998 and contains an office and apartment for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 355 climate controlled units (53.2% of total units) and 161 RV parking spaces. The property was 90.6% occupied as of March 28, 2017. The area surrounding the property is primarily residential with commercial uses situated along the main thoroughfares. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained 6,847, 91,850 and 244,644 people, respectively, with an estimated median household income of $54,704, $52,314 and $53,276, respectively, as of 2016.

SSTII Mindful - Royal Palm Beach. The SSTII Mindful - Royal Palm Beach property is a 10-building, 92,289 SF self storage facility containing 773 units, inclusive of one, 350-SF office space. The property is located in Royal Palm Beach, Florida, approximately 10 miles southwest of the West Palm Beach central business district. Situated on a 13.29-acre site, the property was originally constructed in 2001 and contains an office for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 483 climate controlled units (62.5% of total units) and 76 RV parking spaces. The property was 93.5% occupied as of March 28, 2017. The area surrounding the property consists primarily of retail, commercial, and industrial uses, with single and multifamily developments along secondary roadways. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained 9,032, 74,485 and 159,407 people, respectively, with an estimated median household income of $67,003, $67,967 and $66,116, respectively, as of 2016.

SSTII Mindful - Pompano Beach. The SSTII Mindful - Pompano Beach property is a 114,121 SF, 859-unit self storage facility consisting of three, two-story buildings located in Pompano Beach, Florida, approximately 10 miles north of downtown Fort Lauderdale. Situated on a 2.94-acre site, the property was originally constructed in 1979 and contains an office and apartment for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 471 climate controlled units (54.8% of total units) and six RV parking spaces. The property was 92.6% occupied as of March 28, 2017. The area surrounding the property consists primarily of office, flex and industrial properties, with residential uses along secondary roadways. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained 13,873, 117,397 and 259,421 people, respectively, with an estimated median household income of $36,356, $41,383 and $43,979, respectively, as of 2016.

The following tables present certain information relating to the SSTII Mindful Portfolio:

Property Summary
Property Name	Year Built	% of Cut- off Date ALA	Units(1)(2)	Climate Controlled Units(1)	Parking Spaces	GLA (SF)(1)(2)	Total SF Occ.(1)	% of UW NOI	Appraised Value(3)	% of Combined Appraised Value(3)
SSTII Mindful - Delray Beach	1980	22.8%	869	578	35	121,857	94.7%	24.1%	$20,700,000	22.8%
SSTII Mindful - Jupiter	1992	22.2%	787	293	28	87,534	94.7%	22.2%	$20,200,000	22.2%
SSTII Mindful - Lake Worth	1998	19.8%	667	355	161	78,351	90.6%	18.5%	$18,000,000	19.8%
SSTII Mindful - Royal Palm Beach	2001	18.6%	773	483	76	92,289	93.5%	17.7%	$16,900,000	18.6%
SSTII Mindful - Pompano Beach	1979	16.5%	859	471	6	114,121	92.6%	17.6%	$15,000,000	16.5%
Total		100.0%	3,955	2,180	306	494,152	93.4%	100.0%	$95,900,000	100.0%

(1)	Information based on the underwritten rent roll.

(2)	Units and GLA (SF) include retail and office space and exclude parking spaces.

(3)	The Total Appraised Value represents the “portfolio value” conclusion. The sum of the values on a stand-alone basis is $90,800,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 57.3% and 52.6%, respectively. % of Combined Appraised Value for each individual property is based on the appraised value on a standalone basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	SSTII Mindful Portfolio

The Market. As of 2016, per a third party self storage market research report, the U.S. self storage market contained approximately 41,879 facilities with nearly 2.2 billion SF. It is estimated that Extra Space Storage, an affiliate of the sub-manager of the SSTII Mindful Portfolio, is the second largest market participant behind Public Storage. Public Storage operates approximately 151.0 million SF and Extra Space Storage operates approximately 106.3 million SF, while the next largest operators are CubeSmart with approximately 50.5 million SF and U-Haul International with approximately 49.5 million SF. The self storage industry in the United States has experienced steadily increasing performance in recent years, with overall occupancy increasing each year since 2011. In general, self storage customers fall into one of four main categories of renters as follows: residential (70%), commercial (18%), military (6%), and student (6%).

The SSTII Mindful Portfolio is located within the Miami-Fort Lauderdale-Pompano Beach, FL MSA, also known as the South Florida region. South Florida has a population of approximately 6.0 million, making it the eighth most populous metropolitan statistical area in the nation. The regional economy is known for and largely dependent on its tourism, strong international ties, and population growth, as well as its popularity as a retirement destination. The SSTII Mindful - Pompano Beach property is located within Broward County, while the remaining four properties are located within Palm Beach County. South Florida is comprised of Broward County, Palm Beach County, and Miami-Dade County, which are the three most populous counties in the state of Florida and account for roughly 30.0% of the state’s population.

The SSTII Mindful - Delray Beach property’s three-mile trade area contains 4,432 units totaling 534,561 SF with average occupancy of 94.0% and no new self storage facilities currently under construction. The SSTII Mindful - Jupiter property’s three-mile trade area contains 4,070 units totaling 339,431 SF with average occupancy of 92.0% and no new self storage facilities currently under construction. The SSTII Mindful - Lake Worth property’s three-mile trade area contains 3,975 units totaling 319,904 SF with average occupancy of 95.0% and no new self storage facilities currently under construction. The SSTII Mindful - Royal Palm Beach property’s three-mile trade area contains 4,416 units totaling 507,402 SF with average occupancy of 96.0% and no new self storage facilities currently under construction. The SSTII Mindful - Pompano Beach property’s three-mile trade area contains 13,537 units totaling 1,309,513 SF with average occupancy of 90.0% and three new self storage facilities totaling approximately 185,339 SF currently under construction.

The following table presents certain information related to the demographic profile of the SSTII Mindful Portfolio:

Portfolio Demographic Profile(1)
	2016 Population Demographics			2016-2021 Projected Population Growth %			2016 Household Income
	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles
Wtd. Avg.	10,472	80,713	179,139	1.22%	1.35%	1.26%	$50,072	$57,430	$58,089
Median	9,153	74,485	159,407	1.17%	1.29%	1.23%	$47,420	$52,366	$53,276

(1)	Source: A third party market research report.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the SSTII Mindful Portfolio:

Cash Flow Analysis
	2013	2014	2015	2016 T10 Ann.(1)	2/28/2017 T9 Ann.(1)	UW	UW PSF
Base Rent	$7,314,226	$7,623,062	$7,920,446	$8,109,656	$8,068,351	$8,034,398	$16.26
Total Recoveries	$0	$0	$0	$0	$0	$0	$0.00
Other Income(2)	$474,707	$492,379	$547,242	$282,374	$205,005	$712,243	$1.44
Less Discounts Concessions	($245,857)	($214,572)	($168,233)	($186,812)	($217,508)	($217,507)	($0.44)
Less Vacancy & Credit Loss	($540,676)	($496,096)	($322,105)	($70,501)	$0	($584,326)	($1.18)
Effective Gross Income	$7,002,400	$7,404,773	$7,977,350	$8,134,717	$8,055,848	$7,944,809	$16.08
Total Operating Expenses	$2,383,034	$2,423,656	$2,628,415	$2,539,247	$2,703,748	$3,321,015	$6.72
Net Operating Income	$4,619,366	$4,981,117	$5,348,935	$5,595,470	$5,352,100	$4,623,794	$9.36
Capital Expenditures	$71,684	$74,674	$74,605	$0	$0	$93,924	$0.19
Net Cash Flow	$4,547,682	$4,906,443	$5,274,330	$5,595,470	$5,352,100	$4,529,870	$9.17

Occupancy %	93.5%	93.4%	97.4%	94.8%	93.4%(3)	92.7%
NOI DSCR	1.44x	1.55x	1.66x	1.74x	1.66x	1.44x
NOI DSCR (IO)	1.88x	2.03x	2.18x	2.28x	2.18x	1.89x
NCF DSCR	1.41x	1.52x	1.64x	1.74x	1.66x	1.41x
NCF DSCR (IO)	1.85x	2.00x	2.15x	2.28x	2.18x	1.85x
NOI Debt Yield	8.9%	9.6%	10.3%	10.8%	10.3%	8.9%
NCF Debt Yield	8.7%	9.4%	10.1%	10.8%	10.3%	8.7%

(1)	The 2016 T10 Ann. is based on the 2016 period excluding the months of April and May 2016, since the SSTII Mindful Portfolio Borrower purchased the SSTII Mindful Portfolio in June 2016 and the statements for April and May 2016 were not provided by the seller. The 2/28/2017 T9 Ann. is based on the trailing-nine months from June 2016 through February 2017, to reflect the period when the SSTII Mindful Portfolio Borrower owned the SSTII Mindful Portfolio.

(2)	Other Income is comprised of late fees, administration fees, merchandise sales and miscellaneous fees, and with regard to UW Other Income, parking income.

(3)	Occupancy % as of March 28, 2017, based on SF and excluding parking spaces.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	SSTII Mindful Portfolio

Escrows and Reserves. The SSTII Mindful Portfolio Borrower deposited $481,695 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12th of the annual estimated tax payments, which currently equates to $68,814. The SSTII Mindful Portfolio Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the SSTII Mindful Portfolio Borrower maintains insurance under an acceptable blanket insurance policy, among other conditions in the related loan documents). The SSTII Mindful Portfolio Borrower deposited $25,000 in escrow at loan origination for deferred maintenance at the SSTII Mindful - Royal Palm Beach property as set forth in the related loan documents. The SSTII Mindful Portfolio Borrower deposited $7,827 in escrow at loan origination for replacement reserves and is required to make monthly deposits of $7,827 for replacement reserves.

Lockbox and Cash Management. The SSTII Mindful Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Following the commencement of a Cash Sweep Period (defined below) and during the continuance of a Cash Sweep Period, the SSTII Mindful Portfolio Borrower is required to cause all revenues to be deposited into a lockbox account controlled by the lender on a weekly basis. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget, and in connection with a Cash Sweep Period triggered by clause (iii) below, all excess cash is required to be held by the lender as additional security for the SSTII Mindful Portfolio Mortgage Loan.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the SSTII Mindful Portfolio Mortgage Loan and continue until such event of default is cured,

(ii)	commence upon the occurrence of any bankruptcy action of the SSTII Mindful Portfolio Borrower, or

(iii)	commence upon the date that the debt service coverage ratio for the SSTII Mindful Portfolio Mortgage Loan for the immediately preceding three-month period is less than 1.00x (and continue until such time as the debt service coverage ratio for the immediately preceding three-month period is 1.05x or greater for two consecutive quarters).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after the lockout period and prior to the open prepayment period, the SSTII Mindful Portfolio Borrower may obtain the release of a property included in the SSTII Mindful Portfolio, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the SSTII Mindful Portfolio Borrower defeases a portion of the SSTII Mindful Portfolio Mortgage Loan equal to the greater of (a) 125% of the allocated loan amount of the property being released or (b) 80% of the net proceeds from the sale of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 1.41x, (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 8.7%, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 57.3%.

Terrorism Insurance. The SSTII Mindful Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pentagon Center

Mortgage Loan No. 3 – Pentagon Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pentagon Center

Mortgage Loan No. 3 – Pentagon Center

Pentagon Center
2521 South Clark Street & 2530 Crystal Drive
Arlington, VA 22202
WASHINGTON D.C.
ARLINGTON
Crystal City
VIRGINIA
ALEXANDRIA
DIST. OF COLUMBIA
Potomac River
Reagan National Airport
Rosslyn
Foggy Bottom
Fort Myer
ARLINGTON NATIONAL CEMETERY
The Pentagon
ARLINGTON COUNTY
Southwest/ Waterfront
Fort McNair
Anacostia River
Washington Channel
East Potomac Park Golf Course
Anacostia Naval Station
Army Navy Country Club
Fort Scott Park
Four Mile Run Park
Rosemont
Del Ray
Eugene Simpson Stadium Park
Forest Park
Northeast Alexandria
THE NATIONAL MALL
Tidal Basin
Dulles Intl. Airport 26 miles

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pentagon Center

Mortgage Loan No. 3 – Pentagon Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	Arlington, VA 22202
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Office
% of Initial Pool Balance:	7.1%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	DC REIT Pentagon LLC			Year Built/Renovated:	1970, 1971/2002
Mortgage Rate:	4.3260%			Size:	911,818 SF
Note Date:	2/21/2017			Cut-off Date Balance per SF(1):	$230
First Payment Date:	3/6/2017			Maturity Date Balance per SF(1):	$230
Maturity Date:	3/6/2027			Property Manager:	LCPC Pentagon Property Manager LLC and LAZ Parking Mid-Atlantic, LLC (borrower affiliated)
Original Term to Maturity:	121 months
Original Amortization Term:	0 months
IO Period:	121 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$25,413,431
Prepayment Provisions(2):	LO (27); DEF (89); O (5)			UW NOI Debt Yield(1):	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.1%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	2.75x
Additional Debt Balance(3):	160,000,000			Most Recent NOI):	$25,674,656 (9/30/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$25,517,267 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$23,862,555 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (1/13/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2014)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$379,800,000 (12/22/2016)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	55.3%
Other:	$16,959,724	Springing	N/A	Maturity Date LTV Ratio(1):	55.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$210,000,000	52.9%	Purchase Price:	$379,500,000	95.7%
Borrower Equity:	$186,684,633	47.1%	Reserves:	$16,959,724	4.3%
			Closing Costs:	$224,909	0.1%
Total Sources:	$396,684,633	100.0%	Total Uses:	$396,684,633	100.0%

(1)	The Pentagon Center Mortgage Loan is part of the Pentagon Center Whole Loan, which is comprised of six pari passu notes with an aggregate principal balance of $210,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Pentagon Center Whole Loan.

(2)	Defeasance of the Pentagon Center Whole Loan is permitted at any time after the earlier of (i) February 21, 2020, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Pentagon Center Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in May 2017.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “Pentagon Center Mortgage Loan”) is part of a whole loan (the “Pentagon Center Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $210,000,000, all of which are secured by a first priority fee mortgage encumbering an office property located in Arlington, Virginia (the “Pentagon Center Property”). The Pentagon Center Whole Loan was co-originated by Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A. Promissory Note A-3 in the original principal amount of $50,000,000 represents the Pentagon Center Mortgage Loan and will be included in the MSBAM 2017-C33 securitization trust. Promissory Note A-4 in the original principal amount of $20,000,000, Promissory Note A-5 in the original principal amount of $20,000,000 and Promissory Note A-6 in the original principal amount of $15,000,000 were included in the BANK 2017-BNK4 securitization trust. Promissory Note A-1 in the original principal amount of $25,000,000 has been contributed to the GSMS 2017-GS5 securitization trust and the controlling Promissory Note A-2 in the original principal amount of $80,000,000 is currently being held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions. Promissory Notes A-1, A-2, A-4, A-5 and A-6, in the aggregate original principal amount of $160,000,000, collectively represent the companion loans (the “Pentagon Center Non-Serviced Pari Passu Companion Loans”). The Pentagon Center Whole Loan is currently being serviced pursuant to the pooling and servicing agreement for the GSMS 2017-GS5 securitization trust and from and after the securitization of the Pentagon Center Non-Serviced Pari Passu Companion Loan represented by Promissory Note A-2, will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which such promissory note is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pentagon Center

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$25,000,000	GSMS 2017-GS5	No
A-2	$80,000,000	Goldman Sachs Mortgage Company	Yes
A-3	$50,000,000	MSBAM 2017-C33	No
A-4	$20,000,000	BANK 2017-BNK4	No
A-5	$20,000,000	BANK 2017-BNK4	No
A-6	$15,000,000	BANK 2017-BNK4	No
Total	$210,000,000

The proceeds of the Pentagon Center Whole Loan together with $186,684,633 of borrower equity were used to acquire the Pentagon Center Property, fund $16,959,724 of reserves and pay closing costs. The Pentagon Center Property was previously securitized in the MSC 2007-IQ14, BSCMS 2007-PW16, WBCMT 2007-C32, WBCMT 2007-C31, BACM 2007-2 and MSC 2007-HQ12 transactions. The Pentagon Center Property was previously financed as part of a 20-property office portfolio financing which was modified and extended in December 2010 by the previous lender. See “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Borrower and the Sponsor. The borrower is LCPC Pentagon Property LLC (the “Pentagon Center Borrower”), a newly formed single-purpose Delaware limited liability company with two independent directors. Other than the Pentagon Center Borrower, no person or entity guarantees the non-recourse carveouts with respect to the Pentagon Center Whole Loan.

The Pentagon Center Borrower is indirectly wholly-owned by a joint venture between and among affiliates of Beacon Capital Partners, LLC (“Beacon”), affiliates of GIC (Realty) Private Limited (“GIC”), and Korea Investment Corporation, a corporation organized under the laws of the Republic of Korea (“KIC”). Affiliates of Beacon indirectly own an approximately 2.5% interest in the Pentagon Center Borrower, affiliates of GIC indirectly own an approximately 48.75% interest in the Pentagon Center Borrower, and KIC indirectly owns an approximately 48.75% interest in the Pentagon Center Borrower. GIC is a global investment firm with over $100 billion of assets under management in more than 40 countries worldwide. KIC is a global investment firm with over $91.8 billion of assets under management in more than 50 countries worldwide.

The sponsor is DC REIT Pentagon LLC, the owner of the Pentagon Center Borrower.

The Property. The Pentagon Center Property consists of the fee interest in two office buildings (the “Polk Building” and the “Taylor Building”) on approximately four acres in the Crystal City submarket of Arlington, Virginia. The Polk Building was built in 1970 and the Taylor Building was built in 1971, and both buildings were most recently renovated in 2002. The Polk Building is 12 stories tall and is LEED Gold certified. The Taylor Building is 13 stories tall and is LEED Silver certified.

The Pentagon Center Property is located approximately one mile south of the Pentagon with a free shuttle option for employees operated by the Department of Defense (“DoD”) that runs every 15 minutes during the work day and stops throughout Crystal City. The Pentagon Center Property is three blocks from the Crystal City Metro Station via underground walkway, providing access to downtown Washington, DC and suburban Virginia and Maryland via the Blue and Yellow lines, and is four blocks from the Virginia Railway Express (VRE), which provides a direct commute for employees traveling from the suburbs. Additionally, the Pentagon Center Property is located directly off of US Route 1 (Jefferson Davis Highway) and adjacent to the Ronald Reagan Washington National Airport.

An affiliate of a fund sponsored by Beacon acquired the Pentagon Center Property in 2007 and has since managed the Pentagon Center Property. The Pentagon Center Borrower utilized the proceeds of the Pentagon Center Whole Loan to acquire the Pentagon Center Property from an affiliate of Beacon. An affiliate of Beacon retained an equity interest in the Pentagon Center Borrower and is expected to continue to manage the Pentagon Center Property. See “The Borrower and the Sponsor” above.

Major Tenants.

The Pentagon Center Property is 100.0% leased to the United States General Services Administration (“GSA”) on behalf of the DoD. The GSA has leased the property since 1993, and the DoD has been the sole occupant since 2003. The Pentagon Center Property is a Level IV secure office facility with a securable underground parking garage and dark fiber access to the Pentagon and DoD network, a key infrastructure requirement that is estimated to cost approximately $200 PSF to replicate. Approximately 5,500 employees working for several DoD agencies are based at the Pentagon Center Property, and employees are able to move freely between buildings once entering through security at either entrance. The two buildings are connected and share amenities, including a fitness center, and an on-site deli, as well as Potomac River views.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pentagon Center

The following table presents certain information relating to the leases at the Pentagon Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenant(2)
GSA (DoD) Pentagon II (Taylor)(3)	AAA/Aaa/AA+	558,187	61.2%	$20,740,439	60.5%	$37.16	4/30/2023(4)
GSA (DoD) Pentagon I (Polk)(3)	AAA/Aaa/AA+	353,631	38.8%	$13,526,386	39.5%	$38.25	9/14/2025
Subtotal/Wtd. Avg.		911,818	100.0%	$34,266,825	100.0%	$37.58
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		911,818	100.0%	$34,266,825	100.0%	$37.58

(1)	The ratings are those of the United States.

(2)	If the Pentagon Center Property is transferred, the GSA and the transferee must enter into a novation agreement. The obligation of the GSA to pay rent to the transferee is suspended until the transferee has followed certain government transfer procedures, and the United States has determined that recognizing the transferee is in its interest (which determination is required to be prompt and not unreasonably withheld). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

(3)	GSA leases the space on behalf of the DoD.

(4)	The initial lease term expires in 2018; however, the tenant executed an early renewal extending its term to 2023. GSA (DoD) Pentagon II (Taylor) has one 5-year renewal option in May 2023 with base rent increasing to $41.66 PSF, which has been pre-approved by Congress.

The following table presents certain information relating to the lease rollover schedule at the Pentagon Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	1	558,187	61.2%	61.2%	$20,740,439	$37.16	60.5%	60.5%
2024	0	0	0.0%	61.2%	$0	$0.00	0.0%	60.5%
2025	1	353,631	38.8%	100.0%	$13,526,386	$38.25	39.5%	100.0%
2026	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2027	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	2	911,818	100.0%		$34,266,825	$37.58	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Pentagon Center Property is located in the Crystal City sub-market of Arlington, Virginia, one mile south of the Pentagon. According to a third party report, for the third quarter of 2016, vacancy in the 10.8 million-SF Crystal City submarket was 17.5%, up 10 basis points from the quarter prior and down 60 basis points over 12 months. Average asking rents were $40.24 PSF as of the same period. According to the appraisal, as Base Realignment and Closures began to occur, vacancy within the Jefferson Davis Corridor office submarket increased from 7.6% in 2010 to a high of 23.3% in 2013, which was down to 19.0% as of the third quarter of 2016. Since 1997, only three projects have been delivered in the Crystal City submarket, totaling approximately 1.3 million SF, and no further new projects are planned.

Since 2014, there has been an increase in government spending, including specifically in the District of Columbia region, which has driven job growth in the surrounding Washington, DC market. The DoD accounts for $578 billion of the overall 2016 national $1.15 trillion budget, a $24 billion increase from their 2015 budget. Crystal City offers an affordable and Metro-accessible location for government agencies, contractors and nonprofits. Crystal City is more affordable than other core Northern Virginia and Washington, DC submarkets, offering a 5% discount to Rosslyn rents and a 25% discount to Washington, DC rents. 18 tenants have signed leases to relocate from Washington, DC to Crystal City since 2013.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pentagon Center

The following table presents information relating to comparable office property sales for the Pentagon Center Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	Total GLA (SF)	Total Occupancy	Sale Price	Sales Price PSF	OAR
Confidential	Oct-2016	1992	605,897	100.0%	$375,000,000	$618.92	5.5%
4001 North Fairfax Drive Arlington, VA(1)	Aug-2016	1989	182,304	95.0%	$72,665,000	$398.59	6.1%
Tysons Overlook (LMI Condominium) McLean, VA	Dec-2015	2014	157,021	100.0%	$92,500,000	$589.09	5.9%
Suffolk Building Falls Church, VA	Mar-2015	1964 / 2003	258,248	100.0%	$96,712,497	$374.49	6.9%
3 White Flint North (NRC HQ) North Bethesda, MD	Feb-2014	2012	358,440	100.0%	$195,000,000	$544.02	6.3%

Source: Appraisal.

(1)	The sale price for 4001 North Fairfax Drive reflects the adjusted sale price. The actual sale price was $62,300,000.

The following table presents certain information relating to comparable leases for the Pentagon Center Property:

Comparable Lease Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Reimbursements
Two Potomac Yard - North Tower 2733 Crystal Drive, Arlington, VA	2006/NAP	310,741	MWAA	Mar-2017 / 11.0 Yrs	74,248	$38.18	Full Service
One Potomac Yard 2777 Crystal Drive, Arlington, VA	2006/NAP	315,231	GSA - EPA	Mar-2016 / 5.1 Yrs	326,057	$37.00	Full Service
Crystal Gateway 3 1215 South Clark Street, Arlington, VA	1983/NAP	352,700	GSA - U.S. Marshalls	Jun-2016 / 15.0 Yrs	332,970	$32.00	Full Service
TSA Buildings 601 & 701 South 12th Street, Arlington, VA	1983/NAP	550,806	GSA - TSA	Apr-2016 / 5.0 Yrs	545,747	$38.85	Full Service
Presidential Tower 2511 Jefferson Davis Highway, Arlington, VA	1968/2014	339,221	Cherokee Nation Prop. Man. (Spec)	Sep-2016 / 5.4 Yrs	5,973	$34.00	Full Service

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pentagon Center Property:

Cash Flow Analysis
	2013	2014	2015	9/30/2016 TTM	UW(1)	UW PSF
Base Rent	$30,518,317	$31,397,149	$33,528,046	$34,251,362	$34,266,825	$37.58
Contractual Rent Steps(2)	$0	$0	$0	$0	$874,264	$0.96
Total Reimbursement Revenue	($1,194,178)	$314,589	$723,098	$584,798	$633,821	$0.70
Parking Income	$1,352,704	$1,401,403	$1,466,590	$1,465,079	$1,620,117	$1.78
Tenant Service Income	$1,704,791	$1,046,401	$1,012,019	$3,802,353	$870,726	$0.95
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,913,288)(3)	($2.10)
Effective Gross Income	$32,381,634	$34,159,542	$36,729,753	$40,103,592	$36,352,465	$39.87
Total Operating Expenses	$10,817,524	$10,296,987	$11,212,486	$14,428,936	$10,939,034	$12.00
Net Operating Income	$21,564,110	$23,862,555	$25,517,267	$25,674,656	$25,413,431	$27.87
TI/LC	$0	$0	$0	$0	$0	$0.00
Capital Expenditures	$0	$0	$0	$0	$59,084	$0.06
Net Cash Flow	$21,564,110	$23,862,555	$25,517,267	$25,674,656	$25,354,347	$27.81

Occupancy %	100.0%	100.0%	100.0%	100.0%(3)	95.0%(3)
NOI DSCR(4)	2.34x	2.59x	2.77x	2.79x	2.76x
NCF DSCR(4)	2.34x	2.59x	2.77x	2.79x	2.75x
NOI DY(4)	10.3%	11.4%	12.2%	12.2%	12.1%
NCF DY(4)	10.3%	11.4%	12.2%	12.2%	12.1%

(1)	UW Base Rent reflects contractual rents as of January 13, 2017.

(2)	Based on net present value of future contractual rent steps for the GSA tenants through the end of their lease terms, using a discount rate of 7.0%, which includes executed renewal for GSA (DoD) Pentagon II (Taylor) through 2023.

(3)	The underwritten economic vacancy is 5.0%. As of January 13, 2017, the Pentagon Center Property was 100.0% physically occupied.

(4)	The debt service coverage ratios and debt yields are based on the Pentagon Center Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pentagon Center

Escrows and Reserves. On the origination date, the Pentagon Center Borrower funded an unfunded obligations account in the amount of $16,959,724 in connection with approximately $13,409,488 of tenant improvements and approximately $3,550,236 of free rent at the Polk Building.

On each due date during the continuance of a Pentagon Center Trigger Period (as defined below), the Pentagon Center Borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the Pentagon Center Borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the Pentagon Center Borrower provides evidence of renewals of such policies and payment of related premiums, (ii) a capital expenditure reserve in an amount equal to $18,996 and (iii) a tenant improvements and leasing commissions reserve in an amount equal to $151,970.

In addition, the Pentagon Center Borrower is required to deposit into the unfunded obligations account $1,800,000 within five business days following the date on which the tenant under the Government 2025 Lease (as defined below) notifies the Pentagon Center Borrower that it wishes for the Pentagon Center Borrower to commence the tenant improvements set forth in such lease.

In addition, on each due date during the continuance of a Pentagon Center Trigger Period, the related loan documents require an excess cash flow reserve (see “Lockbox and Cash Management” section below).

Lockbox and Cash Management. The Pentagon Center Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the Pentagon Center Borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Pentagon Center Property and all other money received by the Pentagon Center Borrower or the property manager with respect to the Pentagon Center Property (other than tenant termination fees and tenant security deposits) be deposited into such lockbox account by the end of the second business day following receipt (provided that cash receipts from the parking garage may be first deposited into a local bank account owned by the Pentagon Center Borrower so long as they are deposited into the lockbox account by the end of such second business day). At the end of each business day, all funds in the lockbox account are required to be swept into (a) if no Pentagon Center Trigger Period or event of default under the Pentagon Center Whole Loan is continuing, the Pentagon Center Borrower’s operating account, or (b) during the continuance of a Pentagon Center Trigger Period or event of default under the Pentagon Center Whole Loan, the cash management account. Upon termination of a Pentagon Center Trigger Period, so long as no event of default is continuing under the Pentagon Center Whole Loan, all funds in the cash management account (other than any funds required to be held in reserve by the lender) are required to be transferred into a borrower-controlled operating account.

On each due date during the continuance of a Pentagon Center Trigger Period or, at the lender’s discretion, during an event of default under the Pentagon Center Whole Loan, the related loan documents require that all amounts on deposit in the cash management account be used to fund the required reserves deposits described above under “Escrows and Reserves,” to pay debt service on the Pentagon Center Whole Loan, and to disburse monthly operating expenses in an amount equal to the greater of (x) budgeted monthly operating expenses as set forth in the annual budget and (y) actual operating expenses (but not in excess of 105% of budgeted operating expenses unless consented to by the lender or for non-discretionary or emergency items), and that all remaining amounts be reserved in (i) an excess cash flow reserve account with respect to a Pentagon Center Trigger Period other than a Government 2023 Lease Trigger Period or a Government 2025 Lease Trigger Period, and (ii) a government tenant leasing reserve with respect to a Government 2023 Lease Trigger Period or a Government 2025 Lease Trigger Period.

A “Government 2023 Lease Trigger Period” means, unless the Pentagon Center Borrower has entered into qualifying replacement leases and/or a lease renewal acceptable to the lender of at least 458,000 SF at the Pentagon Center Property (each, a “Government 2023 Re-Leasing Condition”), the period commencing on the date that is 30 months prior to the termination of the government lease that expires in 2023 (the “Government 2023 Lease”), whether at its scheduled expiration in 2023 or upon such earlier termination as may be agreed to by the parties to such lease, and ending on the earlier to occur of (i) the date on which the sum of (x) the aggregate amount deposited into the government tenant leasing reserve account without taking into account amounts previously disbursed from such account (but excluding (a) all amounts deposited in and disbursed from a subaccount to be established for free rent under any qualifying replacement or renewal leases and (b) all amounts deposited into such account that have been disbursed in respect of leases of space covered by the Government 2025 Lease), plus (y) equity paid by the Pentagon Center Borrower pursuant to the loan documents for qualifying replacement leases and/or a lease renewal acceptable to the lender with respect to the space leased under the Government 2023 Lease, equals $40 million, giving credit for the amount contained in the tenant improvements and leasing commissions reserve account or (ii) the date the Government 2023 Re-Leasing Condition has been satisfied.

A “Government 2025 Lease Trigger Period” means, unless the Pentagon Center Borrower has entered into qualifying replacement leases and/or a lease renewal acceptable to the lender of at least 303,000 SF at the Pentagon Center Property (each, a “Government 2025 Re-Leasing Condition”), the period commencing on the date that is 18 months prior to the termination of the government lease that expires in 2025 (the “Government 2025 Lease”), whether at its scheduled expiration in 2025 or upon such earlier termination as may be agreed to by the parties to such lease, and ending on the earlier to occur of (i) the date on which the sum of (x) the aggregate amount deposited into the government tenant leasing reserve account without taking into account amounts previously disbursed from such account (but excluding all amounts deposited into such account that have been disbursed in respect of leases of space covered by the Government 2023 Lease), plus (y) equity paid by the Pentagon Center Borrower pursuant to the loan documents for qualifying replacement leases and/or a lease renewal acceptable to the lender with respect to the space leased under the Government 2025 Lease plus (z) all amounts deposited into such account that have been disbursed in respect of qualifying replacement leases and/or a lease renewal acceptable to the lender with respect to the space leased under the Government 2025 Lease, equals $17.5 million, giving credit for the amount contained in the tenant improvements and leasing commissions reserve account or (ii) the date the Government 2025 Re-Leasing Condition has been satisfied.

A “Pentagon Center Trigger Period” means (i) a period commencing with the fiscal quarter ending December 2017, any period commencing as of the last day of the second of any two consecutive fiscal quarters during which the debt yield based on net operating income (as calculated under the related loan documents) is less than 9.50%, and ending at the conclusion of the second consecutive fiscal quarter for which the debt yield for each such fiscal quarter is equal to or greater than 9.50%, (ii) a period commencing 15 business days following the Pentagon Center Borrower’s receipt of written notice of its failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Pentagon Center Trigger Period is ongoing, (iii) a Government 2023 Lease Trigger Period and/or a Government 2025 Lease Trigger Period and (iv) a period commencing on the date the Pentagon Center Borrower fails to comply with its requirement to deposit into the unfunded obligations account $1,800,000 within five business days following notification from the tenant under the Government 2025 Lease that it wishes for the Pentagon Center Borrower to commence with the tenant improvements set forth in the related lease and ending on the earlier to occur of (x) the date on which the amount contained in the excess cash flow reserve account equals $1,800,000 (such amount to be transferred to the unfunded obligations account) or (y) the date on which the Pentagon Center Borrower otherwise deposits $1,800,000 into the unfunded obligations account.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pentagon Center

The Pentagon Center Whole Loan may be partially defeased with direct, non-callable obligations of the United States of America in the least amount necessary to cause the debt yield to equal 9.50% when taking into account only the undefeased note, in order to avoid or end a Pentagon Center Trigger Period.

Additional Secured Indebtedness (not including trade debts). In addition to the Pentagon Center Mortgage Loan, the Pentagon Center Property also secures the Pentagon Center Non-Serviced Pari Passu Companion Loans which have an aggregate Cut-off Date principal balance of $160,000,000. The Pentagon Center Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Pentagon Center Mortgage Loan. The Pentagon Center Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Pentagon Center Non-Serviced Pari Passu Companion Loans. The holders of the Pentagon Center Mortgage Loan and the Pentagon Center Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Pentagon Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. So long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or similar subsequent statute is in effect, the Pentagon Center Borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or similar subsequent statute) in an amount equal to the full replacement cost of the Pentagon Center Property (plus 18 months of business interruption coverage). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Pentagon Center Borrower is required to carry terrorism insurance throughout the term of the Pentagon Center Whole Loan as described in the preceding sentence, but in that event the Pentagon Center Borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism, flood and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the Pentagon Center Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pearlridge Uptown II

Mortgage Loan No. 4 – Pearlridge Uptown II

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pearlridge Uptown II

Mortgage Loan No. 4 – Pearlridge Uptown II

Pearlridge Uptown II
98-1025 Moanalua Road
Aiea, HI 96701
O'ahu
Keaiwa Heiau State Recreation Area
Waipio
Pearl City
Waimano Home Rd
Pearl Highlands Center
HART (Open 2020)
Leeward Community College
Queen Liliuokalani Fwy
Waimalu Plaza
Pearl Country Club
KO'OLAU RANGE
Waipahu
Waimalu
Camp HM Smith
John A. Burns Frwy
Pearl Harbor Naval Station
Aiea
Pearl Harbor
Pearlridge Center
Aloha Stadium
Waipio Peninsula Sports Complex
HONOLULU COUNTY
Pearl Harbor Historic Sites
Halawa
Moanalua Golf Club
USS Arizona Memorial
Ford Island
Tripler Army Medical Center
Battleship Missouri Memorial
Pacific Aviation Museum
Salt Lake Blvd
Moanalua Frwy
Waipi'o Peninsula
HART (Under Construction)
Aliamanu-Salt Lakes-Foster Village
The Mall at Pearl Harbor
Honolulu Country Club
G Ave
HONOLULU
Porter Ave
Hickam Air Force Base
11th St
Navy Marine Golf Course
Fort Shafter
Queen Liliuokalani Frwy
HART
Keehi Lagoon Beach Park
Oroquois Ave
Honolulu International Airport
Iroquois Point
Downtown 2 miles
Ke'ehi Lagoon
Mokuoeo Island
Sand Is. Access Rd
Ewa Beach
Mamala Bay
Pacific Ocean
Sand Island
Kauai Channel
Pacific Ocean
Kawela Bay
Laie
Waialua Bay
Mokuleia
Waialua
Ka'a'awa
Wahiawa
Makaha
Oahu
Waianae
Mililani
Ahuimanu
Pearl City
Maili
Heeia
Kaneohe
Nanakuli
Waipahu
Aiea
Kailua
Kapolei
HONOLULU
Ewa Beach
Pacific Ocean
Mamala Bay
Kaiwi Channel

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pearlridge Uptown II

Mortgage Loan No. 4 – Pearlridge Uptown II

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$43,200,000			Location:	Aiea, HI 96701
Cut-off Date Balance:	$43,200,000			General Property Type:	Retail
% of Initial Pool Balance:	6.1%			Detailed Property Type:	Anchored
Loan Purpose:	Recapitalization			Title Vesting:	Leasehold
Sponsor:	Washington Prime Group, L.P.			Year Built/Renovated:	1971/2005
Mortgage Rate:	4.0710%			Size:	154,944 SF
Note Date:	3/30/2017			Cut-off Date Balance per SF:	$279
First Payment Date:	5/1/2017			Maturity Date Balance per SF:	$248
Maturity Date:	5/1/2025			Property Manager:	WPG Management Associates, Inc. (borrower-related)
Original Term to Maturity:	97 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$6,105,208
Seasoning:	1 month			UW NOI Debt Yield:	14.1%
Prepayment Provisions:	LO (25); DEF (68); O (4)			UW NOI Debt Yield at Maturity:	15.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	3.21x (IO) 2.30x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$5,765,830 (12/31/2016)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$6,320,367 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,894,295 (12/31/2014)
Reserves(1)				Most Recent Occupancy:	95.8% (2/13/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.3% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.5% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$72,000,000 (2/16/2017)
Recurring Replacements:	$0	Springing	$92,966	Cut-off Date LTV Ratio:	60.0%
TI/LC:	$0	Springing	$856,923	Maturity Date LTV Ratio:	53.3%
Other:	$1,368,244	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$43,200,000	59.7%	Purchase Price(2):	$70,000,000	96.8%
Borrower Equity:	$29,134,288	40.3%	Reserves:	$1,368,244	1.9%
			Closing Costs:	$966,044	1.3%
Total Sources:	$72,334,288	100.0%	Total Uses:	$72,334,288	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Pearlridge Uptown II Borrower purchased the Pearlridge Uptown II Property prior to the closing of the Pearlridge Uptown II Mortgage Loan, pursuant to a Purchase and Sale Agreement dated January 18, 2017.

The Mortgage Loan. The fourth largest mortgage loan (the “Pearlridge Uptown II Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $43,200,000 and secured by a first priority leasehold mortgage encumbering an anchored retail center in Aiea, Hawaii known as Pearlridge Uptown II (the “Pearlridge Uptown II Property”). The proceeds of the Pearlridge Uptown II Mortgage Loan, together with $29,134,288 of borrower equity, were used to recapitalize the Pearlridge Uptown II Borrower for the purchase of the Pearlridge Uptown II Property, fund reserves and pay closing costs. A previous mortgage loan secured by the Pearlridge Uptown II Property was included in the GSMS 2006-GG6 transaction.

The Borrower and the Sponsor. The borrower is Pearlridge Uptown II LLC (the “Pearlridge Uptown II Borrower”), a single-purpose Delaware limited liability company with two independent directors. Equity ownership in the Pearlridge Uptown II Borrower is held indirectly by Washington Prime Group, L.P. (51%) and O’Connor Mall Partners, L.P. (49%).

Washington Prime Group, L.P. is the sponsor and non-recourse carveout guarantor. Washington Prime Group, L.P. is the operating partnership of Washington Prime Group Inc. (NYSE: WPG), a retail REIT formed in May 2014 following a spin-off from Simon Property Group, Inc. In January 2015, Washington Prime Group Inc. acquired Glimcher Realty Trust (NYSE: GRT). Washington Prime Group Inc. owns, develops and manages enclosed retail properties and community centers, and as of December 31, 2016 had a portfolio of 114 shopping centers (approximately 63 million SF) in the United States.

The Property. The Pearlridge Uptown II Property consists of a total of 154,944 SF between a 24,748 SF freestanding building occupied by Pali Momi Medical Center and a 130,196 SF, three-story enclosed retail center located adjacent and connected to Pearlridge Center. Pearlridge Center (non-collateral) is a super-regional mall containing 1.28 million SF plus peripheral office, standalone restaurants and commercial development. Pearlridge Center is the second largest shopping center in Hawaii (after Ala Moana) and is Hawaii’s largest enclosed mall. Pearlridge Center was constructed in 1972, expanded in 1976, renovated in 1995 and 1996 and according to information provided by the sponsor is expected to embark on a current $33 million renovation. Pearlridge Center is divided into three phases: Uptown, Downtown and Phase 3. Pearlridge Center Uptown (anchored by Macy’s and Bed Bath & Beyond) and Pearlridge Center Downtown (anchored by Sears, Long’s Drug and Pearlridge Cinemas) are connected by the only monorail

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pearlridge Uptown II

system in Hawaii, Skycab, which is one of its distinct landmarks. Pearlridge Center is reportedly 96.5% occupied, with in-line occupancy of 92.3%. Pearlridge Center is also owned by the Pearlridge Uptown II Mortgage Loan sponsor.

The Pearlridge Uptown II Property is connected to Pearlridge Center Uptown and was originally constructed in 1971 as a department store anchor. In 2005, the Pearlridge Uptown II Property was redeveloped and it is currently anchored by Ross Dress for Less and TJ Maxx. Other large tenants include two medical centers: Pali Momi Medical Center and Kaiser Permanente. The four largest tenants comprise 60.1% of NRA and represent 55.1% of underwritten base rent with no other tenant occupying more than 5.2% of NRA or representing more than 6.0% of underwritten base rent. As of February 13, 2017, the Pearlridge Uptown II Property was 95.8% occupied by 36 anchor, in-line and kiosk tenants. The Pearlridge Uptown II Property includes 739 surface parking spaces (approximately 4.8 spaces per 1,000 SF).

The following table presents certain information relating to the comparable in-line sales at the Pearlridge Uptown II Property:

Comparable In-Line Sales
2013		2014		2015		2016
Sales $	Sales $ PSF	Sales $	Sales $ PSF	Sales $	Sales $ PSF	Sales $	Sales $ PSF
$5,743,050	$383	$8,885,141	$438	$11,277,785	$522	$15,468,542	$634

Major Tenants.

Ross Dress for Less (31,199 SF, 20.1% of NRA, 21.7% of underwritten base rent). Ross Dress for Less leases 31,199 SF at the Pearlridge Uptown II Property under a lease dated December 5, 2012 with an initial expiration of January 31, 2024, and three five-year renewal options. The lease is guaranteed by Ross Stores, Inc. Current annual base rent is $1,403,955. Ross Dress for Less reported total sales at the Pearlridge Uptown II Property of $16,125,495 ($517 PSF) in 2015 and $15,563,771 ($499 PSF) in 2014. Ross Stores, Inc. (NASDAQ: ROST) is an S&P 500, Fortune 500 company headquartered in Dublin, California, with 1,340 locations in 36 states, the District of Columbia and Guam and reported fiscal 2016 revenues of $12.9 billion.

TJ Maxx (25,245 SF, 16.3% of NRA, 13.6% of underwritten base rent). TJ Maxx leases 25,245 SF at the Pearlridge Uptown II Property under a lease dated September 30, 2011 with an initial expiration of May 31, 2022 which can be extended to January 31, 2023. The TJ Maxx lease also provides for three five-year renewal options. Current annual base rent is $801,529, increasing in June 2017 to $881,808. TJ Maxx reported total sales at the Pearlridge Uptown II Property of $9,737,881 ($386 PSF) in 2015 and $9,392,300 ($372 PSF) in 2014. The TJX Companies, Inc. (NYSE: TJX) is an off-price apparel and home fashions retailer with over 3,600 stores in nine countries across three continents. The TJX Companies, Inc. reported fiscal 2017 net sales of $33.2 billion.

Pali Momi Medical Center (24,748 SF, 16.0% of NRA, 10.1% of underwritten base rent). Pali Momi Medical Center leases 24,748 SF at the Pearlridge Uptown II Property for use as a women’s medical clinic under a lease dated December 17, 2010 with an initial lease expiration of October 31, 2021 and two five-year extension options. The lease requires annual base rent of $635,034, increasing in November 2017 to $652,377. The lease is guaranteed by Hawaii Pacific Health, the state’s largest health care provider. The Pali Momi Medical Center at the Pearlridge Uptown II Property is a location for the Pali Momi Women’s Center, offering outpatient breast health services. The main Pali Momi Medical Center is adjacent to Pearlridge Downtown and features 118 beds and more than 400 physicians on its medical staff. Pali Momi Medical Center offers a full range of services and is the only facility serving Central and West Oahu that provides interventional cardiac catheterization, primary stroke care and level III trauma care.

Kaiser Permanente (12,000 SF, 7.7% of NRA, 9.7% of underwritten base rent). Kaiser Permanente leases 12,000 SF at the Pearlridge Uptown II Property for use as an emergency services and pharmacy services clinic under a lease dated May 25, 2012 with an initial lease expiration of August 31, 2023 with three five-year extension options. The lease requires annual base rent of $630,720, increasing in September 2018 to $712,800. Kaiser Permanente is an integrated health care system with 659 hospitals and medical facilities in eight states and the District of Columbia, 177,445 employees and 17,791 physicians.

The following table presents certain information relating to the leases at the Pearlridge Uptown II Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent(3)	% of Annual UW	Annual UW Rent PSF(3)	Most Recently Reported Sales PSF(4)	Occ. Cost %	Lease Expiration
Anchor/Major > 10,000 SF
Ross Dress for Less	NR/A3/A-	31,199	20.1%	$1,403,955	21.7%	$45.00	$517	8.7%	1/31/2024
TJ Maxx	NR/A2/A+	25,245	16.3%	$881,808	13.6%	$34.93	$386	9.1%	5/31/2022
Pali Momi Medical Center	A+/A1/A	24,748	16.0%	$652,377	10.1%	$26.36	N/A	N/A	10/31/2021
Kaiser Permanente	NR/NR/NR	12,000	7.7%	$630,720	9.7%	$52.56	N/A	N/A	8/31/2023
Subtotal/Wtd. Avg.		93,192	60.1%	$3,568,860	55.1%	$38.30
In-Line Tenants(5)		54,533	35.2%	$2,690,931	41.5%	$49.34	$634
Kiosk Tenants		690	0.5%	$222,000	3.4%	$321.74
Total Occupied SF		148,415	95.8%	$6,481,790	100.0%	$43.67
Vacant		6,529	4.2%
Total Property SF		154,944	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF includes contractual rent steps through March 1, 2018.

(4)	Represents Most Recently Reported 2015 Sales PSF for Ross Dress for Less and TJ Maxx, and 2016 Sales PSF for In-Line Tenants.

(5)	Includes two tenants with signed leases which are not yet in occupancy: Applebee’s (2.8% of NRA) has an executed lease commencing December 1, 2017 and Hakubundo (1.0% of NRA) has an executed lease commencing June 17, 2017.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pearlridge Uptown II

The following table presents certain information relating to the lease rollover schedule at the Pearlridge Uptown II Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	3	1,891	1.2%	1.2%	$50,834	$26.88	0.8%	0.8%
2017	5	1,456	0.9%	2.2%	$176,400	$121.15	2.7%	3.5%
2018	4	2,479	1.6%	3.8%	$206,738	$83.40	3.2%	6.7%
2019	3	3,756	2.4%	6.2%	$174,996	$46.59	2.7%	9.4%
2020	3	3,706	2.4%	8.6%	$300,535	$81.09	4.6%	14.0%
2021	4	31,877	20.6%	29.1%	$1,023,543	$32.11	15.8%	29.8%
2022(4)	4	32,148	20.7%	49.9%	$1,203,228	$37.43	18.6%	48.4%
2023	2	13,090	8.4%	58.3%	$704,753	$53.84	10.9%	59.3%
2024	3	37,917	24.5%	82.8%	$1,746,739	$46.07	26.9%	86.2%
2025	2	9,245	6.0%	88.8%	$447,457	$48.40	6.9%	93.1%
2026	2	6,495	4.2%	93.0%	$237,527	$36.57	3.7%	96.8%
2027(5)	1	4,355	2.8%	95.8%	$209,040	$48.00	3.2%	100.0%
Thereafter	0	0	0.0%	95.8%	$0	$0.00	0.0%	100.0%
Vacant	0	6,529	4.2%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	36	154,944	100.0%		$6,481,790	$43.67	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling excludes vacant space.

(4)	Includes Hakubundo (1.0% of NRA) which is not yet in occupancy, with a lease maturity date of June 30, 2022.

(5)	Includes Applebee’s (2.8% of NRA) which is not yet in occupancy, with a lease maturity date of November 30, 2027.

The Market. The Pearlridge Uptown II Property is located in the Aiea area of Honolulu, on the island of Oahu, Hawaii. Pearl City is 1.5 miles northwest of the Pearlridge Uptown II Property and the interchange of the H-1 and H-3 freeways is 1.5 miles southeast. Downtown Honolulu is 8.5 miles southeast of the Pearlridge Uptown II Property.

The Pearlridge Uptown II Property is located between the Honolulu and West Oahu submarkets in the Leeward submarket. As of year-end 2016, the Leeward retail submarket consisted of approximately 7.6 million SF, with a 2.1% vacancy rate and quoted rental rates of $34.46 PSF. For the period 2008-2016, the Leeward retail submarket’s average vacancy rate was 2.3% and its average rental rate was $35.70 PSF. As of year-end 2016, the Leeward office submarket consisted of approximately 1.6 million SF, with a 4.0% vacancy rate and quoted rental rates of $24.51 PSF. For the period 2008-2016, the Leeward office submarket’s average vacancy rate was 5.9% and its average rental rate was $19.53 PSF. According to the appraiser, there is no anticipated new retail or office supply in the submarket.

The local area around the Pearlridge Uptown II Property is heavily developed with commercial and retail properties. In addition to the Pearlridge Center, there is surrounding complementary strip retail and shopping center development, office buildings and medical uses. The Pearlridge Uptown II Property serves as a convenience center for those residents living in the immediate neighborhood as well as a primary regional destination center for West Oahu residents by virtue of the larger anchor and specialty tenants located at the center. Immediate local competition, other than the adjacent Pearlridge Center, is more neighborhood center, community center and big-box oriented.

The economy in Hawaii is driven largely by tourism. According to the appraisal, visitor spending in Hawaii as of year-end 2015 was $15.2 billion and for every $1 million in visitor spending, tourism supports an estimated 11.2 jobs. Leisure and hospitality account for 18.1% of employment. The second driver of the local economy is government, due to the military presence in Hawaii. The top five employers in the state are military installations and combined employ over 100,000 individuals. Government accounts for 19.3% of Hawaii’s employment. Hawaii is working to support and promote other industries such as ocean research and development, film and television production, high technology manufacturing, education and agriculture.

According to the appraisal, estimated 2016 population within a three-, five- and seven-mile radius of the Pearlridge Uptown II Property was 108,893, 200,332 and 387,804, respectively. Estimated average 2016 household income within the same radii was $99,515, $96,168 and $97,410, respectively. Estimated 2016 retail sales per household within a five-mile radius of the Pearlridge Uptown II Property was $69,192.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pearlridge Uptown II

The following table presents certain competitive retail properties to the Pearlridge Uptown II Property:

Competitive Property Summary
Property Name/Location	Center Type	Proximity	Year Built	Total GLA	Occupancy	Anchor Tenants	In-Line Rent PSF	In-line Sales PSF
Pearlridge Uptown II Aiea, HI	Super Regional	N/A	1971	154,944	95.8%	Ross, T.J. Maxx	$49.34	$634
Primary Competition
Pearlridge Center(1) Aiea, HI	Super Regional	0 miles	1972	1,281,135	96.9%	Macy’s, Sears, Long’s Drug, Cinemas, Big Box	$39-$49	$534-$571
Ala Moana Center Honolulu, HI	Super Regional	10.4 miles	1959	2,390,000	93.9%	Macy’s, Nordstrom, Neiman Marcus, Bloomingdale’s, Big Box	$110-$140	$1,100-$1,300
Kahala Mall Honolulu, HI	Super Regional	14.0 miles	1970	452,000	99.2%	Macy’s, Whole Foods, Long’s Drug, Cinemas	$30-$50	$425-$475
Windward Mall Kaneohe, HI	Super Regional	14.0 miles	1982	505,000	91.8%	Macy’s, Sears, Cinemas	$24-$60(2)	N/A
Secondary Competition
Pearl Highlands Center Pearl City, HI	Power Center	3.0 miles	1993	426,000	95.2%	Sam’s Club, Ross, Old Navy, Cinemas	$48-$72(2)	N/A
Waikele Center Waipahu, HI	Power Center	5.7 miles	1992	519,187	69.2%	Lowe’s, Old Navy, Vacant (Kmart), Vacant (Sports)	$39-$49(2)	N/A
Town Center Mililani Mililani, HI	Community Center	9.0 miles	1987	953,798	99.0%	Walmart, Times Supermarket, Long’s Drug, Cinemas	$48-$72(2)	N/A
Kapolei Commons Kapolei, HI	Power Center	14.5 miles	2009	294,758	99.4%	Target, Ross, Petco, Sports	$60-$60(2)	N/A

Source: Appraisal is the source for all information other than the Pearlridge Uptown II Property Total GLA, Occupancy, and In-line Sales PSF, which are based on information in the underwritten rent roll.

(1)	Pearlridge Center is also owned by the Pearlridge Uptown II Mortgage Loan sponsor.

(2)	In-Line Rent PSF represents range of asking rents.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pearlridge Uptown II Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$4,351,195	$6,163,829	$6,188,212	$6,199,686	$6,994,904	$45.14
Expense Reimbursement	$2,909,898	$3,528,119	$3,359,608	$3,135,387	$3,541,614	$22.86
Percentage Rent	$340,304	$340,413	$524,070	$304,420	$287,531	$1.86
Other Income	$22,605	$6,977	$10,958	($1,630)	$2,869	$0.02
Vacancy and Credit Loss	($150,000)	($12,000)	$0	($159,724)	($541,202)	(5.1%)
Effective Gross Income	$7,474,002	10,027,338	$10,082,848	$9,478,139	10,285,716	$66.38
Total Expenses(2)	$3,780,430	4,133,043	$3,762,481	$3,712,309	4,180,508	$26.98
Net Operating Income	$3,693,572	$5,894,295	$6,320,367	$5,765,830	$6,105,208	$39.40
Capital Reserves	$0	$0	$0	$0	$30,989	$0.20
TI/LC	$0	$0	$0	$0	$342,770	$2.21
Net Cash Flow	$3,693,572	$5,894,295	$6,320,367	$5,765,830	$5,731,450	$36.99

Occupancy %	97.0%	97.5%	96.3%	95.8%(3)	94.9%
NOI DSCR (IO)	2.07x	3.31x	3.54x	3.23x	3.42x
NOI DSCR (P&I)	1.48x	2.36x	2.53x	2.31x	2.45x
NCF DSCR (IO)	2.07x	3.31x	3.54x	3.23x	3.21x
NCF DSCR (P&I)	1.48x	2.36x	2.53x	2.31x	2.30x
NOI Debt Yield	8.6%	13.6%	14.6%	13.4%	14.1%
NCF Debt Yield	8.6%	13.6%	14.6%	13.4%	13.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll as of February 13, 2017, includes rent steps taken through March 1, 2018 and includes two tenants with signed leases who are not yet in occupancy: Applebee’s (2.8% of NRA) has an executed lease commencing December 1, 2017 and Hakubundo (1.0% of NRA) has an executed lease commencing June 17, 2017.
(2)	Total Expenses includes ground rent. The UW ground rent is based on the average projected ground rent over the loan term; current ground rent is $286,637 annually and increases by CPI in May 2020. See “Ground Lease” below for further discussion of the ground lease.
(3)	2016 Occupancy % is as of February 13, 2017.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Pearlridge Uptown II

Escrows and Reserves. During the existence of a Reserve Trigger Event (as defined below), the Pearlridge Uptown II Borrower is required to deposit monthly reserves for (A) real estate taxes and insurance (unless waived by the lender should the Pearlridge Uptown II Property be covered by a blanket policy) in an amount equal to 1/12th of the annual estimated real estate taxes and insurance premiums, respectively, (B) $3,874 for replacement reserves, subject to a $92,966 cap, and (C) $28,564 for tenant improvement and leasing reserves, subject to a $856,923 cap, provided that such replacement reserve and tenant improvement and leasing reserve obligations can be satisfied by the Pearlridge Uptown II Borrower providing a letter of credit in the amount of the required deposit. Following the termination of any such Reserve Trigger Event, further deposits into such reserves will be suspended and amounts in the real estate tax and insurance reserve will be disbursed to the Pearlridge Uptown II Borrower (provided no event of default exists). Notwithstanding the foregoing, should an event of default occur following the end of a Reserve Trigger Event, monthly deposits for replacement reserves and tenant improvement and leasing reserves are required to resume until the event of default is cured.

The Pearlridge Uptown II Borrower deposited $143,322 (representing six months of current ground rent) at loan origination to a ground rent reserve as additional collateral for the Pearlridge Uptown II Mortgage Loan, and is required to supplement the ground rent reserve at the lender’s discretion.

The Pearlridge Uptown II Borrower deposited $26,280 at loan origination for any future rent credits or abatements relating to two tenants and $1,198,642 at loan origination for landlord obligations relating to tenant improvement and leasing commissions for four tenants.

A “Reserve Trigger Event” will begin upon the debt service coverage ratio being less than 1.50x and will end upon the debt service coverage ratio being equal to or greater than 1.50x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Pearlridge Uptown II Mortgage Loan. The Pearlridge Uptown II Mortgage Loan has springing cash management upon the commencement of a Cash Sweep Period (as defined below), or during an event of default whereby funds in the lockbox account are required to be transferred daily to the lender controlled cash management account.

A “Cash Sweep Period” will commence upon the debt service coverage ratio being less than 1.25x for two consecutive calendar quarters, and will end upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. A ground lease exists between the Trustees of the Estate of Bernice Pauahi Bishop, as ground lessor, and the Pearlridge Uptown II Borrower, as ground lessee. The ground lease was originally dated May 8, 1970, expires April 30, 2043 and requires payment of fixed annual ground rent equal to $286,637, adjusting on May 1, 2020, May 1, 2030 and May 1, 2040 based on CPI (with a minimum annual rent of $48,680.)

The ground lease is subject to a Construction, Operation and Reciprocal Easement Agreement dated May 1, 1970, and a Reciprocal Easement Agreement dated July 1, 1971, which provide agreements between the owners of the neighboring parcels within Pearlridge Center, as to how the properties are to be operated as an integrated shopping center.

Terrorism Insurance. The Pearlridge Uptown II Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Pearlridge Uptown II Borrower provide coverage for terrorism as well as business interruption insurance covering an 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same may be modified, amended or extended) or substantially similar program (“TRIPRA”) is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage is required).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

Mortgage Loan No. 5 – Key Center Cleveland

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

Mortgage Loan No. 5 – Key Center Cleveland

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

Mortgage Loan No. 5 – Key Center Cleveland

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

Mortgage Loan No. 5 – Key Center Cleveland

Lake Erie
Burke Lakefront Airport
Cleveland Mem. Shoreway
Marginal Rd.
Rock and Roll Hall of Fame
Great Lakes Science Center
FirstEnergy Stadium
RTA GREEN, BLUE LINES
SOUTH HARBOR
NORTH COAST
WEST 3RD
Galleria at Erieview
One Cleveland Center
Key Center Cleveland
127 Public Square
Cleveland, OH 44114
Civic Center
The Mall
Lakeside Ave.
St. Clair Ave.
Superior Ave.
W. 3rd St.
W. 6th St.
W. 13th St.
E. 9th St.
E. 17th St.
E. 18th St.
E. 14th St.
E. 33rd St.
E. 38th St.
E. 30th St.
Hamilton Ave.
Rockwell Ave.
Payne Ave.
Chester Ave.
Euclid Ave.
Prospect Ave.
Carnegie Ave.
Cedar Ave.
Central Ave.
Comm. College Ave.
St. Clair-Superior
AsiaTown
Asia Plaza
Campus District
Innerbelt Frwy
Cleveland State University
Playhouse Square
Cleveland Play House
Bonfoey Gallery
Wolstein Center
Money Museum
PUBLIC SQUARE
Soldiers' & Sailors' Monument
Downtown
Gateway District
Quicken Loans Arena
Progressive Field
Ontario St.
Kindred Hospital
Rock and Roll Hall of Fame and Museum Library & Archives
Willow Frwy
RTA RED, GREEN, BLUE LINES
E. 34TH-CAMPUS
Wendy Park
FLATS EAST BANK
Warehouse District
Greater Cleveland Aquarium
SETTLERS LANDING
Jacobs Pavilion at Nautica
Cleveland Horseshoe Casino
TOWER CITY
The Flats East Bank
The Flats West Bank
CLEVELAND
Scranton Peninsula
River Rd.
Detroit Ave.
Proposed Park
Cuyahoga River
Carter Rd.
Carnegie Ave.
Scranton Rd.
Industrial Valley
Clinton Ave.
Franklin Blvd.
Lutheran Hospital
W. 25th St.
W. 28th St.
W. 38th St.
Fairview Park
Woodbine Ave.
Ohio City
Lorain Ave.
Bridge Ave.
Fulton Rd.
W. 41st St.
RTA RED LINE
W. 25TH-OHIO CITY
Abbey Ave.
Train Ave.
Tremont
CUYAHOGA COUNTY
Monroe Ave.
Lincoln Park
Starkweather Ave
Northwest Frwy
Tremont
Cleveland Hopkins Intl. Airport 9 miles
Erin Ave.
Tremont Park
90
2
6
322
20
77
10
42
490
Lake Erie
Mentor
Eastlake
Willoughby
Euclid
Wickliffe
Richmond Heights
Mayfield
Lakewood
CLEVELAND
Cleveland Heights
Fairview Park
Westlake
North Olmsted
Brook Park
Garfield Heights
Maple Heights
Parma
Independence
Bedford
Solon
Middleburg Heights
North Royalton
Brecksville
Macedonia
Twinsburg
Aurora
Columbia Station
Strongsville
Boston Heights
Brunswick
Richfield
Hudson

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

Mortgage Loan No. 5 – Key Center Cleveland

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Cleveland, OH 44114
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	5.7%			Detailed Property Type:	Office/Hospitality/Parking
Loan Purpose:	Acquisition			Title Vesting:	Fee / Leasehold
Sponsor:	Frank T. Sinito; Malisse J. Sinito			Year Built/Renovated:	1991/2015
Mortgage Rate:	5.3100%			Size(5):	1,369,980 SF
Note Date:	1/31/2017			Cut-off Date Balance per SF(1)(5):	$161
First Payment Date:	3/6/2017			Maturity Date Balance per SF(1)(5):	$131
Maturity Date:	2/6/2027			Property Manager(6):	Various
Original Term to Maturity:	120 months
Original Amortization Term:	300 months
IO Period:	24 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (27); DEF (89); O (4)			UW NOI:	$27,004,694
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	12.3%
Additional Debt Type(3):	Pari Passu/Mezzanine			UW NOI Debt Yield at Maturity(1):	15.0%
Additional Debt Balance(3):	$180,000,000/$42,500,000			UW NCF DSCR(1):	2.14x (IO) 1.59x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$19,057,726 (12/31/2016)
Reserves(4)				2nd Most Recent NOI:	$22,253,611 (12/31/2015)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$24,855,822 (12/31/2014)
RE Tax:	$1,540,363	$770,181	N/A	Most Recent Occupancy(5):	92.9% (10/19/2016)
Insurance:	$55,406	$27,703	N/A	2nd Most Recent Occupancy(5):	80.3% (12/31/2015)
Deferred Maintenance	$64,625	$0	N/A	3rd Most Recent Occupancy(5):	86.4% (12/31/2014)
Recurring Replacements:	$18,271,556	$29,284	$1,757,065	Appraised Value (as of)(4)(7):	$362,000,000 (12/1/2017)
TI/LC:	$24,069,759	$110,513	N/A	Cut-off Date LTV Ratio(1)(4)(7):	60.8%
Other:	$11,819,140	$5,000	N/A	Maturity Date LTV Ratio(1)(4)(7):	49.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$220,000,000	66.7%	Purchase Price:	$267,500,000	81.1%
Mezzanine Loan:	$42,500,000	12.9%	Reserves:	$50,645,552	15.4%
Sponsor Equity:	$60,845,008	18.5%	Closing Costs:	$11,588,828	3.5%
Other Sources(8):	$6,389,372	1.9%
Total Sources:	$329,734,380	100.0%	Total Uses:	$329,734,380	100.0%

(1)	The Key Center Cleveland Mortgage Loan (as defined below) is part of the Key Center Cleveland Whole Loan (as defined below), which had an original principal balance of $220,000,000 and is comprised of six pari passu notes (Notes A-1, A-2, A-3, A-4, A-5 and A-6). The non-controlling Note A-5 had an original principal balance of $40,000,000, has an outstanding balance of $40,000,000 as of the Cut-off Date and will be contributed to the MSBAM 2017-C33 trust. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the Key Center Cleveland Whole Loan. The aggregate original principal amount of the Key Center Cleveland Whole Loan and Key Center Cleveland Mezzanine Loan (as defined under “Mezzanine Loan and Preferred Equity” below) is $262,500,000, resulting in a Cut-off Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield of 72.5%, 1.17x and 10.3%, respectively.

(2)	The defeasance lockout period will be at least 27 payment dates beginning with and including the first payment date of March 6, 2017. Defeasance of the Key Center Cleveland Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note of the Key Center Cleveland Whole Loan to be securitized, and (ii) July 31, 2020. The assumed lockout period of 27 payments is based on the expected closing date of this securitization in May 2017.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)”, and “Mezzanine Loan and Preferred Equity”, below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Size, Most Recent Occupancy, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy represent the occupancy for Key Tower (as defined below) only. Occupancy for the Marriott Cleveland Downtown was 66.2%, 70.2%, 65.8% and 70.4% for the trailing twelve month periods ending year-end 2016, 2015, 2014 and 2013, respectively.

(6)	The Key Center Cleveland Property (as defined below) is managed by Millennia Housing Management, Ltd. (a borrower affiliate), Jacobs Real Estate Services LLC, Marriott Hotel Services, Inc. and SP Plus Corporation.

(7)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon a “Prospective Value upon Completion” value of $362,000,000 as of December 1, 2017, which is the date upon which all capital improvements are expected to be completed at the Key Center Cleveland Property. The budgeted costs of such planned capital improvements were reserved for at loan origination. The appraised value of $362,000,000 consists of (i) $253,800,000 ($185 PSF) for Key Tower, (ii) $77,000,000 ($192,500 per room) for Marriott Cleveland Downtown and (iii) $31,200,000 ($98 PSF) for the Key Center Cleveland Parking Garage Component (as defined below). The combined “as-is” appraised value of $304,100,000 as of December 1, 2016 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the whole loan of 72.3% and 59.2%, respectively and 86.3% and 72.3% for the total debt, respectively.

(8)	Other Sources include $5,608,359 of seller credits transferred to the sponsor at loan origination which was related to outstanding tenant improvements for the Thompson Hine LLP tenant.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

The Mortgage Loan. The fifth largest mortgage loan (the “Key Center Cleveland Mortgage Loan”) is part of a whole loan (the “Key Center Cleveland Whole Loan”) that is evidenced by six pari passu promissory notes in the aggregate original principal amount of $220,000,000, which are secured by a first lien mortgage encumbering a 1,369,980 SF office building, a 400-room full service hotel and the leasehold interest in an adjacent, 985-space subterranean parking garage, located in Cleveland, Ohio (the “Key Center Cleveland Property”). The Key Center Cleveland Whole Loan was co-originated on January 31, 2017 by Bank of America, N.A., Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch.

Promissory Note A-5, in the original principal balance of $40,000,000, represents the Key Center Cleveland Mortgage Loan, and will be contributed to the MSBAM 2017-C33 securitization trust. Controlling Promissory Note A-1 and Promissory Notes A-2, A-3, A-4 and A-6 (together, the “Key Center Cleveland Non-Serviced Pari Passu Companion Loans”), had an aggregate original principal balance of $180,000,000 and have been contributed to securitization trusts as set forth in the table below or are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Key Center Cleveland Whole Loan is being serviced pursuant to the pooling and servicing agreement for the CGCMT 2017-P7 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The following table presents a summary of the pari passu notes comprising the Key Center Cleveland Whole Loan:

Notes	Original Balance	Note Holder	Controlling Piece
A-1	$50,000,000	CGCMT 2017-P7	Yes
A-2	$40,000,000	BANK 2017-BNK4	No
A-3, A-6	$60,000,000	JPMDB 2017-C5	No
A-4	$30,000,000	Citi Real Estate Funding Inc.	No
A-5	$40,000,000	MSBAM 2017-C33	No
Total	$220,000,000

The Borrower and the Sponsor. The borrower is 127 PS Fee Owner LLC (the “Key Center Cleveland Borrower”), a Delaware limited liability company and a single purpose entity with at least two independent directors. The sponsors and non-recourse carveout guarantors are Frank T. Sinito and his wife, Malisse J. Sinito. Frank T. Sinito is the CEO and President of Millennia Companies which he founded in 1995. Millennia Companies owns and manages over 200 multifamily communities totaling over 20,000 residential units across 22 states. The ownership of the Key Center Cleveland Borrower includes a joint venture between Frank T. Sinito and Lubert Adler, an institutional real estate fund. Frank T. Sinito and Lubert Adler own a 38.3% controlling interest and a 24.4% non-controlling, limited interest in the borrowing entity, respectively.

The Property. The Key Center Cleveland Property is located in downtown Cleveland, Ohio, within Cuyahoga County and consists of a 1,369,980 SF office building (“Key Tower”), a 400-room full service hotel (“Marriott Cleveland Downtown”), and a leasehold interest in a 985-space subterranean parking garage (“Key Center Cleveland Parking Garage Component”) located on three separate parcels over a 2.1-acre site at 127 Public Square in Cleveland, Ohio. Public Square underwent a $50 million renovation in March 2015 as part of a revitalization of downtown Cleveland. The Key Center Cleveland Property takes up a full city block and is located between two arterials and two commercial corridors. The immediate area is urban in nature and has a mix of commercial uses, including retail, office and multifamily developments. Local transportation is provided by the Greater Cleveland Regional Transit Authority (“RTA”). RTA services 59 municipalities including 38 cities, 19 villages and two townships. There are several RTA stops in the immediate vicinity located along East 9th Street and St. Clair Avenue. The Key Center Cleveland Property is located approximately 13.5 miles northeast of the Cleveland Hopkins International Airport.

The original structure was built in 1890, with the construction of Key Tower in 1991, which contains 1,369,980 SF over 57 stories. Key Tower was designed by architect Cesar Pelli and is currently the tallest building in Ohio. The building provides views of Lake Erie, FirstEnergy Stadium, City Hall, and the Cleveland skyline. Key Tower features a spacious and ornate lobby with four separate street entrances and access to the underground parking facilities between Key Tower and the Marriott Cleveland Downtown lobbies.

Key Tower is currently 92.9% leased to approximately 36 tenants under 71 leases, as of October 19, 2016 and historical occupancy has averaged 90% since 2006. The largest tenant at Key Tower is KeyBank National Association (rated Moody’s/S&P/Fitch: A3/A-/A-) (“KeyBank”) which occupies 34.9% of NRA and has been operating its headquarters at Key Tower since 1992. KeyBank is one of the largest bank-based financial services companies in the United States, with a reported $136.5 billion in total assets as of year-end 2016.

KeyBank has reportedly invested approximately $24.0 million into its space since 2013. KeyBank’s lease expires in June 2030 and has three, five-year renewal options remaining. KeyBank has an ongoing option, beginning in July 2020, to contract its space by up to an aggregate amount of 103,000 SF; provided that each exercise of a contraction option may not exceed 44,000 SF, and following each exercise of a contraction option, KeyBank may not exercise another contraction option for a period of three years. KeyBank must give 12 months’ notice for each contraction option, pay a termination fee consisting of unamortized tenant improvement and leasing commissions and pay a rent penalty.

Other large tenants in the building include law firms Squire Patton Boggs, Thompson Hine LLP and Baker Hostetler LLP as well as accounting and consulting firms Deloitte LLP and PricewaterhouseCoopers. The top five tenants by NRA have been at Key Tower on average approximately 18.0 years and have a weighted average remaining lease term of 12.6 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

The following table presents a summary regarding the major tenants at Key Tower:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
KeyBank National Association(4)	A-/A3/A-	477,781	34.9%	$14,955,575	39.7%	$31.30	6/30/2030
Squire Patton Boggs	NR/NR/NR	150,890	11.0%	$4,987,280	13.2%	$33.05	4/30/2022
Forest City(5)	BB-/NR/NR	147,795	10.8%	$3,990,465	10.6%	$27.00	3/31/2033
Thompson Hine LLP(6)	NR/NR/NR	125,120	9.1%	$3,447,532	9.2%	$27.55	9/30/2029
Baker Hostetler LLP	NR/NR/NR	115,615	8.4%	$3,308,369	8.8%	$28.62	10/31/2031
Total Major Tenants		1,017,201	74.2%	$30,689,221	81.5%	$30.17
Other Tenants		255,534	18.7%	$6,966,943	18.5%	$27.26
Occupied Collateral Total		1,272,735	92.9%	$37,656,164	100.0%	$29.59
Vacant Space		97,245	7.1%
Collateral Total		1,369,980	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through May 2017.

(4)	KeyBank has an ongoing option, beginning in July 2020, to contract its space by up to an aggregate amount of 103,000 SF in three installments; provided that each exercise of a contraction option may not exceed 44,000 SF, and following each exercise of a contraction option, KeyBank may not exercise another contraction option for a period of three years. KeyBank must give 12 months’ notice for each contraction option, pay a termination fee consisting of unamortized tenant improvement and leasing commissions, and pay a rent penalty.

(5)	Forest City is not yet in occupancy or paying rent. Forest City is expected to commence paying rent no later than April 1, 2018. In respect of gap rent for Forest City, the Key Center Cleveland Borrower provided the lender with a letter of credit in the amount of $4,655,546 (noting that per the terms of the Key Center Cleveland Mortgage Loan documents, the Key Center Cleveland Borrower requested and was granted a $436,489 burn down of such letter of credit on March 6, 2017). Forest City has the one-time option to contract its space by not less than one-half of one floor and not more than one full floor on March 31, 2023 upon 12 months’ prior notice.

(6)	Thompson Hine LLP has a one-time option to terminate its space by not more than a full floor of either (i) any single, non-contiguous floor or (ii) the highest or lowest full floor of any contiguous block of floors it leases, which termination may be effective, at the tenant’s option, either on October 1, 2023 or October 1, 2025. Such option is exercisable upon written notice no later than 12 months prior to the applicable termination date, and payment of a fee equal to unamortized tenant improvement allowances and leasing commissions that were paid with respect to the terminated space.

The following table presents certain information relating to the lease rollover at Key Tower:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	3,353	0.2%	0.2%	$29.00	$97,237	0.3%	0.3%
2017	11	14,240	1.0%	1.3%	$40.34	$574,472	1.5%	1.8%
2018	9	35,869	2.6%	3.9%	$32.13	$1,152,639	3.1%	4.8%
2019	2	24,251	1.8%	5.7%	$32.34	$784,222	2.1%	6.9%
2020	3	356	0.0%	5.7%	$223.59	$79,602	0.2%	7.1%
2021	3	10,705	0.8%	6.5%	$27.28	$292,071	0.8%	7.9%
2022	8	167,787	12.2%	18.7%	$32.51	$5,454,978	14.5%	22.4%
2023	0	0	0.0%	18.7%	$0.00	$0	0.0%	22.4%
2024	3	46,451	3.4%	22.1%	$29.28	$1,359,875	3.6%	26.0%
2025	3	14,589	1.1%	23.2%	$28.64	$417,778	1.1%	27.1%
2026	0	0	0.0%	23.2%	$0.00	$0	0.0%	27.1%
2027	2	37,044	2.7%	25.9%	$9.44	$349,785	0.9%	28.1%
Thereafter	26	918,090	67.0%	92.9%	$29.51	$27,093,506	71.9%	100.0%
Vacant	0	97,245	7.1%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	71	1,369,980	100.0%		$29.59	$37,656,164	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

Marriott Cleveland Downtown is a 24-story, 400-room, full service hotel built in 1991. Amenities at the Marriott Cleveland Downtown include a sports bar (“Jake’s Lounge”), a modern American restaurant (“David’s Restaurant”) and an approximately 23,000 SF private health club which is for use by hotel guests as well as tenants at Key Tower (“Key Club”). The private health club features an indoor pool, sauna, and fitness room. The Marriott Cleveland Downtown also contains approximately 17,000 SF of meeting space, a ballroom, and a contemporary lobby lounge with TVs.

Since 2010 the prior ownership has invested $6.3 million ($15,782 per room) in capital expenditures to the Marriott Cleveland Downtown, including over $4.6 million in guestroom upgrades in 2013-2014. The Marriott Cleveland Downtown is slated to undergo approximately $13.5 million in capital improvements which includes $3.3 million to update Key Club, $2.6 million to modernize the ballrooms and meeting space, approximately $2.0 million to renovate David’s Restaurant and $1.4 million to upgrade the hotel lobby.

The Marriott Cleveland Downtown is brand-managed by Marriott Hotel Services, Inc. (“Marriott”) under a long term agreement which commenced in 1988 and expires in 2021, with three, 10-year renewal periods. Marriott is entitled to a base management fee equal to 3.0% of total revenue. The management agreement may be terminated by the Key Center Cleveland Borrower if the average operating profit does not equal or exceed $3.3 million for any three consecutive fiscal years.

The Key Center Cleveland Parking Garage Component contains 985 spaces and is connected to the Key Tower lobby through a separate double elevator bank. The Key Center Cleveland Parking Garage Component features security lighting, video surveillance, and security patrols throughout the day. Valet service is offered at the Marriott Cleveland Downtown entrance. SL Plus Corporation (formerly known as Standard Parking Corporation) manages the Key Center Cleveland Parking Garage Component for a fee of 3.0% of net revenue. The term of the parking management agreement is month-to-month with automatic renewals.

The Market. Key Tower is located within the Cleveland central business district office submarket which has a total Class A office inventory of 10.9 million SF and a vacancy rate of 14.9% as of the third quarter of 2016. Over the past four quarters, the central business district Class A office market has experienced no growth of supply, positive net absorption, decreased vacancy rates and increased asking rents. The appraisal identified five Class A properties located within the submarket that are the primary competitors of Key Tower. The properties range from 321,311 SF to 1,270,204 SF with occupancies ranging from 89.0% to 93.6% with a weighted average of 90.8%. Average asking rents of the primary competitors range from $17.00 PSF to $35.00 PSF with a weighted average of $24.57 PSF on a modified gross basis. The appraisal concluded to a general vacancy rate of 7.0% for Key Tower.

Cleveland has a diversified economy with a large presence in education, technology, finance, biotechnology and healthcare. The top five employers in the Cleveland area are Cleveland Clinic (34,000 employees), US Office of Personnel Management (15,095 employees), University Hospitals (13,726 employees), Giant Eagle (10,311 employees), and Progressive Corporation (8,612 employees). According to a third party report, the estimated 2016 population within a one-, three-, and five-mile radius of the Key Center Cleveland Property was 11,685, 75,091 and 239,627, respectively, and the 2016 average household income within the same radii was $65,299, $41,254 and $39,712, respectively.

The following table presents certain information relating to comparable properties to Key Tower:

Competitive Property Summary
Property	Year Built	Size (SF)	Occupancy	Average Asking Rent $ PSF	Distance from Subject
Key Tower (subject)	1991	1,369,980	92.9%	$29.59	—
Ernst & Young Tower	2013	550,000	93.6%	$35.00	0.5 miles
200 Public Square	1985	1,270,204	91.0%	$20.00 – $27.00	0.1 miles
Fifth Third Center	1991	508,400	89.7%	$19.00 – $23.00	0.2 miles
Skylight Office Center	1990	321,311	90.0%	$17.00 – $25.00	0.2 miles
One Cleveland Center	1983	545,028	89.0%	$22.00	0.4 miles

Source: Appraisal and underwritten rent roll.

The Key Center Cleveland Property is within proximity to Cleveland’s Gateway District and to local sports venue Progressive Field (home to Major League Baseball’s Cleveland Indians) and Quicken Loans Arena (home to the National Basketball Association’s Cleveland Cavaliers), both of which are less than 1.0 mile from the Marriott Cleveland Downtown. Playhouse Square, a not-for-profit performing arts center, is located approximately 0.7 miles away and is the largest performing arts center outside of New York and features over 1,000 annual events including Broadway shows, dance, concerts, and speakers. Cleveland State University (over 17,000 students) is located approximately 1.0 mile from the Marriott Cleveland Downtown.

The approximate distribution of demand at the Marriott Cleveland Downtown is 41% group, 28% leisure, 27% commercial, and 4% extended-stay. For the year-to-date July 2016, top accounts at the Marriott Cleveland Downtown included KeyBank (4.2% of room nights), Greater Cleveland Sports Commissions (2.4%), Association of Healthcare Journalists (1.3%), Ernst & Young (1.2%), and Deloitte LLP (1.1%).

The following table presents certain information relating to the Marriott Cleveland Downtown’s competitive sets:

	Competitive Set			Marriott Cleveland Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	69.8%	$161.00	$112.33	66.2%	$162.44	$107.51	94.9%	100.9%	95.7%
2015	70.4%	$162.80	$114.68	70.2%	$159.52	$111.95	99.6%	98.0%	97.6%
2014	67.9%	$161.07	$109.31	65.8%	$159.58	$104.99	96.9%	99.1%	96.0%

Source: Industry Report.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

Operating History and Underwritten Net Cash Flow.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Key Center Cleveland Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$32,510,214	$31,608,409	$29,936,738	$28,060,735	$40,401,753	$29.49(2)
Total Recoveries	$2,348,968	$2,690,336	$1,319,674	$691,479	$597,315	$0.44(2)
Hotel Revenue	$23,755,307	$22,893,610	$24,052,333	$22,923,863	$22,092,574	$55,231.44(3)
Parking Revenue	$4,208,945	$3,784,318	$3,804,773	$4,014,186	$3,953,056	$12.36(4)
Other Income(5)	$3,122,262	$3,226,533	$4,133,442	$3,550,145	$3,375,221	$2.46(2)
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,090,816)	($2.26)(2)
Effective Gross Income	$65,945,696	$64,203,206	$63,246,960	$59,240,408	$67,329,103	$28.18(6)
Total Operating Expenses(7)	$39,071,471	$39,347,384	$40,993,349	$40,182,682	$40,324,409	$16.88(6)
Net Operating Income	$26,874,225	$24,855,822	$22,253,611	$19,057,726	$27,004,694	$11.30(6)
Capital Expenditures	$0	$0	$0	$0	$351,405	$0.26(2)
TI/LC	$0	$0	$0	$0	$1,326,153	$0.97(2)
Net Cash Flow	$26,874,225	$24,855,822	$22,253,611	$19,057,726	$25,327,136	$10.60(6)

Occupancy %	89.7%	86.4%	80.3%	92.9%(8)	92.9%(8)
NOI DSCR (IO)(9)	2.27x	2.10x	1.88x	1.61x	2.28x
NOI DSCR (P&I)(9)	1.69x	1.56x	1.40x	1.20x	1.70x
NCF DSCR (IO)(9)	2.27x	2.10x	1.88x	1.61x	2.14x
NCF DSCR (P&I)(9)	1.69x	1.56x	1.40x	1.20x	1.59x
NOI Debt Yield(9)	12.2%	11.3%	10.1%	8.7%	12.3%
NCF Debt Yield(9)	12.2%	11.3%	10.1%	8.7%	11.5%

(1)	Gross Potential Rent includes contractual rent steps through May 2017 and the present value of rent steps for Jones Lang LaSalle GR and KeyBank National Association. The decline in historical Gross Potential Rent is due primarily to KeyBank downsizing its space. The increase in Gross Potential Rent between UW and 2016 was primarily due to newly executed leases with tenants Forest City and Millennia. Forest City executed a lease commencing in April 2018 for 147,795 SF resulting in an increase to the UW Gross Potential Rent of $3,990,465 and Millennia executed a lease commencing in July 2017 for 45,360 SF resulting in an increase to the UW Gross Potential Rent of $1,247,400.

(2)	Calculated based on the total NRA of Key Tower.

(3)	Calculated based on the total rooms at the Marriott Cleveland Downtown.

(4)	Calculated based on the total NRA of the Key Center Cleveland Parking Garage Component (319,950 SF).

(5)	Other Income includes bill back reimbursements, tenant services income, late charge income, other property income and minor utility charges.

(6)	Calculated based on the total NRA of the Key Center Cleveland Property (2,389,441 SF).

(7)	Total Operating Expenses include hotel FF&E reserves.

(8)	Occupancy % as of October 19, 2016.

(9)	Debt service coverage ratios and debt yields are based on the Key Center Cleveland Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Cleveland Downtown:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW Per Room(1)
Occupancy	71.6%	66.5%	70.9%	66.2%	65.0%
ADR	$155.32	$157.83	$157.93	$162.44	$163.45
RevPAR(2)	$111.24	$104.99	$111.95	$107.51	$106.24

Room Revenue	$16,240,749	$15,328,051	$16,344,286	$15,738,880	$15,511,405	$38,779
F&B Revenue	$6,570,035	$6,684,994	$6,900,689	$6,359,302	$5,996,176	$14,990
Other Revenue(3)	$944,523	$880,565	$807,358	$825,681	$584,993	$1,462
Total Revenue	$23,755,307	$22,893,610	$24,052,333	$22,923,863	$22,092,574	$55,231
Total Department Expenses	$10,120,537	$9,813,014	$10,411,963	$9,540,605	$9,055,128	$22,638
Gross Operating Profit	$13,634,770	$13,080,596	$13,640,370	$13,383,258	$13,037,446	$32,594
Total Undistributed Expenses	$6,890,609	$6,965,054	$7,394,903	$7,407,458	$7,437,569	$18,594
Profit Before Fixed Charges	$6,744,161	$6,115,542	$6,245,467	$5,975,800	$5,599,876	$14,000
Total Fixed Charges	$1,205,091	$1,487,694	$1,264,250	$1,312,263	$1,433,240	$3,583
Net Operating Income	$5,539,070	$4,627,848	$4,981,217	$4,663,537	$4,166,637	$10,417
FF&E Reserve	$1,181,285	$1,138,580	$1,197,413	$1,141,811	$1,104,629	$2,762
Net Cash Flow	$4,357,785	$3,489,268	$3,783,804	$3,521,726	$3,062,008	$7,655

(1)	UW per Room values are based upon 400 guest rooms.

(2)	Historical RevPAR for 2008, 2009, 2010, 2011 and 2012 was $102.07, $91.24, $90.59, $92.57 and $106.13, respectively.

(3)	Other Revenue consists primarily of vending commissions, guest services, miscellaneous commissions, sales tax discounts, cancellation fees and attrition fees.

Escrows and Reserves. The Key Center Cleveland Whole Loan documents require upfront reserves of $1,540,363 for real estate taxes, $55,406 for insurance premiums, $18,271,556 for planned capital improvements for Key Tower and the Marriott Cleveland Downtown, $18,461,400 for outstanding tenant improvements related to Forest City and Millennia, $5,608,359 for outstanding tenant improvements related to Thompson Hine LLP (which amount was funded by the seller of the Key Center Cleveland Property and is being held by a third party escrow agent, and not by the lender), $4,652,415 for a property improvement plan expected to be incurred at the Marriott Cleveland Downtown in connection with the anticipated renewal of the management agreement with Marriott in 2021, $64,625 for deferred maintenance and $1,991,429 for hotel FF&E. Additionally, at origination, the Key Center Cleveland Borrower provided two letters of credit in the aggregate amount of $5,175,296 to cover free rent associated with the Forest City and Millennia tenants. Provided no event of default has occurred, at the Key Center Cleveland Borrower’s request, and subject to the conditions set forth in the loan agreement, such letters of credit may be reduced to reflect the burn-off of the respective tenant’s free rent period.

The Key Center Cleveland Whole Loan documents also require ongoing monthly reserves of $770,181 for real estate taxes; $27,703 for insurance premiums; $29,284 for replacement reserves (subject to a cap of $1,757,065); $110,513 for tenant improvement and leasing commissions and $5,000 for ground rent. On a monthly basis the Key Center Cleveland Borrower is required to deposit an amount equal to 1/12th of 5.00% (or if Marriott Corporation or an affiliate is the hotel manager, 4.00%) of gross hotel revenues unless either (a) Marriott Corporation or an affiliate thereof is the hotel manager, or (b) the Key Center Cleveland Borrower is required to reserve with the hotel manager an amount not less than the FF&E payment required under the Key Center Cleveland Whole Loan documents. In the event that a property improvement plan (“PIP”) is required pursuant to the applicable hotel management agreement, the Key Center Cleveland Borrower will be required to deposit on a monthly basis, all excess cash flow, until an amount equal to 110% of the costs of such a PIP (exclusive of any portion of the PIP which is duplicative of any of the approved FF&E that has already been reserved for) has been deposited into the PIP reserve account.

Lockbox and Cash Management. The Key Center Cleveland Whole Loan requires a hard lockbox account, which is already in place. The Key Center Cleveland Borrower was required at origination to deliver tenant direction letters instructing all tenants to pay their rents and (if Marriott Corporation or an affiliate is not the hotel manager) all credit card companies under merchant agreements to pay receipts directly into such lockbox account. All checks and cash received from the hotel manager by the Key Center Cleveland Borrower or the property manager are required to be deposited into the lockbox account immediately upon receipt; provided that, so long as Marriott Corporation or its affiliate is the hotel manager, Marriott Corporation is only required to deposit net proceeds payable to the Key Center Cleveland Borrower into the lockbox. The funds on deposit in the lockbox account are required to be transferred daily to the cash management account under the control of the lender and on each due date, all amounts on deposit in the cash management account will be applied to fund reserves and pay debt service (and mezzanine debt service), with remaining funds disbursed to the Key Center Cleveland Borrower. During a Key Center Trigger Period (as defined below), remaining funds after payment of operating expenses will be transferred into an excess cash flow account to be held by the lender as additional collateral. Upon an event of default under the Key Center Cleveland Whole Loan documents, the lender may apply the funds in the cash management account in such priority as it may determine.

A “Key Center Trigger Period” will commence upon the earliest of: (i) the occurrence and continuance of an event of default, (ii) the combined mortgage and mezzanine debt service coverage ratio being less than (a) 1.05x through January 31, 2019 or (b) 1.10x at any time thereafter, (iii) the occurrence of a Key Center Specified Tenant Trigger Period (as defined below) or (iv) the occurrence of a Hotel Management Trigger Period (as defined below). A Key Center Trigger Period will expire upon: (i) with regard to any Key Center Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (ii) with regard to any Key Center Trigger Period commenced in connection with clause (ii) above, the date that the combined debt service coverage ratio is equal to or greater (a) 1.10x for one calendar quarter through January 31, 2019 or (b) 1.15x for one calendar quarter thereafter, (iii) with regard to any Key Center Trigger Period commenced in connection with clause (iii) above, a Key Center Specified Tenant Trigger Period ceasing to exist and (iv) with regard to any Key Center Trigger Period commenced in connection with clause (iv) above, a Hotel Management Trigger Period ceasing to exist.

A “Key Center Specified Tenant Trigger Period” will commence upon the first to occur of (i) any Key Center Specified Tenant (as defined below) being in default under its lease beyond applicable grace and cure periods, (ii) any Key Center Specified Tenant failing to be in actual, physical possession of any

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

portion of the applicable space in excess of 20,000 SF (except as a result of a qualified casualty event), (iii) any Key Center Specified Tenant giving notice that it is terminating its lease for all or any portion of the space (or applicable portion thereof) (other than as a result of an exercise of a contraction option set forth in the lease at origination), (iv) any termination or cancellation of any Key Center Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Key Center Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Key Center Specified Tenant, (vi) any Key Center Specified Tenant failing to extend or renew its lease for a term of at least five years on or prior to the earlier of one (1) year prior to the expiration of the then applicable term of the applicable Key Center Specified Tenant lease or the renewal notice date (if any) set forth in the applicable Key Center Specified Tenant lease, (vii) any Key Center Specified Tenant ceasing to maintain for at least one calendar quarter a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity, and (viii) any termination or cancellation of the Key Center Specified Tenant lease to any portion (but less than all) of the Key Center Specified Tenant space.

A Key Center Specified Tenant Trigger Period will expire upon the first to occur of: (i) the satisfaction of the Key Center Specified Tenant Cure Conditions (defined below) or (ii) the Key Center Cleveland Borrower leasing the entire Key Center Specified Tenant space (or applicable portion thereof that was partially terminated) and the applicable replacement tenant being in physical occupancy and paying the full amount of the rent due and the leasing reserve account funds being sufficient to pay any leasing costs as reasonably expected to be incurred in connection with re-leasing the applicable Key Center Specified Tenant space.

A “Key Center Specified Tenant” is any of, (i) KeyBank, (ii) any other lessee of more than 20,000 SF of the space occupied by KeyBank at loan origination, and (iii) any guarantor(s) of such lease.

“Key Center Specified Tenant Cure Conditions” means the receipt by the lender of evidence of the following, as applicable: (i) the applicable Key Center Specified Tenant has cured all defaults under the applicable Key Center Specified Tenant lease, (ii) the applicable Key Center Specified Tenant is in actual, physical possession of the Key Center Specified Tenant space (or applicable portion thereof) and the applicable Key Center Specified Tenant is paying full, unabated rent under the applicable Key Center Specified Tenant lease, (iii) the applicable Key Center Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Key Center Specified Tenant lease and has re-affirmed the applicable Key Center Specified Tenant lease as being in full force and effect, (iv) in the event the Key Center Specified Tenant Trigger Period is due to the applicable Key Center Specified Tenant’s failure to extend or renew the applicable Key Center Specified Tenant lease in accordance with clause (vi) of the definition of “Key Center Specified Tenant Trigger Period”, the applicable Key Center Specified Tenant has renewed or extended the applicable Key Center Specified Tenant lease for a term of at least five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Key Center Specified Tenant and/or the applicable Key Center Specified Tenant lease, the applicable Key Center Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Key Center Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) in the event the Key Center Specified Tenant Trigger Period is due to clause (vii) of the definition of “Key Center Specified Tenant Trigger Period”, the applicable Key Center Specified Tenant with respect to which such trigger occurred satisfies the credit requirements, and (vii) in the event the Key Center Specified Tenant Trigger Period is due to clause (viii) of the definition of “Key Center Specified Tenant Trigger Period”, the borrower having deposited into the reserve account, an amount equal to $50 PSF.

“Hotel Management Trigger Period” will commence upon the first to occur of: (i) a default by the Key Center Cleveland Borrower or hotel manager under the hotel management agreement, which default continues beyond any applicable grace or cure period, (ii) the Key Center Cleveland Borrower or hotel manager giving notice that it is terminating the hotel management agreement or the hotel manager failing to renew the hotel management agreement by December 31, 2020, (iii) a PIP being required in connection with any hotel management agreement, (iv) any notice of termination, non-renewal or cancellation of the hotel management agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the hotel management agreement failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the hotel manager, (vi) the hotel failing to be operated, “flagged” and/or branded pursuant to the hotel management agreement, and (vii) any permit required pursuant to the hotel management agreement ceasing to be in full force in effect.

A Hotel Management Trigger Period will expire upon the first to occur of the lender’s receipt of evidence of: (1) the satisfaction of the Hotel Management Cure Conditions (defined below), and (2) the branding, “flagging” and operation of the hotel pursuant to a replacement hotel management agreement and the deposit into a PIP reserve account of an amount equal to any required PIP deposit (if any).

“Hotel Management Cure Conditions” means each of the following, as applicable: (i) all defaults have been cured under the hotel management agreement to the satisfaction of the non-defaulting party, (ii) the Key Center Cleveland Borrower and the applicable hotel manager have re-affirmed in writing the hotel management agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable hotel manager and/or hotel management agreement, such hotel manager is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such hotel management agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the hotel continues to be operated, “flagged” and branded pursuant to the hotel management agreement, (v) all permits applicable to the related hotel management agreement are in full force and effect, and (vi) any required PIP reserve has been deposited.

Additional Secured Indebtedness (not including trade debts). The Key Center Cleveland Property also secures the Key Center Cleveland Non-Serviced Pari Passu Companion Loans, which had an aggregate Cut-off Date principal balance of $180,000,000. The Key Center Cleveland Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Key Center Cleveland Mortgage Loan. The Key Center Cleveland Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Key Center Cleveland Non-Serviced Pari Passu Companion Loans. The holders of the Key Center Cleveland Mortgage Loan and the Key Center Cleveland Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Key Center Cleveland Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Concurrently with the funding of the Key Center Cleveland Whole Loan, ACREFI Mortgage Lending, LLC funded a $42,500,000 mezzanine loan (the “Key Center Cleveland Mezzanine Loan”) to 127 PS Mezz Borrower LLC, the sole member of the borrower under the Key Center Cleveland Whole Loan. The Key Center Cleveland Mezzanine Loan accrues interest at an interest rate of 12.750% per annum. The Key Center Cleveland Mezzanine Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the first 24 payments then requires principal and interest payments based on a 25-year amortization schedule through the term of the Key Center Cleveland Mezzanine Loan. The Key Center Cleveland Mezzanine Loan has the same maturity date as the Key Center Cleveland Whole Loan.

Release of Property. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Key Center Cleveland

Ground Lease. The City of Cleveland, Ohio owns the land beneath the parking lot and leases it to the Key Center Cleveland Borrower through 2059 with one 34-year extension through 2093 (“Parking Ground Lease”). The ground lease requires that at least 45% of the parking spaces be reserved for transient parking and hotel guests and the remainder of the parking spaces may be leased on a monthly basis. Minimum base rent paid to the City of Cleveland under the Parking Ground Lease is $60,000 per year and if the revenue exceeds certain breakpoints (based on the percentage of parking space leased on a monthly basis), percentage rent will also be payable.

Terrorism Insurance. The Key Center Cleveland Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Key Center Cleveland Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Key Center Cleveland Property, as well as business interruption insurance covering no less than the 18-month period (except for earthquake, which requires minimum 12 months of coverage) following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Mortgage Loan No. 6-7 – Chicago Business Center and Chicago Marketplace

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Mortgage Loan No. 6-7 – Chicago Business Center and Chicago Marketplace

Chicago Marketplace
2455 South Damen Avenue
Chicago, IL 60608
Chicago Business Center
2600 West 35th Street
Chicago, IL 60632
CHICAGO
East Garfield Park
North Lawndale
Near West Side
West Loop
Chicago Loop
Greektown
South Loop
University Village/ Little Italy
Illinois Medical District
Pilsen
Lower West Side
Little Village
Chinatown
Bridgeport
McKinley Park
Brighton Park
Back of the Yards
Douglas Park
Harrison Park
Park Garibaldi
McKinley Park
Henry C. Palmisano Park
Addams Park
Arrigo Park
Union Park
Eisenhower Expwy
Stevenson Expwy
Dan Ryan Expwy
Chicago Sanitary & Ship Canal
Chicago River
South Branch
CTA BLUE LINE
CTA PINK LINE
CTA ORANGE LINE
CTA RED LINE
METRA
W. Washington Blvd.
W. Warren Blvd.
W. Madison St.
W. Adams St.
W. Jackson Blvd.
W. Harrison St.
W. Taylor St.
W. Roosevelt Rd.
W. Douglas Blvd.
W. Ogden Ave.
W. 14th Pl.
W. 18th St.
W. Cermak Rd.
W. 26th St.
W. 31st St.
W. 35th St.
W. 39th St.
W. 43rd St.
W. Pope John Paul II Dr.
W. 47th St.
S. Kedzie Ave.
S. Sacramento Blvd.
S. California Ave.
S. Western Ave.
S. Marshall Blvd.
S. Damen Ave.
S. Ashland Ave.
S. Racine Ave.
S. Halsted St.
S. Canal St.
S. Clinton St.
S. Des Plaines St.
S. Blue Island Ave.
S. Throop St.
S. Archer Ave.
Canalport Ave.
Wacker Drive
United Center
City Coll. of Chicago/ Malcolm X Coll.
Cook County Hospital
Rush Univ. Medical Center
Jesse Brown VA Medical Center
Univ. of Illinois College of Medicine
UIC College of Dentistry
UIC School of Public Health
University of Illinois-Chicago
UIC Forum
FBI Chicago Office
Mt. Sinai Hospital Orthopedics
Mt. Sinai Hospital of Internal Med.
Cinespace Chicago Film Studios
Cinelease
Lagunitas Brewing Co. Chicago
National Museum of Mexican Art
Thalia Hall
Union Station
Willis (Sears) Tower
Chicago Stock Exchange
Southgate Market
Chinatown Gate
Criminal Court Building
Anthony Marano Co.
East Balt Commissary
Ameropan Oil
Paul Simon Chicago Jobs Corps Center
Chicago Sports Complex
Riverside Square and River's Edge
Pepsi Beverages
The Bridgeport Art Center
Illinois Institute of Technology
Guaranteed Rate Field
Amiberica
Chicago Export Packing Co.
McKinley Gymnastics Center
Iron Mountain Records Storage Facility
Chicago Indoor Sports
Richwell Refrigerated Warehouse
Ashland Cold Storage
WestRock Co.
Berkshire Refrigerated Warehouse
Corwith Intermodal Facility
Des Plaines
Skokie
Evanston
Niles
Park Ridge
Elk Grove Village
Elmhurst
Melrose Park
Oak Park
Maywood
Cicero
Berwyn
Oak Lawn
Orland Park
Lake Michigan
INDIANA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Mortgage Loan No. 6 – Chicago Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$22,875,000			Location:	Chicago, IL 60632
Cut-off Date Balance(1):	$22,875,000			General Property Type:	Industrial
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Flex
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Ruben Espinoza; Gloria Flores Soto			Year Built/Renovated(5):	1930/2010
Mortgage Rate:	4.8540%			Size:	683,533 SF
Note Date:	2/23/2017			Cut-off Date Balance per SF(1):	$47
First Payment Date:	4/1/2017			Maturity Date Balance per SF(1):	$40
Maturity Date:	3/1/2027			Property Manager:	Marketplace Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$2,983,989
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield(1):	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.2%
Additional Debt Type:	N/A			UW NCF DSCR(1):	2.21x (IO) 1.71x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$2,924,534 (12/31/2016)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI:	$1,742,160 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$2,388,772 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.3% (1/19/2017)
RE Tax:	$40,739	$20,370	N/A	2nd Most Recent Occupancy:	84.1% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	83.8% (12/31/2014)
Recurring Replacements:	$0	$8,544	$307,590	Appraised Value (as of):	$30,500,000 (12/22/2016)
TI/LC:	$0	$22,784	$1,093,653	Cut-off Date LTV Ratio(1):	73.0%
Deferred Maintenance:	$113,750	$0	N/A	Maturity Date LTV Ratio(1):	62.1%

Mortgage Loan No. 7 – Chicago Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$14,490,000			Location:	Chicago, IL 60608
Cut-off Date Balance(1):	$14,490,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Distribution Warehouse/Cold Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Ruben Espinoza; Gloria Flores Soto			Year Built/Renovated(5):	2006/N/A
Mortgage Rate:	4.8540%			Size:	109,681 SF
Note Date:	2/23/2017			Cut-off Date Balance per SF(1):	$47
First Payment Date:	4/1/2017			Maturity Date Balance per SF(1):	$40
Maturity Date:	3/1/2027			Property Manager:	Marketplace Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,526,742
Seasoning:	2 months			UW NOI Debt Yield(1):	12.1%
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	14.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.21x (IO) 1.71x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,762,195 (12/31/2016)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,888,846 (12/31/2015)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,669,629 (12/31/2014)
Reserves(4)				Most Recent Occupancy:	98.7% (1/19/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.2% (12/31/2015)
RE Tax:	$16,432	$8,216	N/A	3rd Most Recent Occupancy:	97.3% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$20,700,000 (12/22/2016)
Recurring Replacements:	$0	$1,805	$64,963	Cut-off Date LTV Ratio(1):	73.0%
TI/LC:	$0	$4,511	$216,542	Maturity Date LTV Ratio(1):	62.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Sources and Uses
Sources	Proceeds	% of Total	Uses(5)	Proceeds	% of Total
Chicago Business Center Loan Amount:	$22,875,000	61.2%	Loan Payoff:	$24,823,425	66.4%
Chicago Marketplace Loan Amount:	$14,490,000	38.8%	Closing Costs:	$870,448	2.3%
			Reserves:	$170,921	0.5%
			Return of Equity:	$11,500,206	30.8%
Total Sources:	$37,365,000	100.0%	Total Uses:	$37,365,000	100.0%

(1)	The Chicago Business Center Mortgage Loan is cross collateralized with the Chicago Marketplace Mortgage Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes evidencing the Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan.

(2)	As the Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan are cross collateralized, defeasance must occur contemporaneously on both mortgage loans.

(3)	See “Mezzanine Loan and Preferred Equity” below for further discussion of permitted future mezzanine debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Chicago Business Center Mortgage Loan sponsors redeveloped the Chicago Business Center Property in 2010 and have a cost basis of approximately $19.3 million in the property. The Chicago Marketplace Mortgage Loan sponsors constructed the Chicago Marketplace Property in 2006 and have a cost basis of approximately $20.7 million in the property.

The Mortgage Loans. The sixth mortgage loan (the “Chicago Business Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,875,000, secured by a first priority fee mortgage encumbering an industrial flex property in Chicago, Illinois, known as Chicago Business Center (the “Chicago Business Center Property”).

The seventh mortgage loan (the “Chicago Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $14,490,000, secured by a first priority fee mortgage encumbering an industrial distribution warehouse and cold storage property in Chicago, Illinois, known as Chicago Marketplace (the “Chicago Marketplace Property”).

The Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan are cross-collateralized and cross-defaulted and if considered as one mortgage loan, constitute the sixth largest mortgage loan.

The proceeds of the Chicago Business Center Mortgage Loan and Chicago Marketplace Mortgage Loan were used to refinance a previous loan with an original principal balance of $23,000,000 secured by the Chicago Business Center Property and Chicago Marketplace Property, fund reserves, pay closing costs and return equity to the sponsors of the Chicago Business Center Mortgage Loan and Chicago Marketplace Mortgage Loan. The previous mortgage loan was included in the UBSBB 2012-C3 transaction.

The Borrowers and the Sponsors. The Chicago Business Center Mortgage Loan borrower is NEA CMP Chicago Business Center, LLC (the “Chicago Business Center Borrower”), a single-purpose Delaware limited liability company, with at least one independent director.

The Chicago Marketplace Mortgage Loan borrower is NEA Chicago Marketplace, LLC (the “Chicago Marketplace Borrower”), a single-purpose Delaware limited liability company.

The sponsors for both the Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan are Gloria Flores Soto and son, Ruben Espinoza. Gloria Flores Soto is the nonrecourse carve-out guarantor for both the Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan. In addition to the Chicago Business Center Property and the Chicago Marketplace Property, Gloria Flores Soto owns and operates Dearborn Wholesale Cash and Carry, a wholesale distributor of grocery items.

The Properties.

The Chicago Business Center Property. The Chicago Business Center Property is secured by the fee interest in a two-building multi-tenant industrial flex property located on a 16.13-acre parcel in Chicago, Illinois. The Chicago Business Center Property was constructed in 1930 and was previously used as a soup processing facility for Campbell Soup, then as a distribution facility and corporate office for Union Liquor Company. In 2010, the Chicago Business Center Property was purchased by the Chicago Business Center Mortgage Loan sponsors at a cost of approximately $7.0 million and the sponsors subsequently invested approximately $12.2 million in capital expenditures and tenant improvements to renovate and lease the facility to its current 88.3% occupied multi-tenant space. The Chicago Business Center Mortgage Loan sponsors have a total cost basis in the property of approximately $19.3 million.

The first building is a four-story loft comprised of approximately 362,319 SF, with the first floor being primarily industrial space, the second and third floors being primarily office space, and the fourth floor being storage space. The second building is a single-story warehouse comprised of approximately 321,214 SF. Together, there is a total of 683,533 SF which is currently utilized as 72.4% warehouse and 27.6% office. The clear-height of the buildings ranges from 16 to 26 feet. There are four grade level overhead doors, 24 dock high overhead doors and 251 parking spaces.

As of January 19, 2017, the Chicago Business Center Property was 88.3% occupied by 32 diverse tenants. The largest tenants are Villegas Furniture, Inc, a mattress recycling firm, Chicago Sports Complex, LLC, the largest youth soccer club in the Chicagoland area, Amberleaf Cabinetry Inc., a stock and semi-custom cabinetry company, New Era Windows, Inc., a window manufacturer, and Poppies Dough of Illinois, Inc., a pastry manufacturer and retailer.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

The following table presents certain information relating to the leases at the Chicago Business Center Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Chicago Sports Complex, LLC	NR/NR/NR	97,941	14.3%	$622,764	18.5%	$6.36	6/30/2023
Villegas Furniture, Inc	NR/NR/NR	104,460	15.3%	$564,852	16.8%	$5.41	8/31/2021(4)
Amberleaf Cabinetry Inc.	NR/NR/NR	59,700	8.7%	$358,200	10.7%	$6.00	9/30/2026
Major Tenant Total		262,101	38.3%	$1,545,816	46.0%	$5.90
Other Tenants		341,462	50.0%	$1,816,468	54.0%	$5.32
Total Occupied Space		603,563	88.3%	$3,362,284	100.0%	$5.57
Vacant Space		79,970	11.7%
Total/Wtd. Avg.		683,533	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Tenants are ordered by % of Total Annual UW Rent.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	Villegas Furniture, Inc occupies 59,484 SF under a lease expiring August 31, 2021 and 44,976 SF under a lease expiring March 30, 2025.

The following table presents certain information relating to the lease rollover schedule at the Chicago Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	4	50,302	7.4%	7.4%	$293,579	$5.84	8.7%	8.7%
2019	4	8,353	1.2%	8.6%	$64,941	$7.77	1.9%	10.7%
2020	1	13,200	1.9%	10.5%	$114,000	$8.64	3.4%	14.1%
2021	15	200,257	29.3%	39.8%	$1,006,494	$5.03	29.9%	44.0%
2022	4	100,361	14.7%	54.5%	$472,705	$4.71	14.1%	58.0%
2023	1	97,941	14.3%	68.8%	$622,764	$6.36	18.5%	76.6%
2024	1	12,112	1.8%	70.6%	$72,006	$5.95	2.1%	78.7%
2025	1	44,976	6.6%	77.2%	$240,852	$5.36	7.2%	85.9%
2026	2	64,700	9.5%	86.6%	$388,200	$6.00	11.5%	97.4%
2027	0	0	0.0%	86.6%	$0	$0.00	0.0%	97.4%
Thereafter	2	11,361	1.7%	88.3%	$86,743	$7.64	2.6%	100.0%
Vacant	0	79,970	11.7%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	35	683,533	100.0%		$3,362,284	$5.57	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling excludes vacant space.

The Chicago Marketplace Property. The Chicago Marketplace Property is secured by the fee interest in a 109,681 SF single story industrial distribution warehouse and cold storage facility located on a 3.62-acre parcel in Chicago, Illinois. The Chicago Marketplace Property was developed from the ground-up in 2006 by the Chicago Marketplace Mortgage Loan sponsors. The Chicago Marketplace Property is considered a Class A property, and one of the few newly-constructed, multi-tenant refrigerated warehouse buildings in the Chicago metropolitan statistical area. The recent construction translates to higher energy efficiency and higher clear heights as compared to the rest of the market. The Chicago Marketplace Mortgage Loan sponsors spent approximately $7.2 million to acquire and develop the property and subsequently invested approximately $13.4 million in capital expenditures and tenant improvements equating to a total cost basis of approximately $20.7 million.

The Chicago Marketplace Property is located adjacent to the Chicago International Produce Market, a 36-unit, 436,000 SF industrial condominium facility developed in 2002 to replace the South Water Street Market. The Chicago International Produce Market was constructed with information technology infrastructure, and is home to 22 independent wholesale produce merchants who offer a variety of products. The Chicago Marketplace Property is currently utilized as 11.5% office, 53.8% dry storage, and 34.7% cold storage (processing, cooler and freezer). The clear-height of the warehouse facilities is 30 feet. There are 32 grade level overhead doors, one dock high overhead door and 60 parking spaces.

As of January 19, 2017, the Chicago Marketplace Property was 98.7% occupied by 14 tenants with suite sizes that range from 200 SF to 25,047 SF, averaging 7,734 SF. The suite sizes are smaller than those typically found in the cold storage market and according to the appraisal, as a result are in high demand. The largest tenants are Dearborn Marketplace Inc., a wholesale grocery supplies store, Jack Tuchten Whole Sale Produce, Inc., a wholesale produce provider, Christopher Ranch LLC, a California garlic grower, Cream Wine Company, LLC, a wine, spirits and cider importer and distributor, and National Produce Sales Inc.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

The following table presents certain information relating to the leases at the Chicago Marketplace Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Dearborn Marketplace Inc.	NR/NR/NR	25,047	22.8%	$467,256	23.2%	$18.66	4/30/2019
Jack Tuchten Whole Sale Produce, Inc.	NR/NR/NR	12,500	11.4%	$224,750	11.2%	$17.98	2/28/2023(4)
National Produce Sales Inc.	NR/NR/NR	10,687	9.7%	$210,000	10.4%	$19.65	3/31/2021
Christopher Ranch LLC	NR/NR/NR	12,500	11.4%	$205,224	10.2%	$16.42	2/28/2018(5)
Major Tenant Total		60,734	55.4%	$1,107,230	55.0%	$18.23
Other Tenants		47,537	43.3%	$905,188	45.0%	$19.04
Total Occupied Space		108,271	98.7%	$2,012,418	100.0%	$18.59
Vacant Space		1,410	1.3%
Total/Wtd. Avg.		109,681	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Tenants are ordered by % of Total Annual UW Rent.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	Jack Tuchten Whole Sale Produce, Inc. has a termination right at the end of each lease year upon 90 days’ notice.

(5)	Christopher Ranch LLC has one three-year renewal option upon 120 days’ notice.

The following table presents certain information relating to the lease rollover schedule at the Chicago Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	3	25,200	23.0%	23.0%	$344,100	$13.65	17.1%	17.1%
2019	4	40,934	37.3%	60.3%	$787,168	$19.23	39.1%	56.2%
2020	1	2,250	2.1%	62.3%	$54,000	$24.00	2.7%	58.9%
2021	4	23,887	21.8%	84.1%	$548,400	$22.96	27.3%	86.1%
2022	0	0	0.0%	84.1%	$0	$0.00	0.0%	86.1%
2023	1	12,500	11.4%	95.5%	$224,750	$17.98	11.2%	97.3%
2024	0	0	0.0%	95.5%	$0	$0.00	0.0%	97.3%
2025	0	0	0.0%	95.5%	$0	$0.00	0.0%	97.3%
2026	0	0	0.0%	95.5%	$0	$0.00	0.0%	97.3%
2027	0	0	0.0%	95.5%	$0	$0.00	0.0%	97.3%
Thereafter	1	3,500	3.2%	98.7%	$54,000	$15.43	2.7%	100.0%
Vacant	0	1,410	1.3%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	14	109,681	100.0%		$2,012,418	$18.59	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling excludes vacant space.

The Market. The Chicago Business Center Property and Chicago Marketplace Property are located within two miles of each other on opposite sides of I-55 in the southern portion of the city of Chicago, Illinois, approximately 3.5 miles southwest of the Chicago central business district. The immediate area is established for industrial use and features manufacturing and warehouse developments which were mostly built between the 1930’s and 1950’s.

The Chicago Business Center Property and Chicago Marketplace Property are proximate to the Chicago central business district and have road, rail, air and waterway access. Within approximately five miles of both properties is the interstate interchange of I-55 and I-90/94, and I-290. Approximately two miles west is the BNSF-Corwith Intermodal of Brighton Park (known as Corwith Yard or the Corwith Intermodal Facility), a landmark railway yard loading approximately 1900 containers per day. Also serving the area are the South Branch of the Chicago River/Sanitary Drainage and Ship Canal, a navigation channel between the Chicago River and the Calumet-Sag (Cal-Sag) Channel, servicing barge traffic, and the Chicago O’Hare International Airport and Chicago Midway International Airport servicing air-freight businesses.

According to the appraisals, the 2016 estimated population within a three- and five-mile radius of the Chicago Business Center Property was 376,284 and 985,653, respectively. The 2016 estimated average household income within the same radii of the Chicago Business Center Property was $49,163 and $61,528, respectively. The 2016 estimated population within a three- and five-mile radius of the Chicago Marketplace Property was 394,376 and 1,024,609, respectively. The 2016 estimated average household income within the same radii of the Chicago Marketplace Property was $61,840 and $75,116, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

According to the appraisals, the overall Chicago industrial market has had 25 consecutive quarters of positive net absorption during which time 110.3 million SF (9% of current inventory) was delivered. The Chicago Business Center Property and Chicago Marketplace Property are located within the City South industrial submarket, which as of the third quarter 2016 had inventory of approximately 1,343 buildings (141,359,334 SF), a vacancy rate of 3.1% and average net asking rents of $5.00. From 2005-2015, the City South submarket has grown by approximately 4.95 million SF (approximately 3.6%), with limitations due to the minimal amount of available land. There is currently 695,413 SF of development under construction in the City South submarket, which is the first construction to start within the last four years. Of the new development, 367,043 SF is being constructed as built-to-suit for Preferred Freezer and Whole Foods.

The following table presents certain information relating to comparable industrial leases for the Chicago Business Center Property:

	Comparable Property Summary
Property/Location	Year Built	Occ.	Total SF	% Office	Clear Height (feet)	Tenant Name	Leased SF	Lease Type	Lease Date/Term	Rent PSF
Chicago Business Center Property	1930	88.3%	683,533	27.6%	16-26
Edsal Industrial Facility 4301-4309 S. Morgan St Chicago, IL	1975	100%	199,000	5.0%	24	Norchem	100,000	Gross	Sep-14/5.0 Yrs	$4.50
Clock Tower Industrial Center 1903-1965 W Pershing Road Chicago, IL	1907	59%	1,300,000	3.0%	14	Available Available	30,160 2,023	Gross	Jan-17/5.0 Yrs Jan-16/5.0 Yrs	$2.75 $6.00
6100 W. 73rd Street 6100 W. 73rd Street Bedford Park, IL	1982	100%	232,000	8.3%	24	Trimark Marlinn LLC Neilsen & Bainbridge	154,307 77,693	Gross	Jun-17/7.0 Yrs Nov-13/5.5 Yrs	$5.50 $2.50
7447 South Central Avenue 7447 South Central Avenue Bedford Park, IL	1975	53%	118,218	1.5%	24	Bus & Truck of Chicago	62,500	Gross	Dec-14/5.4 Yrs	$5.45
4800 W. Roosevelt 4800 W. Roosevelt Chicago, IL	1968	60%	700,000	10.0%	16	Royal Box Group, LLC	134,474	Gross	Sep-15/3.0 Yrs	$4.00
Industrial Building 2005 West 43rd Street Chicago, IL	1970	44%	225,652	11.6%	11	JAWS Wholesale	98,400	Gross	Jun-15/3.2 Yrs	$4.00

Source: Appraisal. The Chicago Business Center Property Occ. and Total SF are based on the underwritten rent roll.

The following table presents certain information relating to comparable industrial leases for the Chicago Marketplace Property:

	Comparable Property Summary
Property/Location	Year Built	Occ.	Total SF	% Office	% Cold Storage	Clear Height (feet)	Tenant Name	Leased SF	Lease Type	Lease Date/Term	Rent PSF
Chicago Marketplace Property	2006	98.7%	109,681	11.5%	34.7%	30
Rupari Food Services 15600 Wentworth Avenue South Holland, IL	1991	100%	138,540	5.2%	68.8%	19	Rupari Food Services, Inc	138,540	NNN	Jan-14/20.0 Yrs	$10.39
2635 South Western Industrial Facility 2635 South Western Avenue Chicago, IL	2004	100%	296,655	2.5%	92.6%	28	Open Kitchens Lincoln Provision	21,677 28,416	NNN NNN	Sep-15/5.4 Yrs Aug-15/5.0 Yrs	$10.70 $13.48
Preferred Freezer 2302 South Paulina Street Chicago, IL	2017	100%	227,043	4.0%	96.0%	58	Preferred Freezer	227,043	NNN	Jan-17/25.0 Yrs	$15.82
Professional Freezing Services 7035 West 65th Street Bedford Park, IL	2015	100%	300,681	5.0%	90.4%	27	John R. Morreale Stampede Meat	43,893 20,384	NNN NNN	Oct-16/7.0 Yrs Jan-16/3.0 Yrs	$13.75 $12.38
920 West Pershing 920 West Pershing Chicago, IL	1970	100%	43,772	4.6%	0.0%	20	Stanley Steemer Trane	18,910 24,862	NNN NNN	Jul-16/7.2 Yrs May-16/5.0 Yrs	$6.00 $7.00
2801 S Western Ave 2801 S Western Ave Chicago, IL	1979	100%	277,523	9.0%	18.0%	28	Amazon Allen Brothers	150,261 127,262	NNN NNN	Dec-15/5.6 Yrs Mar-15/10.5 Yrs	$5.15 $7.97
1000 N North Branch 1000 N North Branch Chicago, IL	1914	100%	24,829	38.0%	0.0%	16	Domaine Chicago	24,829	NNN	Jul-15/10.0 Yrs	$9.80

Source: Appraisal. The Chicago Marketplace Property Occ. and Total SF are based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Chicago Business Center Property and the Chicago Marketplace Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Chicago Business Center Property
Base Rent	$2,881,508	$2,797,700	$2,125,377	$2,997,350	$3,822,111	$5.59
Reimbursements	$94,349	$99,807	$186,542	$486,685	$372,694	$0.55
Other Income	$160,263	$108,545	$107,318	$84,000	$84,000	$0.12
Less Vacancy	$0	$0	$0	$0	($504,087)	(12.0%)
Effective Gross Income	$3,136,120	$3,006,052	$2,419,237	$3,568,035	$3,774,718	$5.52
Total Operating Expenses	$413,074	$617,280	$677,077	$643,501	$790,729	$1.16
Net Operating Income	$2,723,046	$2,388,772	$1,742,160	$2,924,534	$2,983,989	$4.37
Capital Expenditures	$0	$0	$0	$0	$102,530	$0.15
TI/LC	$0	$0	$0	$0	$273,771	$0.40
Net Cash Flow	$2,723,046	$2,388,772	$1,742,160	$2,924,534	$2,607,688	$3.82

Occupancy %	99.0%	83.8%	84.1%	88.3%(1)	88.0%
Chicago Marketplace Property
Base Rent	$2,024,160	$1,890,093	$2,078,679	$1,956,288	$2,012,418	$18.35
Reimbursements	$99,989	$90,559	$68,991	$81,179	$81,179	$0.74
Other Income	$61,776	$1,150	$0	$1,300	$1,300	$0.01
Less Vacancy	$0	$0	$0	$0	($104,680)	(5.0%)
Effective Gross Income	$2,185,925	$1,981,802	$2,147,670	$2,038,767	$1,990,217	$18.15
Total Operating Expenses	$242,670	$312,173	$258,824	$276,572	$463,475	$4.23
Net Operating Income	$1,943,255	$1,669,629	$1,888,846	$1,762,195	$1,526,742	$13.92
Capital Expenditures	$0	$0	$0	$0	$21,654	$0.20
TI/LC	$0	$0	$0	$0	$54,202	$0.49
Net Cash Flow	$1,943,255	$1,669,629	$1,888,846	$1,762,195	$1,450,886	$13.23

Occupancy %	100.0%	97.3%	97.2%	98.7%(1)	95.0%
NOI DSCR (IO)(2)	2.54x	2.21x	1.97x	2.55x	2.45x
NOI DSCR (P&I)(2)	1.97x	1.71x	1.53x	1.98x	1.91x
NCF DSCR (IO)(2)	2.54x	2.21x	1.97x	2.55x	2.21x
NCF DSCR (P&I)(2)	1.97x	1.71x	1.53x	1.98x	1.71x
NOI Debt Yield(2)	12.5%	10.9%	9.7%	12.5%	12.1%
NCF Debt Yield(2)	12.5%	10.9%	9.7%	12.5%	10.9%

(1)	Occupancy % as of January 19, 2017.

(2)	Debt service coverage ratios and debt yields as shown are based on the aggregate principal balance of the promissory notes evidencing the Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan.

Escrows and Reserves.

The Chicago Business Center Borrower deposited at origination $40,739 for real estate taxes and is currently required to deposit monthly 1/12th of the annual estimated real estate taxes due and 1/12th of the annual insurance premiums due (unless the Chicago Business Center Property is covered by an acceptable blanket policy). The Chicago Business Center Borrower deposited at origination $113,750 for immediate repairs and is required to deposit monthly $8,544 for replacement reserves, capped at $307,590, and $22,784 for leasing reserves, capped at $1,093,653.

The Chicago Marketplace Borrower deposited at origination $16,432 for real estate taxes and is currently required to deposit monthly 1/12th of the annual estimated real estate taxes due and 1/12th of the annual insurance premiums due (unless the Chicago Marketplace Property is covered by an acceptable blanket policy). The Chicago Marketplace Borrower is required to deposit monthly $1,805 for replacement reserves, capped at $64,963, and $4,511 for leasing reserves, capped at $216,542.

Lockbox and Cash Management. The Chicago Business Center Mortgage Loan and the Chicago Marketplace Mortgage Loan are structured with hard lockboxes, which are in place, and springing cash management. Upon the occurrence of a Cash Sweep Period (as defined below), all sums on deposit in the lockbox account are required to be swept daily into a lender-controlled cash management account.

A “Cash Sweep Period” will commence upon an event of default or upon the debt service coverage ratio for the respective mortgage loan being less than 1.15x on a trailing six month basis. A Cash Sweep Period will end when the debt service coverage ratio is equal to or greater than 1.20x on a trailing six month basis for two consecutive quarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Chicago Business Center and Chicago Marketplace

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity.

Upon not less than 24 months after the origination of the Chicago Business Center Mortgage Loan, the owner(s) of the Chicago Business Center Borrower have a one-time right to incur mezzanine financing in a maximum amount of $3,000,000, secured by a pledge of the mezzanine borrower’s equity interests in the Chicago Business Center Borrower, provided among other conditions that (i) no event of default is continuing (ii) the combined loan to value ratio for the Chicago Business Center Mortgage Loan and the proposed mezzanine loan does not exceed 75%, (iii) the combined debt service coverage ratio is greater than or equal to 1.80x on a trailing twelve month basis, (iv) the combined debt yield is equal to or greater than 11.40%, (v) the holder of the permitted mezzanine financing is acceptable to lender and (vi) lender has received rating agency confirmation.

Upon not less than 24 months after the origination of the Chicago Marketplace Mortgage Loan, the owner(s) of the Chicago Marketplace Borrower have a one-time right to incur mezzanine financing in a maximum amount of $2,000,000, secured by a pledge of the mezzanine borrower’s equity interests in the Chicago Marketplace Borrower, provided among other conditions that (i) no event of default is continuing (ii) the combined loan to value ratio for the Chicago Marketplace Mortgage Loan and the proposed mezzanine loan does not exceed 70%, (iii) the combined debt service coverage ratio is greater than or equal to 1.58x on a trailing 12 month basis, (iv) the combined debt yield is equal to or greater than 10.01%, (v) the holder of the permitted mezzanine financing is acceptable to lender and (vi) lender has received rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance. The Chicago Business Center Mortgage Loan documents and the Chicago Marketplace Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the related borrower provide coverage for terrorism (provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same may be modified, amended or extended) or substantially similar program (“TRIPRA”) is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage is required), as well as business interruption insurance covering a 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	D.C. Office Portfolio

Mortgage Loan No. 8 – D.C. Office Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	D.C. Office Portfolio

Mortgage Loan No. 8 – D.C. Office Portfolio

WASHINGTON D.C.
Downtown Washington
Dupont Circle
ROCK CREEK PARK
West End
Washington Circle Park
Farragut Square
McPherson Square
Lafayette Square
President's Park
The Ellipse
White House
George Washington University
METRO RED LINE
METRO BLUE, ORANGE, SILVER LINES
Massachusetts Ave NW
Connecticut Ave NW
New Hampshire Ave NW
Rhode Island Ave NW
Pennsylvania Ave NW
Virginia Ave NW
Constitution Ave NW
P St NW
N St NW
M St NW
L St NW
K St NW
I St NW
H St NW
G St NW
F St NW
E St NW
17th St NW
18th St NW
19th St NW
15th St NW
International Monetary Fund
World Bank
GSA Headquarters
US Department of the Interior
Eisenhower Executive Office Bldg.
US Dept. of the Treasury
D.C. Office Portfolio
1 1020 19th Street Northwest Washington, DC 20036
2 1900 L Street Northwest Washington, DC 20036
3 1920 L Street Northwest Washington, DC 20036
Rockville
Wheaton
Potomac
Silver Spring
Bethesda
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
MARYLAND

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	D.C. Office Portfolio

Mortgage Loan No. 8 – D.C. Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$35,000,000			Location:	Washington, D.C. 20036
Cut-off Date Balance(1):	$35,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.0%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Charles Gravely; Shelton Zuckerman			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.7579%			Size:	328,319 SF
Note Date:	2/13/2017			Cut-off Date Balance per SF(1):	$320
First Payment Date:	4/1/2017			Maturity Date Balance per SF(1):	$320
Maturity Date:	3/1/2027			Property Manager:	Zuckerman Gravely Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$9,259,959
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI Debt Yield(4):	9.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(4):	9.3%
Additional Debt Type(2):	Pari Passu/Mezzanine			UW NCF DSCR(1):	1.71x
Additional Debt Balance(2):	$70,000,000/$25,000,000			Most Recent NOI:	$8,856,380 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$9,384,675 (12/31/2015)
Reserves(3)				3rd Most Recent NOI:	$9,553,851 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	89.4% (Various)
RE Tax:	$1,614,433	$230,633	N/A	2nd Most Recent Occupancy:	94.4% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	91.0% (12/31/2015)
Recurring Replacements:	$0	$4,925	$237,000	Appraised Value (as of)(6):	$186,800,000 (12/22/2016)
TI/LC:	$0	$41,040	$1,970,000	Cut-off Date LTV Ratio(4):	53.5%
Other:	$6,933,668	$0	N/A	Maturity Date LTV Ratio(4):	53.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$105,000,000	80.8%	Loan Payoff(7):	$107,197,954	82.5%
Mezzanine Loan(2):	$25,000,000	19.2%	Reserves:	$8,548,101	6.6%
			Closing Costs:	$1,749,188	1.3%
			Return of Equity:	$12,504,757	9.6%
Total Sources:	$130,000,000	100.0%	Total Uses:	$130,000,000	100.0%

(1)	The D.C. Office Portfolio Mortgage Loan (as defined below) is part of the D.C. Office Portfolio Whole Loan (as defined below), which had an original principal balance of $105,000,000 and is comprised of two pari passu promissory notes. The non-controlling D.C. Office Portfolio Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-off Date and will be contributed to the MSBAM 2017-C33 trust. The Cut-off Date Balance Per SF, Maturity Date Balance per SF and UW NCF DSCR are based on the D.C. Office Portfolio Whole Loan. See “Mezzanine Loan and Preferred Equity” below with respect to statistics including the mezzanine loan.

(2)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)”, and “Mezzanine Loan and Preferred Equity”, for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The D.C. Office Portfolio Whole Loan included the funding of a $5,000,000 earnout reserve, which may be released to the borrowers in partial disbursements provided that, among other conditions, a 6.73% debt yield is achieved. Any amounts not disbursed within the later of the second year following the closing date of the securitization of the last note of the D.C. Office Portfolio Whole Loan to be securitized and 30 months after the origination date of the D.C. Office Portfolio Whole Loan will be used to pay down the D.C. Office Portfolio Whole Loan together with the borrowers’ payment of a yield maintenance premium. The UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio as shown are based on the D.C. Office Portfolio Whole Loan net of the $5,000,000 earnout reserve. The UW NOI Debt Yield and Cut-off Date LTV Ratio based on the D.C. Office Portfolio Whole Loan amount of $105,000,000 are 8.8% and 56.2%, respectively. See “Mezzanine Loan and Preferred Equity” below with respect to statistics including the mezzanine loan.

(5)	Most Recent Occupancy includes one new tenant with a signed lease effective February 15, 2017 and three tenants (3.1% of NRA) with executed leases that will not be in occupancy at the D.C. Office Portfolio Properties until June 1, 2017, July 15, 2017 and October 1, 2017. The lender has reserved six months’ rent associated with three of the four tenants. The Most Recent Occupancy excluding these four tenants is 85.9%. See “Escrows and Reserves” below for further details.

(6)	The D.C. Office Portfolio Properties were given an “as-is” appraised assemblage land value of $203,000,000 as of December 22, 2016 resulting in a Cut-off Date LTV ratio of 51.7% based on the D.C. Office Portfolio Whole Loan.

(7)	The loan sponsors purchased the D.C. Office Portfolio Properties between 2001 and 2007 for an aggregate purchase price of $112,100,000 and maintain a total cost basis of approximately $140,564,075.

The Mortgage Loan. The eighth largest mortgage loan (the “D.C. Office Portfolio Mortgage Loan”) is part of a whole loan (the “D.C. Office Portfolio Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $105,000,000, both of which are secured by a first priority fee mortgage encumbering three office buildings located in Washington, D.C. (the “D.C. Office Portfolio Property” or the “D.C. Office Portfolio Properties”). Promissory Note A-2, in the original principal amount of $35,000,000, represents the D.C. Office Portfolio Mortgage Loan and will be included in the MSBAM 2017-C33 securitization trust. Promissory Note A-1 in the original principal amount of $70,000,000 (the “D.C. Office Portfolio Non-Serviced Pari Passu Companion Loan”) represents the controlling interest in the D.C. Office Portfolio Whole Loan and was contributed to the BANK 2017-BNK4 securitization trust. The D.C. Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	D.C. Office Portfolio

2017-BNK4 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The D.C. Office Portfolio Properties were previously securitized in the WBCMT 2007-C31 transaction.

The Borrowers and the Sponsors. The borrowers are ZG 1900 L Street, LLC, ZG 1920 L Street, LLC and ZG 1020 19th Street, LLC (individually and collectively, the “D.C. Office Portfolio Borrower”), each a single purpose Delaware limited liability company with two independent directors. The loan sponsors and the non-recourse carve-out guarantors are Charles Gravely and Shelton Zuckerman.

Charles Gravely and Shelton Zuckerman are each principals of Zuckerman Gravely Development, Inc., a full service real estate company specializing in property management, development, leasing, finance and construction. Zuckerman Gravely Development, Inc. has a portfolio of approximately 1.7 million SF of commercial office and retail space that is currently over 95% leased, and approximately 1,700 apartment units in the Washington, D.C. metropolitan area.

The Property. The D.C. Office Portfolio Properties consist of the fee interests in three Class B office buildings, the “1020 19th Street Property”, “1900 L Street Property” and “1920 L Street Property”, totaling 328,319 SF in the Washington, D.C. central business district.

The following table presents certain information relating to the D.C. Office Portfolio Properties:

Property Summary
Property Name/Location	Allocated Cut- Off Date Balance	% of Portfolio Cut-Off Date Balance	Allocated Loan Amount	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)(1)	Appraised Value	Allocated Cut-off Date LTV(2)
1020 19th Street Property 1020 19th Street Northwest Washington, D.C., 20036	$11,823,333	33.8%	$35,470,000	93.9%	1982/1999	115,737	$63,100,000	53.5%
1900 L Street Property 1900 L Street Northwest Washington, D.C., 20036	$11,616,667	33.2%	$34,850,000	91.4%	1965/2002	104,859	$62,000,000	53.5%
1920 L Street Property 1920 L Street Northwest Washington, D.C., 20036	$11,560,000	33.0%	$34,680,000	82.6%	1963/1999	107,723	$61,700,000	53.5%
Total/Wtd. Avg.	$35,000,000	100.0%	$105,000,000	89.4%		328,319	$186,800,000(3)

(1)	Information obtained from the underwritten rent roll, which includes one new tenant with a signed lease effective February 15, 2017 and three tenants (3.1% of NRA) with executed leases that will not be in occupancy at the D.C. Office Portfolio Properties until June 1, 2017, July 15, 2017 and October 1, 2017.

(2)	The Allocated Cut-off Date LTV as shown is based on the D.C. Office Portfolio Whole Loan net of the $5,000,000 earnout reserve.

(3)	The D.C. Office Portfolio Properties were given an “as-is” appraised assemblage land value of $203,000,000 as of December 22, 2016.

The 1020 19th Street Property is an eight-story office building located mid-block on the west side of 19th Street NW, between L Street NW and K Street NW. The 1020 19th Street Property was built in 1982 and most recently renovated in 1999 to include a new lobby and elevator updates. The D.C. Office Portfolio sponsors acquired the 1020 19th Street Property in 2007 for approximately $51.3 million and have spent an additional $3,007,497 in capital improvements and approximately $5,516,725 in tenant improvements and leasing costs since acquisition. The 1020 19th Street Property contains 115,737 SF of rentable area and 90 subterranean garage spaces. As of the February 8, 2017 borrower rent roll, the 1020 19th Street Property was 85.6% occupied. Historical occupancy as of year-end 2016, 2015, 2014 and 2013 was 97.2%, 91.0%, 93.0% and 86.0%, respectively.

The 1900 L Street Property is an eight-story office building located at the southwest corner of L Street NW and 19th Street NW. The 1900 L Street Property was built in 1965 and most recently renovated in 2002 to include a new lobby and updates to the elevators, common areas, restrooms, building systems, garage and exterior storefronts and entrance. The D.C. Office Portfolio sponsors acquired the 1900 L Street Property in 2001 for approximately $17.8 million and have spent an additional $4,831,096 in capital improvements and approximately $4,388,351 in tenant improvements and leasing costs since acquisition. The 1900 L Street Property contains 104,859 SF of rentable area and 144 subterranean garage spaces. Ninety spaces are leased to Avis Budget Car Rental, LLC on a lease expiring February 28, 2026. As of the February 8, 2017 borrower rent roll, the 1900 L Street Property was 88.6% occupied. Historical occupancy as of year-end 2016, 2015, 2014 and 2013 was 92.8%, 89.0%, 94.0% and 97.0%, respectively.

The 1920 L Street Property is an eight-story office building located at the southeast corner of L Street NW and 20th Street NW. The 1920 L Street Property was built in 1963 and most recently renovated in 1999 to include a new lobby and updates to the elevators, common areas, restrooms, building systems, garage and exterior storefronts and entrance. The D.C. Office Portfolio sponsors acquired the 1920 L Street Property in 2006 for approximately $48.3 million and have spent an additional $1,879,570 in capital improvements and approximately $3,551,550 in tenant improvements and leasing costs since acquisition. The 1920 L Street Property contains 107,723 SF of rentable area and 143 subterranean garage spaces. As of the February 8, 2017 borrower rent roll, the 1920 L Street Property was 92.9% occupied. Historical occupancy as of year-end 2016, 2015, 2014 and 2013 was 92.9%, 93.0%, 91.0% and 99.0%, respectively.

Major Tenants.

Liquidity Services, Inc. (27,347 SF, 25.4% of NRA, 30.9% of underwritten rent). Liquidity Services, Inc. (“Liquidity Services”) is the largest tenant in the D.C. Office Portfolio Properties under two leases at the 1920 L Street Property. Liquidity Services occupies 13,161 SF of office space and 477 SF of storage space under a lease dated August 24, 2005 and expiring September 30, 2019 with one five-year renewal option. The lease requires annual base rent of $638,257, increasing to $668,032 in February 2018, decreasing to $456,891 in February 2019, and renewing at market rent. The lease provides for an expansion option should the entire eighth floor of the 1920 L Street Property become available so long as at least three years remain on the lease term. Liquidity Services also occupies 13,709 SF of office space under a lease dated June 3, 2011, expiring September 30, 2019 with one five-year renewal option. The lease requires annual base rent of $673,963, increasing to $690,812 in October 2017 and to $708,082 in October 2018, and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	D.C. Office Portfolio

renewing at market rent. The lease provides for an expansion option should additional space on either the third or fifth floors of the 1920 L Street Property become available. Liquidity Services (NASDAQ: LQDT) is a reverse supply chain management company, managing over 500 categories of surplus assets with 44 locations in 19 countries and eleven warehouses and fulfillment centers.

League of Conservation Voters (13,030 SF, 12.1% of NRA, 16.2% of underwritten rent). League of Conservation Voters is the second largest tenant in the D.C. Office Portfolio Properties and occupies 13,030 SF at the 1920 L Street Property under a lease dated in 1999 and expiring December 31, 2019. The lease requires annual base rent of $696,986. League of Conservation Voters has given notice that it is exercising its early termination option effective December 31, 2017 and has paid pursuant to its lease a termination fee.

Change to Win (12,711 SF, 12.1% of NRA, 12.0% of underwritten rent). Change to Win is the third largest tenant in the D.C. Office Portfolio Properties and occupies 12,711 SF at the 1900 L Street Property under a lease dated March 8, 2006 and expiring September 30, 2020. The lease requires annual base rent of $534,345 (with April and May 2017 rent abated so long as Change to Win is not in default under its lease), increasing in April 2018 to $549,040. Change to Win is a strategic organizing center uniting American workers into unions.

Questex Media Group, LLC (12,513 SF, 11.9% of NRA, 12.3% of underwritten rent). Questex Media Group, LLC (“Questex Media Group”) is the fourth largest tenant in the D.C. Office Portfolio Properties and occupies 12,513 SF at the 1900 L Street Property under a lease dated August 7, 2009 and expiring May 31, 2020 with one five-year renewal option. The lease requires annual base rent of $539,005, increasing in December 2017 to $552,480. The lease provides for an expansion option for 2,000 to 3,000 SF at the 1900 L Street Property provided at least three years are remaining on the lease. Questex Media Group is a global business information company that offers events, digital media and content marketing.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	D.C. Office Portfolio

The following table presents certain information relating to the leases at the D.C. Office Portfolio Properties:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(4)(5)	Lease Expiration
1020 19th Street Property
Major Tenant
Farr, Miller & Washington	NR/NR/NR	7,661	6.6%	$360,796	7.4%	$47.10	3/31/2018
Strategic Marketing Innovations	NR/NR/NR	6,045	5.2%	$307,662	6.3%	$50.90	5/31/2021
Community Action Partnership	NR/NR/NR	6,291	5.4%	$254,272	5.2%	$40.42	4/30/2026
Major Tenant Total		19,997	17.3%	$922,730	18.9%	$46.14
Other Tenants(6)		88,656	76.6%	$3,958,134	81.1%	$44.65
Total Occupied Space		108,653(7)	93.9%(7)	$4,880,864	100.0%	$45.58
Vacant Space		7,084	6.1%
Total/Wtd. Avg.		115,737	100.0%
1900 L Street Property
Major Tenant
Questex Media Group, LLC	NR/NR/NR	12,513	11.9%	$552,480	12.3%	$44.15	5/31/2020
Change to Win(8)	NR/NR/NR	12,711	12.1%	$539,280	12.0%	$42.43	9/30/2020
Potbelly Sandwich Works	NR/NR/NR	2,333	2.2%	$227,826	5.1%	$97.65	1/31/2023
Major Tenant Total		27,557	26.3%	$1,319,586	29.3%	$47.89
Other Tenants(9)		68,273	65.1%	$3,182,618	70.7%	$46.62
Total Occupied Space		95,830(10)	91.4%(10)	$4,502,204	100.0%	$47.08
Vacant Space		9,029	8.6%
Total/Wtd. Avg.		104,859	100.0%
1920 L Street Property
Major Tenant
Liquidity Services, Inc.	NR/NR/NR	27,347	25.4%	$1,329,069	30.9%	$48.60	9/30/2019
League of Conservation Voters(11)	NR/NR/NR	13,030	12.1%	$696,986	16.2%	$53.49	12/31/2017
PNC Bank	A+/A2/A	5,304	4.9%	$378,120	8.8%	$71.29	12/31/2018
Major Tenant Total		45,681	42.4%	$2,404,174	55.8%	$52.63
Other Tenants		43,342	40.2%	$1,903,380	44.2%	$43.92
Total Occupied Space		89,023(12)	82.6%(12)	$4,307,554	100.0%	$49.68
Vacant Space		18,700	17.4%
Total/Wtd. Avg.		107,723	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Major Tenants ordered by % of Total Annual UW Rent

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	Annual UW Rent PSF excludes vacant space.

(5)	Annual UW Rent PSF for Other Tenants excludes conference room/storage space that attracts $0 rent.

(6)	Includes Breastfeeding Coalition (3,885 SF) with a signed lease commencing July 15, 2017 and Consortium of Universities (3,567 SF) with a signed lease commencing October 1, 2017.

(7)	Total Occupied Space includes a 1,571 SF conference room that attracts $0 rent.

(8)	Change to Win is entitled to a two month rent abatement commencing April 2017.

(9)	Includes NRI Staffing, Inc (2,772 SF) with a signed lease commencing June 1, 2017.

(10)	Total Occupied Space includes 208 SF of storage space that attracts $0 rent.

(11)	League of Conservation Voters has given notice of the exercise of its termination option effective December 31, 2017 but is expected to remain in occupancy and is required to pay rent until that date.

(12)	Total Occupied Space includes 2,323 SF of storage space that attracts $0 rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	D.C. Office Portfolio

The following table presents certain information relating to the lease rollover schedule at the D.C. Office Portfolio Properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
1020 19th Street Property
MTM	1	2,598	2.2%	2.2%	$30.02	$77,992	1.6%	1.6%
2017	4	8,178	7.1%	9.3%	$48.03	$392,785	8.0%	9.6%
2018	3	11,300	9.8%	19.1%	$45.95	$519,207	10.6%	20.3%
2019	4	9,197	7.9%	27.0%	$44.26	$407,086	8.3%	28.6%
2020	2	5,707	4.9%	32.0%	$45.59	$260,202	5.3%	34.0%
2021	11	31,824	27.5%	59.4%	$44.97	$1,431,229	29.3%	63.3%
2022	5	15,615	13.5%	72.9%	$48.53	$757,866	15.5%	78.8%
2023	2	5,369	4.6%	77.6%	$45.93	$246,623	5.1%	83.9%
2024	0	0	0.0%	77.6%	$0.00	$0	0.0%	83.9%
2025	0	0	0.0%	77.6%	$0.00	$0	0.0%	83.9%
2026	1	6,291	5.4%	83.0%	$40.42	$254,272	5.2%	89.1%
2027(5)	4	11,003	9.5%	92.5%	$48.50	$533,602	10.9%	100.0%
Thereafter	0	1,571	1.4%	93.9%	$0.00	$0	0.0%	100.0%
Vacant	0	7,084	6.1%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	37	115,737	100.0%		$45.58	$4,880,864	100.0%
1900 L Street Property
MTM	1	649	0.6%	0.6%	$11.09	$7,200	0.2%	0.2%
2017	8	12,171	11.6%	12.2%	$46.34	$563,988	12.5%	12.7%
2018	2	3,278	3.1%	15.4%	$46.16	$151,307	3.4%	16.0%
2019	11	18,811	17.9%	33.3%	$43.41	$816,576	18.1%	34.2%
2020	5	29,475	28.1%	61.4%	$43.48	$1,281,683	28.5%	62.7%
2021	2	3,059	2.9%	64.3%	$43.22	$132,205	2.9%	65.6%
2022(6)	6	11,398	10.9%	75.2%	$51.12	$582,713	12.9%	78.5%
2023	1	2,333	2.2%	77.4%	$97.65	$227,826	5.1%	83.6%
2024	0	0	0.0%	77.4%	$0.00	$0	0.0%	83.6%
2025	2	3,374	3.2%	80.6%	$43.78	$147,711	3.3%	86.9%
2026	5	9,862	9.4%	90.0%	$50.09	$494,035	11.0%	97.8%
2027	1	1,212	1.2%	91.2%	$80.00	$96,960	2.2%	100.0%
Thereafter	0	208	0.2%	91.4%	$0.00	$0	0.0%	100.0%
Vacant	0	9,029	8.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	44	104,859	100.0%		$47.08	$4,502,204	100.0%
1920 L Street Property
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	2	16,723	15.5%	15.5%	$52.05	$870,395	20.2%	20.2%
2018	4	11,308	10.5%	26.0%	$57.97	$655,570	15.2%	35.4%
2019	4	32,659	30.3%	56.3%	$47.86	$1,563,185	36.3%	71.7%
2020	3	8,860	8.2%	64.6%	$48.17	$426,793	9.9%	81.6%
2021	0	0	0.0%	64.6%	$0.00	$0	0.0%	81.6%
2022	1	2,599	2.4%	67.0%	$49.71	$129,203	3.0%	84.6%
2023	0	0	0.0%	67.0%	$0.00	$0	0.0%	84.6%
2024	1	2,857	2.7%	69.6%	$47.52	$135,770	3.2%	87.8%
2025	2	10,609	9.8%	79.5%	$44.97	$477,087	11.1%	98.8%
2026	0	0	0.0%	79.5%	$0.00	$0	0.0%	98.8%
2027	1	1,085	1.0%	80.5%	$45.67	$49,552	1.2%	100.0%
Thereafter	0	2,323	2.2%	82.6%	$0.00	$0	0.0%	100.0%
Vacant	0	18,700	17.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	18	107,723	100.0%		$49.68	$4,307,554	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Certain tenants may have multiple leases that are combined for purposes of this rollover schedule.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and conference room and storage space that attract $0.00 rent.

(5)	Includes Breastfeeding Coalition (3,885 SF) with a signed lease commencing July 15, 2017 and Consortium of Universities (3,567 SF) with a signed lease commencing October 1, 2017.

(6)	Includes NRI Staffing, Inc (2,772 SF) with a signed lease commencing June 1, 2017.

The Market. The D.C. Office Portfolio Properties are located in the central business district (“CBD”) of Washington, D.C., situated prominently one block from the Farragut West Metrorail station and two blocks from the Farragut North Metrorail station, approximately two blocks east of George Washington University Hospital, between DuPont Circle to the north and the White House to the south. The D.C. Office Portfolio Properties are immediately surrounded by Class A office buildings with street-level retail shops and restaurants. The Executive Buildings, Blair House and the Department of Treasury are located just southeast, and the World Bank Headquarters and George Washington University’s campus and hospital center are located south of the D.C. Office Portfolio Properties. The D.C. Office Portfolio Properties abut Foggy Bottom, an area dominated by the U.S. Department of State.

The Federal Government, Defense, and High Technology sectors are the primary economic drivers in the Washington, D.C. metropolitan statistical area (“MSA”) and Washington, D.C. continues to be a popular tourist destination. According to the appraisal, the Washington, D.C. MSA has continued to expand as the private sector, particularly the leisure and hospitality and education and health services industries, continues to make up for federal payroll losses. The region’s gross metro product rose by 2.2% in 2015 and is projected to rise an estimated 2.6% annually over the next five years. Employment grew 1.8% in 2015 and is projected to grow 2.0% in 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	D.C. Office Portfolio

According to the appraisal, the Washington, D.C. MSA has one of the most well-educated and well-paid populations in the country. Approximately 47.3% of the region’s residents hold a four-year degree or higher with approximately 22.6% of the region’s population having received or is pursuing, an advanced degree. According to the appraisal, the 2016 estimated population within a one-, three-, and five-mile radius of the D.C. Office Portfolio Properties was 62,231, 363,451 and 777,025, respectively, and the 2016 average household income within the same radii was $143,208, $130,898 and $126,916, respectively.

The D.C. Office Portfolio Properties are located within the CBD submarket of the District of Columbia office market. According to the appraisal, the CBD submarket has the lowest vacancy rate in the city with a direct vacancy at pre-recession low of 8.7% with weighted average rents of $54.10 PSF at the end of the third quarter 2016. For the same period, the CBD submarket had approximately 33.5 million SF of inventory with positive absorption of 372,715 SF. According to a market report, the third quarter 2016 vacancy rate for “3 Star” buildings within the CBD submarket was 6.5% with asking rents of $46.11 PSF.

According to the appraisal, there are five properties currently under construction or under renovation in the CBD submarket totaling approximately 1.55 million SF of net rentable area, of which 57% has been preleased.

The following table presents recent leasing data at competitive office buildings with respect to the D.C. Office Portfolio Properties:

Competitive Property Summary
Property Name/Address	Year Built/ Renovated	Size (SF)	Occupancy	Tenant Name	Lease Size (SF)	Lease Date/Term	Initial Rent/SF	Lease Type
1220 19th Street NW	1976/N/A	102,304	99.1%	Ankura Consulting Group LLC	5,968	Nov-16/4 Yrs	$49.00	FSG
Air Line Pilots Association Building 1625 Massachusetts Avenue NW	1972/N/A	111,546	100%	International Organization for Migration	5,240	Oct-16/8 Yrs	$48.00	FSG
Marshall Coyne Building 1156 15th Street NW	NAV	NAV	NAV	American Jewish Committee	6,354	Sep-16/7 Yrs	$47.00	FSG
Barr Building 910 17th Street NW	1927/1997	100,644	85.7%	Sparks Personnel Services Inc.	2,930	Aug-16/8 Yrs	$43.00	FSG
The Ring Building 1200 18th Street NW	1947/N/A	198,492	95.8%	National Council for Community & Education Partnerships	4,500	Aug-16/10 Yrs	$37.50	FSG
The Ring Building 1200 18th Street NW	1947/N/A	198,492	95.8%	Chorus America	2,530	Aug-16/10 Yrs	$39.00	FSG
1220 19th Street NW	1976/N/A	102,304	99.1%	Geosyntec Consultants	2,728	Jun-16/5 Yrs	$46.00	FSG
1350 Connecticut Avenue NW	1938/1988	190,389	93.7%	Oceana Inc	3,325	Apr-16/2 Yrs	$44.00	FSG

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	D.C. Office Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the D.C. Office Portfolio Properties:

Cash Flow Analysis
	2012	2013	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$14,063,490	$14,462,883	$14,775,631	$15,038,036	$15,026,439	$15,247,404	$46.44
Total Recoveries	$535,905	$621,234	$504,022	$698,655	$566,870	$462,308	$1.41
Other Income	$65,730	$28,828	$38,823	$52,518	$69,896	$49,362	$0.15
Parking Income	$632,383	$586,674	$527,370	$564,016	$851,269	$904,277	$2.75
Less Vacancy & Credit Loss	($554,630)	($676,242)	($719,443)	($1,115,671)	($1,873,727)	(1,556,716)	(9.9%)
Effective Gross Income	$14,742,878	$15,023,377	$15,126,403	$15,237,554	$14,640,747	$15,106,635	$46.01
Total Operating Expenses	$5,158,468	$5,353,143	$5,572,552	$5,852,879	$5,784,367	$5,846,676	$17.81
Net Operating Income	$9,584,410	$9,670,234	$9,553,851	$9,384,675	$8,856,380	$9,259,959	$28.20
Capital Expenditures	$0	$0	$0	$0	$0	$65,664	$.20
TI/LC	$0	$0	$0	$0	$0	$541,727	$1.65
Net Cash Flow	$9,584,410	$9,670,234	$9,553,851	$9,384,675	$8,856,380	$8,652,568	$26.35

Occupancy %	N/A	93.8%	92.7%	91.0%	89.4%(2)	90.1%
NOI DSCR(3)	1.89x	1.91x	1.89x	1.85x	1.75x	1.83x
NCF DSCR(3)	1.89x	1.91x	1.89x	1.85x	1.75x	1.71x
NOI Debt Yield(4)	9.6%	9.7%	9.6%	9.4%	8.9%	9.3%
NCF Debt Yield(4)	9.6%	9.7%	9.6%	9.4%	8.9%	8.7%

(1)	Gross Potential Rent includes income from three tenants who are not yet in occupancy: Breastfeeding Coalition (3,885 SF) with a signed lease commencing July 15, 2017, Consortium of Universities (3,567 SF) with a signed lease commencing October 1, 2017, and NRI Staffing, Inc (2,772 SF) with a signed lease commencing June 1, 2017. For two of the three tenants, lender reserved six months of their respective rent.

(2)	2016 Occupancy % is as of January 2017 and includes one new tenant with a signed lease effective February 15, 2017 and three tenants (3.1% of NRA) with executed leases that will not be in occupancy at the D.C. Office Portfolio Properties until June 1, 2017, July 15, 2017 and October 1, 2017.

(3)	The debt service coverage ratios are based on the D.C. Office Portfolio Whole Loan.

(4)	The debt yields are based on the D.C. Office Portfolio Whole Loan net of the $5,000,000 earnout reserve.

Escrows and Reserves. The borrowers deposited at origination $1,614,433 for taxes and is required to deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes the lender estimates will be payable in the next 12 months and (ii) an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable in the next 12 months; provided that the requirement to deposit insurance premiums will be suspended if the borrowers provide satisfactory evidence to the lender that the insurance coverage required by the D.C. Office Portfolio Whole Loan documents is being provided under acceptable blanket insurance policies.

The borrowers are required to deposit on each monthly payment date $4,925 to a replacement reserve subject to a cap of $237,000 and $41,040 to a leasing reserve subject to a cap of $1,970,000.

The borrowers have deposited at origination $806,797 to a rent reserve for abated rent periods through March 31, 2022 relating to 21 tenants, $310,546 to a rent reserve relating to six tenants with signed leases or letters of intent who are not yet in occupancy, and $816,325 to an existing tenant improvement and leasing reserve for landlord obligations relating to nine various tenants.

The borrowers have deposited at origination $5,000,000 to an earnout reserve, which borrowers may not more than one time per quarter request a partial disbursement of provided that among other conditions, (i) no event of default is continuing; and (ii) following the partial disbursement, the Earn Out Debt Yield (as defined below) is no less than 6.73%. On the later of (1) 30 months after the closing date of the D.C. Office Portfolio Whole Loan and (2) the end of the lockout period, any amount remaining in the earnout reserve will be applied to prepay the D.C. Office Portfolio Whole Loan and the borrowers will be required to pay a yield maintenance premium.

The “Earn Out Debt Yield” will be calculated based on (a)(i) annualized in-place base rents (including expense reimbursements and contractual rent steps occurring within the next twelve months received under bona fide leases for tenants in occupancy or in occupancy within 60 days and excluding rent due from leases expiring within 60 days) and actual percentage rents and recurring operating income received for the preceding twelve months, (ii) less operating expenses for the last 12 months (excluding non-recurring items) adjusted to assume a vacancy rate of the greater of 6% or actual vacancy, management fees of 3% of effective gross income, capital expenditures of $0.18 PSF and tenant improvement and leasing costs equal to $1.60 PSF, divided by (b) the principal amount outstanding on the D.C. Office Portfolio Whole Loan plus the proposed earnout partial disbursement, plus the principal amount outstanding on the D.C. Office Mezzanine Loan (as defined below).

Lockbox and Cash Management. The D.C. Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management, which is already in place. The D.C. Office Portfolio Whole Loan documents require the borrowers to direct all tenants to pay rent directly into such lockbox account, and also require that all rents received by the borrowers or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account are distributed to the borrowers. During a Cash Sweep Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied as provided in the loan documents, including payment of debt service on the D.C. Office Mezzanine Loan. Also during the continuation of a Cash Sweep Period, all excess cash flow is required to be retained and held by the lender as additional security for the D.C. Office Portfolio Whole Loan.

A “Cash Sweep Period” will commence upon the earlier of (i) a D.C. Office Mezzanine Loan default or (ii) upon the debt service coverage ratio for the combined D.C. Office Portfolio Whole Loan and D.C. Office Mezzanine Loan being less than 1.10x for two consecutive calendar quarters, and will end

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	D.C. Office Portfolio

upon as applicable (y) the cure of such D.C. Office Mezzanine Loan default, and (z) the debt service coverage ratio for the combined D.C. Office Portfolio Whole Loan and D.C. Office Mezzanine Loan being at least 1.15x for the trailing six months.

Additional Secured Indebtedness (not including trade debts). The D.C. Office Portfolio Properties also secure the D.C. Office Portfolio Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $70,000,000. The D.C. Office Portfolio Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the D.C. Office Portfolio Mortgage Loan. The D.C. Office Portfolio Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the D.C. Office Portfolio Non-Serviced Pari Passu Companion Loan. The holders of the D.C. Office Portfolio Mortgage Loan and the D.C. Office Portfolio Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the D.C. Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. A $25,000,000 mezzanine loan (the “D.C. Office Mezzanine Loan”) exists between Paramount Group Fund VIII Square 85 LP, as the mezzanine lender to ZG Walker Holdings, LLC and 1900 L Holding, LLC, the sole members of the borrowers under the D.C. Office Portfolio Whole Loan. The D.C. Office Mezzanine Loan accrues interest at an interest rate of 6.75% per annum, requires payments of interest only through its 120-month term, and matures on March 1, 2027. The Cut-off Date Balance per SF, Maturity Date Balance per SF and UW NCF DSCR based on the combined D.C. Office Portfolio Whole Loan including the D.C. Office Mezzanine Loan are $396, $396 and 1.28x, respectively. The UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined D.C. Office Portfolio Whole Loan including the D.C. Office Mezzanine Loan net of the $5,000,000 earnout reserve are 7.4%, 7.4%, 66.9% and 66.9%, respectively.

Release of Property. Following the lockout period, the D.C. Office Portfolio borrowers are permitted to obtain the release of any individual property provided that among other conditions (i) no event of default is continuing; (ii) if required by the lender, rating agency confirmation has been received; (iii) the D.C. Office Mezzanine Loan borrower has defeased the applicable portion of the D.C. Office Mezzanine Loan; and (iv) the D.C. Office Portfolio Whole Loan has been defeased by an amount equal to the Release Amount (as defined below).

The “Release Amount” means (I) in connection with a property release pursuant to an arm’s length sale, an amount equal to the greater of (i) 110% of the allocated loan amount for such individual property being released and (ii) an amount such that (a) the loan to value ratio excluding the individual property being released is no more than (1) 69.59%, and (2) the loan to value ratio immediately prior to the release; (b) the debt service coverage ratio for the combined D.C. Office Portfolio Whole Loan and D.C. Office Mezzanine Loan excluding the individual property being released is no less than (1) 1.25x and (2) the debt service coverage ratio immediately prior to the release; and (c) the debt yield ratio for the combined D.C. Office Portfolio Whole Loan and D.C. Office Mezzanine Loan excluding the individual property being released is no less than (1) 6.7267%, and (2) the debt yield immediately prior to the release (the amount determined in the foregoing clause (ii), the “Base Release Amount”); or (II) in connection with any other property release, an amount equal to the greater of (i) 125% of the allocated loan amount for such individual property being released and (ii) the Base Release Amount for such individual property.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the D.C. Office Portfolio Properties, provided, however, that if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be modified, amended or extended) or substantially similar program is not in effect, the borrowers will not be required to pay annual terrorism insurance premiums greater than two times the premium for a stand-alone policy for only the D.C. Office Portfolio Properties. The loan documents also require business interruption insurance covering the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Calumet Business Center

Mortgage Loan No. 9 – Calumet Business Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Calumet Business Center

Mortgage Loan No. 9 – Calumet Business Center

Calumet Business Center
9500, 9501, 9540, 9810 and 9860 South Dorchester Avenue; 1501 East 96th Street; 1400 East 97th Street; 1400-1550 East 97th Place; 1401-1581 East 98th Street; 1400-1550 East 98th Place
Chicago, IL 60628
CHICAGO
Lake Michigan
Chicago Loop 6 miles
Chicago Midway Intl. Airport 4 miles
Washington Park
University of Chicago
Woodlawn
Jackson Park
63rd Street Beach
La Rabida Children's Hospital
South Shore Cultural Center
St. Bernard Hospital
Ogden Park
Englewood
Oak Woods Cemetery
Jeffery Plaza
South Shore
Rainbow Beach
Clarks Point
Rainbow Beach Park
Jackson Park Hospital & Medical Center
Auburn Gresham
West Chatham Ridge
Dan Ryan Expwy
Chicago Skyway
Foster Park
Chatham Village Square
Avalon Park
Chatham Ridge
Sherman Plaza
Tuley Park
South Chicago
Calumet Heights
Advocate Trinity Hospital
Finkl Steel
Stony Island Plaza
Stony Island
Washington Heights
Abbott Park
Chicago State University
Roseland
Olive Harvey College
Chicago Transit Authority
Kellogg
Pullman State Historic Site
Harborside International Golf Course
Pullman Park
Pullman
Pullman District Natl. Park
Lake Calumet
West Pullman
Marshfield Plaza
Calumet Park
Bishop Ford Frwy
NICTD South Shore Line
Little Calumet River
Blue Island
Riverdale
METRA SOUTHWEST SERVICE
METRA ROCK ISLAND LINE
METRA ELECTRIC LINE
CTA GREEN LINE
CTA RED LINE
W. 71st St.
W. 76th St.
W. 79th St.
W. 87th St.
W. 95th St.
W. 103rd St.
W. 111th St.
W. 115th St.
W. 119th St.
W. 123rd St.
W. 127th St.
E. 63rd St.
E. 67th St.
E. 71st St.
E. 75th St.
E. 79th St.
E. 87th St.
E. 95th St.
E. 100th St.
E. 103rd St.
E. 106th St.
E. 130th St.
S. Ashland Ave.
S. Halsted St.
S. Racine Ave.
S. Vincennes Ave.
S. State St.
S. MLK Dr.
S. Cottage Grove Ave.
S. Stony Island Ave.
S. Jeffery Ave.
S. Ewing Ave.
S. South Shore Dr.
Lake Shore Dr.
Park Ridge
Elmhurst
Melrose Park
Oak Park
Cicero
Berwyn
Burbank
Oak Lawn
East Chicago
Orland Park
Oak Forest
Harvey
Hammond
Tinley Park
Gary
Portage
Lansing
Chicago Heights
Munster
Schererville
Merrillville
Valparaiso
Crown Point
Hobart
Mokena
Frankfort
University Park
Monee
Peotone
Beecher
ILLINOIS
INDIANA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Calumet Business Center

Mortgage Loan No. 9 – Calumet Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset(2)
Original Balance:	$35,062,500			Location:	Chicago, IL 60628
Cut-off Date Balance:	$34,914,248			General Property Type:	Industrial
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Warehouse
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Glen Una Management			Year Built/Renovated:	1951-1971/2014
Mortgage Rate:	4.3050%			Size:	1,637,851 SF
Note Date:	1/31/2017			Cut-off Date Balance per SF:	$21
First Payment Date:	3/1/2017			Maturity Date Balance per SF:	$17
Maturity Date:	2/1/2027			Property Manager:	Glen Una Management Company, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$4,463,812
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield:	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	15.8%
Additional Debt Type:	N/A			UW NCF DSCR:	1.89x
Additional Debt Balance:	N/A			Most Recent NOI(3):	$5,301,103 (10/31/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	$3,992,134 (12/31/2015)
Reserves(1)				3rd Most Recent NOI:	$3,940,142 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.2% (1/26/2017)
RE Tax:	$559,578	$84,784	N/A	2nd Most Recent Occupancy:	97.0% (10/31/2016 TTM)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.5% (12/31/2015)
Recurring Replacements:	$0	$20,473	$491,700	Appraised Value (as of):	$47,500,000 (1/27/2017)
TI/LC:	$0	$34,122	$818,900	Cut-off Date LTV Ratio:	73.5%
Deferred Maintenance:	$3,500,000	$0	N/A	Maturity Date LTV Ratio:	59.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,062,500	73.7%	Purchase Price:	$43,250,000	91.0%
Borrower Equity:	$12,488,657	26.3%	Reserves:	$4,059,578	8.5%
			Closing Costs:	$241,580	0.5%
Total Sources:	$47,551,157	100.0%	Total Uses:	$47,551,157	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Releases of individual buildings and related real estate parcels are permitted as described below under “Release of Property.”

(3)	The increase in Most Recent NOI as of 10/31/2016 TTM from the 2nd Most Recent NOI as of 12/31/2015 is due to contractual rent escalations of various tenants, a new lease on expansion space of an existing tenant and a one-time real estate tax refund of $945,417.

The Mortgage Loan. The ninth largest mortgage loan (the “Calumet Business Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,062,500 secured by a first priority fee mortgage encumbering a 1,637,851 SF multi-tenant industrial property known as Calumet Business Center in Chicago, Illinois (the “Calumet Business Center Property”). The proceeds of the Calumet Business Center Mortgage Loan were used to acquire the Calumet Business Center Property, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Calumet Industrial Chicago, LLC (the “Calumet Business Center Borrower”), a newly formed single-purpose Delaware limited liability company with two independent directors in its organizational structure. The Calumet Business Center Borrower is ultimately owned by Kenneth Levy and Gloria Levy, trustees of the Levy Family Trust Dated February 18, 1983 (70%), Mark Levy, trustee of the Mark Levy Revocable Trust Dated May 22, 2002 (15%), and Wayne Bradford Levy, trustee of the Wayne Bradford Levy Trust III dated October 6, 1993 (15%). The non-recourse carveout guarantors are Kenneth Levy and the Levy Family Trust Dated February 18, 1983.

The loan sponsor is Glen Una Management (“Glen Una”), which serves as the real estate investment vehicle for the Levy Family Trust dated February 18, 1983. Kenneth Levy, Gloria Levy, Wayne Levy and Mark Levy are the current directors of Glen Una. Kenneth Levy is the President, Secretary and Treasurer of Glen Una and Mark Levy, Wayne Levy and Shaun Brannon are all Vice Presidents of Glen Una.

Kenneth Levy is the Chairman and controlling shareholder of Glen Una. Through this entity and Levy Family Trust Dated February 18, 1983, Kenneth Levy has ownership interest in nine multi-family properties (1,988 units), nine retail properties (approximately 953,000 SF), one commercial property (approximately 252,000 SF), eight industrial properties (approximately 3.2 million SF), and land parcels located in primary, secondary, and tertiary markets across the country.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Calumet Business Center

The Property. The Calumet Business Center Property is an industrial property comprising 1,637,851 SF located in Chicago, Illinois, approximately 13 miles south of the central business district. The Calumet Business Center Property is comprised of ten single-story buildings built between 1951 and 1971, which contains 26 suites with 14 suites (20.8% of NRA) that are less than 50,000 SF, eight suites (38.0% of NRA) ranging from 50,000 to 100,000 SF, three suites (25.7% of NRA) ranging from 100,000 to 250,000 SF, and one suite (15.5% of NRA) in excess of 250,000 SF. The Calumet Business Center Property features clear heights ranging from 18 to 28 feet, 208 dock high loading doors, 15 grade level loading doors, 31 rail access doors, 249 trailer parking spaces and 572 surface parking spaces. The Norfolk Southern Railroad has daily direct Class I rail service to the Calumet Business Center Property and according to the appraisal, the Calumet Business Center Property is the only Norfolk Southern Railroad direct served industrial park in the City of Chicago. Railroad track access enters from the western property boundary traversing east and services six buildings totaling 74.5% of the net rentable area via 31 rail access doors.

As of January 26, 2017, the Calumet Business Center Property was 98.2% occupied by 16 tenants under 26 separate leases, with 54.0% of the NRA leased to tenants that have been in occupancy in excess of 15 years including Grand Warehouse Corp (19.3% of NRA), WestRock Packaging Systems, Inc. (15.5% of NRA), Cargill, Inc. (13.9% of NRA), Del Monte (2.9% of NRA), Chicago Tribune (1.4% of NRA), EWF Furniture Imports, Inc. (0.6% of NRA) and Ashley Capital (0.2% of NRA). Additionally, nine tenants occupying a total of 876,637 SF (55.3% of NRA) have extended respective lease terms for 15 occupied suites since the beginning of 2015.

Major Tenants.

Grand Warehouse Corp (316,395 SF, 19.3% of NRA, 23.7% of underwritten rent). Grand Warehouse Corp, a division of Grand Worldwide Logistics, Corporation, is a third party logistics company that utilizes five suites at the Calumet Business Center Property for warehousing and distribution of paper roll and paperboard beverage containers. Grand Worldwide Logistics Corporation is a privately owned and operated public warehouse and distribution center founded in 1970. The company provides integrated transportation packages of warehousing, handling, and trucking services out of Chicago, Illinois, Gordonsville, Tennessee, Charleston, South Carolina, Denver, Colorado, Maple Heights, Ohio, Savannah, Georgia, New Jersey and Pennsylvania. Grand Worldwide Logistics Corporation’s services include complete logistics management, traditional warehousing and cross dock distribution. Grand Warehouse Corp has been in occupancy at the Calumet Business Center Property since 1996, currently occupies five suites and has both expanded and contracted its space multiple times, resulting in a net expansion of 153,365 SF. Grand Warehouse Corp has ongoing rights to terminate all of its space upon 60 days’ notice; provided that with respect to 237,565 SF, such termination right is exercisable only if certain conditions exist relating to cancellation of services (or a customer requirement that Grand Warehouse Corp relocate) by a customer representing at least 25% of the premises or Grand Warehouse Corp reasonably determines that operating at the Calumet Business Center Property is not economically feasible. Such termination options do not require payment of a termination fee.

WestRock Packaging Systems, Inc. (254,157 SF, 15.5% of NRA, 15.2% of underwritten rent). WestRock Packaging Systems, Inc. is a provider of paper and packaging solutions in consumer and corrugated markets with 39,000 employees and over 250 operating and business locations spanning North America, South America, Europe and Asia-Pacific. Operations at the Calumet Business Center Property include a warehouse for spare machinery and obsolete equipment parts, and paper roll warehousing which serves the paperboard beverage containers production and printing facility at the Calumet Business Center Property. WestRock Packaging Systems, Inc. has been in occupancy at the Calumet Business Center Property since 1995, currently occupies three suites and has both expanded and contracted its space multiple times, resulting in a net expansion of 82,900 SF.

MWD Logistics (253,919 SF, 15.5% of NRA, 13.7% of underwritten rent). MWD Logistics is a third party logistics company that provides warehouse storage, supply chain management, inventory control, product distribution, dunnage management and intrastate trucking. MDW Logistics serves over 100 customers in North America and manages over 3.0 million SF of warehouse space. MWD Logistics has occupied space at the Calumet Business Center Property since 2008, currently occupies one suite and has expanded its space multiple times and contracted its space once, resulting in a net expansion of 163,395 SF.

Cargill, Inc. (228,358 SF, 13.9% of NRA, 9.9% of underwritten rent). Cargill, Inc., founded in 1865 and headquartered in Minnesota, is comprised of businesses organized around food, agriculture, financial and industrial products. The agricultural segment buys, processes and distributes grain, oilseeds and other commodities to makers of food and animal nutrition products, as well as provides crop and livestock producers with products and services. The food segment provides food and beverage manufacturers, food service companies and retailers with high-quality ingredients, meat and poultry products, health-promoting ingredients and ingredient systems. The financial segment provides its agricultural, food, financial and energy customers around the world with risk management and financial solutions. The industrial segment serves users of energy, salt, starch and steel products, and develops and markets sustainable products made from agriculture feed stocks. Cargill, Inc. has 150,000 employees in 70 countries and has been rated the largest privately held company in the United States by a business magazine for 30 of the past 32 years. Cargill, Inc. has occupied space at the Calumet Business Center Property since 1993, currently occupies two suites, and has expanded its space multiple times for a net expansion of 114,624 SF. With respect to 137,734 SF, Cargill, Inc. has a one-time termination option effective December 31, 2021 with at least 12 months’ notice and a termination fee of $78,167.

Arro Corporation (213,428 SF, 13.0% of NRA, 13.0% of underwritten rent). Arro Corporation is a private contract manufacturing and logistics company within the food and pharmaceutical industries founded in 1986 and headquartered in Hodgkins, Illinois. Arro Corporation is a co-packer and co-manufacturer of a wide range of liquid and dry products, ranging from a gram size package to a full size rail car of product, including hot and cold beverages, bakery products, pizza, specialty sugar products including starch, dextrose, phosphates, oils, syrups and related commodities. Arro Corporation has been in occupancy at the Calumet Business Center Property since 2006, currently occupies three suites, and has expanded its space multiple times and contracted its space once, resulting in a net expansion of 165,268 SF. With respect to 111,528 SF, Arro Corporation has the ongoing right to terminate its lease with 180 days’ prior written notice. With respect to 72,140 SF, Arro Corporation has an ongoing termination option with 60 days’ notice. Such termination options do not require payment of a termination fee.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Calumet Business Center

The following table presents certain information relating to the leases at the Calumet Business Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)(4)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)(4)	Lease Expiration
Tenants
Grand Warehouse Corp(5)	NR/NR/NR	316,395	19.3%	$1,371,572	23.7%	$4.33	Various
WestRock Packaging Systems, Inc.(6)	NR/Baa2/BBB	254,157	15.5%	$882,268	15.2%	$3.47	Various
MWD Logistics	NR/NR/NR	253,919	15.5%	$794,064	13.7%	$3.13	7/31/2017
Cargill, Inc.(7)	A/A2/A	228,358	13.9%	$574,564	9.9%	$2.52	Various
Arro Corporation(8)	NR/NR/NR	213,428	13.0%	$751,483	13.0%	$3.52	Various
Subtotal/Wtd. Avg.		1,266,257	77.3%	$4,373,952	75.5%	$3.45
Other Tenants		341,834	20.9%	$1,417,978	24.5%	$4.15
Vacant Space		29,760	1.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,637,851	100.0%	$5,791,929	100.0%	$3.60

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent PSF and Annual UW Base Rent include contractual rent escalations and decreases through November 1, 2017 totaling $56,877.

(4)	Annual UW Base Rent PSF and Annual UW Base Rent include average rent over remaining lease term for WestRock Packaging Systems, Inc. and Cargill, Inc. totaling $20,535 due to the investment grade credit rating of the tenants and reflects a decrease in revenue of $4,036 for WestRock Packaging Systems, Inc. as rent will decline from $3.22 PSF to $3.10 PSF effective May 1, 2017 for 171,257 SF of such tenant’s space. Annual UW Base Rent and Annual UW Base Rent PSF for WestRock Packaging Systems, Inc. include $4,544 of rent attributable to a parking lease.

(5)	Grand Warehouse Corp has a lease expiration of December 31, 2019 on 233,280 SF of its space and a lease expiration of February 28, 2020 on 83,115 SF of its space. Grand Warehouse Corp has ongoing rights to terminate all of its space upon 60 days’ notice; provided that with respect to 237,565 SF, such termination right is exercisable only if certain conditions exist relating to cancellation of services (or a customer requirement that Grand Warehouse Corp relocate) by a customer representing at least 25% of the premises or Grand Warehouse Corp reasonably determines that operating at the Calumet Business Center Property is not economically feasible. Such termination options do not require payment of a termination fee.

(6)	WestRock Packaging Systems, Inc. has a lease expiration of June 30, 2017 on 79,343 SF of its space and a lease expiration of April 30, 2020 on 174,814 SF of its space.

(7)	Cargill, Inc. has a lease expiration of December 31, 2018 on 90,624 SF of its space and a lease expiration of December 31, 2024 on 137,734 SF of its space. With respect to 137,734 SF, Cargill, Inc. has a one-time termination option effective December 31, 2021 with at least 12 months’ notice and a termination fee of $78,167.

(8)	Arro Corporation has a lease expiration of April 30, 2017 on 29,760 SF of its space and a lease expiration of October 31, 2018 on 183,668 SF of its space. With respect to 111,528 SF, Arro Corporation has the ongoing right to terminate its lease with 180 days’ prior written notice. With respect to 72,140 SF, Arro Corporation has an ongoing termination option with 60 days’ notice. Such termination options do not require payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Calumet Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	6	412,291	25.2%	25.2%	$3.43	$1,415,904	24.4%	24.4%
2018	7	413,146	25.2%	50.4%	$3.43	$1,415,679	24.4%	48.9%
2019	5	256,278	15.6%	66.0%	$4.32	$1,106,388	19.1%	68.0%
2020	7	388,642	23.7%	89.8%	$3.90	$1,516,245	26.2%	94.2%
2021	0	0	0.0%	89.8%	$0.00	$0	0.0%	94.2%
2022	0	0	0.0%	89.8%	$0.00	$0	0.0%	94.2%
2023	0	0	0.0%	89.8%	$0.00	$0	0.0%	94.2%
2024	1	137,734	8.4%	98.2%	$2.45	$337,714	5.8%	100.0%
2025	0	0	0.0%	98.2%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	98.2%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	98.2%	$0.00	$0	0.0%	100.0%
Thereafter	0	0	0.0%	98.2%	$0.00	$0	0.0%	100.0%
Vacant	0	29,760	1.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	1,637,851	100%		$3.60	$5,791,929	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Calumet Business Center Property is located approximately 13 miles south of the Chicago central business district. The Calumet Business Center Property is a Norfolk Southern railroad serviced site bordered to the east by South Stony Island Ave and to the north by 95th Street. The Calumet Business Center Property is located within the Burnside Corridor, a 330-acre industrial park with 31 businesses employing 1,222 people. According to the appraiser, industrial development in the immediate area consists of 68 industrial properties containing 5,429,742 SF with an average rent of $6.98 PSF and approximately 96% occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Calumet Business Center

The Calumet Business Center Property is located within the Pullman neighborhood in Chicago, Illinois. Significant development in the immediate area consists of industrial properties, with retail uses along arterial roads and residential development along secondary roads. According to the appraiser, the Chicago metropolitan statistical area (“MSA”) is and has been a leader in North American transportation and distribution since the 1850s. The area is centrally located with significant air, rail, and water distribution capacity. The Chicago region is considered the world’s third busiest intermodal hub. In terms of rail, six of the seven Class I North American railroads converge in Chicago. It is estimated that one-quarter of all United States rail shipments pass through the Chicago MSA. The area is also ranked in the top five worldwide in terms of container ports handled. In terms of highways, six major interstates converge in Chicago which provide access in all directions. In terms of air travel, the Chicago MSA ships and receives an estimated 1.6 million tons of freight, mail, and goods annually.

The Calumet Business Center Property is located in the South Chicago submarket as determined by third party market research reports. As of the fourth quarter of 2016, according to a third party market report, the South Chicago submarket contained 64.3 million SF with an average vacancy of 14.2% and asking rents of $4.19 PSF, reflecting no increase in inventory, a decrease of approximately 2% in vacancy and an increase of 2% in average asking rent over the fourth quarter of 2015.

The following table presents comparable leases with respect to the Calumet Business Center Property:

Comparable Lease Summary
Property Name/Location	Year Built	Total SF	Occupancy	Tenant Name	Lease SF	Lease Date	Lease Term	Rent PSF	Lease Type
14927-14931 S Greenwood Road 14927-14931 S Greenwood Road Dolton, Illinois	1975	166,000	68%	JFA Recycle	12,500	Jul. 2016	3.0 Yrs	$5.00	Gross
Pullman Industrial Center 900 East 103rd Street Chicago, Illinois	1910	507,074	79%	Integrated Power	43,038	Dec. 2016	4.0 Yrs	$4.50	Gross
4532 S. Kolin Avenue 4532 S. Kolin Avenue Chicago, Illinois	1946	250,000	93%	Rapid Displays	47,132	Mar. 2016	5.0 Yrs	$5.50	Gross
2555 South Leavitt Street 2555 South Leavitt Street Chicago, Illinois	1962	234,500	100%	Phoenix Fabricators	22,260	Nov. 2015	2.0 Yrs	$5.00	Gross
410-470 W. 169th Street 410-470 W. 169th Street South Holland, Illinois	1980	149,067	79%	Armacell	73,453	Jan. 2016	10.0 Yrs	$3.74	Modified Gross
4300-4330 S. Racine Avenue 4300-4330 S. Racine Avenue Chicago, Illinois	1976	168,000	100%	Edsal Sandusky Corporation	128,000	Jul. 2016	7.0 Yrs	$4.00	Modified Gross
The 4800 Building 4800 W. Roosevelt Rd Chicago, Illinois	1966	1,209,522	71%	Royak Box Group, LLC	134,474	Sept. 2015	3.0 Yrs	$4.00	Gross
Calumet Business Center 9500, 9501, 9540, 9810 and 9860 South Dorchester Avenue; 1501 East 96th Street; 1400 East 97th Street; 1400-1550 East 97th Place; 1401-1581 East 98th Street; 1400-1550 East 98th Place Chicago, Illinois	1951-1971	1,637,851	98.2%

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Calumet Business Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Calumet Business Center Property:

Cash Flow Analysis
	2013	2014	2015	10/31/2016 TTM	UW	UW PSF
Gross Potential Rent(1)	$5,719,490	$5,060,322	$5,081,828	$5,555,307	$5,940,729	$3.63
Total Recoveries	$1,490,135	$724,968	$864,522	$881,241	$899,797	$0.55
Total Other Income	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($356,444)	($0.22)
Effective Gross Income	$7,209,625	$5,785,290	$5,946,350	$6,436,548	$6,484,082	$3.96
Total Operating Expenses	$2,527,055	$1,845,148	$1,954,216	$1,135,445	$2,020,270	$1.23
Net Operating Income(2)	$4,682,570	$3,940,142	$3,992,134	$5,301,103	$4,463,812	$2.73
Capital Expenditures	$0	$0	$0	$0	$245,678	$0.15
TI/LC	$0	$0	$0	$0	$278,435	$0.17
Net Cash Flow	$4,682,570	$3,940,142	$3,992,134	$5,301,103	$3,939,700	$2.41

Occupancy %(3)	90.7%	86.6%	97.5%	97.0%	94.0%
NOI DSCR	2.25x	1.89x	1.92x	2.54x	2.14x
NCF DSCR	2.25x	1.89x	1.92x	2.54x	1.89x
NOI Debt Yield	13.4%	11.2%	11.4%	15.1%	12.7%
NCF Debt Yield	13.4%	11.2%	11.4%	15.1%	11.2%

(1)	UW Gross Potential Rent includes contractual rent escalations and decreases through November 1, 2017 totaling $56,877. UW Gross Potential Rent and UW Gross Potential Rent PSF include average rent over the remaining lease term for WestRock Packaging Systems, Inc. and Cargill, Inc. totaling $20,535 due to the investment grade credit rating of the tenants and reflects a decrease in revenue of $4,036 for WestRock Packaging Systems, Inc. as rent will decline from $3.22 PSF to $3.10 PSF effective May 1, 2017 for 171,257 SF of such tenant’s space. Two new leases totaling $330,000 annual rent for 42,017 SF were signed since October 2016.

(2)	The decrease in Net Operating Income over 2013 is due to the inclusion of two non-collateral buildings in the seller’s historical operating statements. The operating statements from 2014 to 10/31/2016 TTM reflect the collateral for the Calumet Business Center Property. The increase in Net Operating Income as of 10/31/2016 TTM from 2015 is due to contractual rent escalations of various tenants, a new lease on expansion space of an existing tenant and a one-time real estate tax refund of $945,417.

(3)	As of the underwritten rent roll dated January 26, 2017, the Calumet Business Center Property is 98.2% physically occupied. UW Occupancy % represents an economic vacancy of 6.0%.

Escrows and Reserves. The Calumet Business Center Mortgage Loan documents require upfront reserves in the amount of $559,578 for real estate taxes, and $3,500,000 for deferred maintenance, which repairs consist primarily of roof replacements for the roofs of six buildings at the Calumet Center Property, and also include repair of trip hazards. The Calumet Business Center Borrower is required to escrow monthly 1/12th of the annual estimated real estate taxes which currently equates to $84,784 and 1/12th of the annual estimated insurance premiums (unless the Calumet Business Center Borrower maintains an acceptable blanket policy). The Calumet Business Center Borrower is required to make monthly deposits equal to $20,473 into an escrow for replacements and repairs; provided that the aggregate balance of such escrow may not exceed $491,700 on any payment date, and to the extent any monthly deposit would cause such escrow to exceed such amount, the monthly deposit is required to be reduced by the amount of such excess. The Calumet Business Center Borrower is required to make monthly deposits equal to $34,122 into an escrow for tenant improvements and leasing commissions; provided that the aggregate balance of such escrow may not exceed $818,900 on any payment date, and to the extent any monthly deposit would cause such escrow to exceed such amount, the monthly deposit is required to be reduced by the amount of such excess.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Calumet Business Center Mortgage Loan. The Calumet Business Center Mortgage Loan has springing cash management (i.e., the Calumet Business Center Mortgage Loan has cash management only after the occurrence and during the continuance of a Cash Sweep Period (as defined below)). So long as no Cash Sweep Period is continuing under the Calumet Business Center Mortgage Loan, all funds in the lockbox account are required to be swept on each business day to an operating account maintained by the Calumet Business Center Borrower. If a Cash Sweep Period is continuing, funds in the lockbox account are required to be swept on each business day to a cash management account for the benefit of lender and applied to pay debt service on the Calumet Business Center Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, other than during the continuance of an event of default under the Calumet Business Center Mortgage Loan, the monthly operating expenses referenced in the annual budget (which is required to be reasonably approved by the lender) and other operation and maintenance expenses approved by the lender, and to disburse the remainder, provided no event of default is continuing under the Calumet Business Center Mortgage Loan, into an account to be held by the lender as additional security for the Calumet Business Center Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” means the period:

(i) commencing upon an event of default under the Calumet Business Center Mortgage Loan and ending upon the cure (if applicable) of such event of default to the lender’s sole satisfaction,

(ii) commencing if the lender determines that the debt service coverage ratio on the Calumet Business Center Mortgage Loan is less than 1.35x for six consecutive calendar months, and ending on the date the Calumet Business Center Borrower provides evidence satisfactory to the lender that the debt service coverage ratio on the Calumet Business Center Mortgage Loan has been at least 1.55x for six consecutive calendar months, or

(iii) commencing upon a Tenant Credit Event (as defined below) and ending upon a Tenant Credit Event Cure (as defined below).

A “Tenant Credit Event” means the date on which any of the following events occurs: (a) the earlier of (1) a Credit Tenant (as defined below) giving notice that it is terminating its lease early or (2) six months prior to expiration of a Credit Tenant’s lease, if the Credit Tenant has not previously renewed its lease pursuant to such lease in place on the loan closing date or otherwise on Approved Lease Terms (as defined below) and no replacement tenant has entered into a replacement lease on Approved Lease Terms, (b) the Credit Tenant “goes dark” or vacates its space or gives notice of its intent to “go

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Calumet Business Center

dark” or vacate its space, or (c) the Credit Tenant files (or gives notice of its intent to file) a voluntary bankruptcy or insolvency petition or is the subject of an involuntary bankruptcy or insolvency petition.

A “Tenant Credit Event Cure” means either: (a) the Credit Tenant renews its lease pursuant to such lease in place as of the loan closing date or otherwise on Approved Lease Terms, (b) a replacement tenant with respect to the Credit Tenant has entered into a replacement lease on Approved Lease Terms, or (c) in the event of a bankruptcy or insolvency event with respect to the Credit Tenant, the Credit Tenant’s lease has been affirmed on Approved Lease Terms.

“Approved Lease Terms” means that (i) a lease (or renewal of a Credit Tenant lease) has been entered into after having been given prior written approval by the lender if required pursuant to the terms of the Calumet Business Center Mortgage Loan; (ii) the tenant (if other than the existing Credit Tenant) has been approved by the lender if required pursuant to the Calumet Business Center Mortgage Loan; (iii) the tenant has taken (or in the case of the existing Credit Tenant, is continuing in) occupancy of the applicable space and the tenant is operating its business therein; (iv) the tenant is paying its full unabated base monthly rent; and (v) the tenant (if other than the existing Credit Tenant) has provided the lender with a reasonably acceptable estoppel certificate evidencing that the requirements set forth in items (iii) and (iv) of this definition have been satisfied.

“Credit Tenant” means any tenant under the leases with Grand Warehouse Corp or WestRock Packaging Systems, Inc. or any tenant that replaces either of the same.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after the defeasance lockout period and prior to the payment date in November 2026, partial releases as to any one of ten identified parcels comprised of one or more individual buildings, together with the related real property (each, an “Individual Parcel”) are permitted upon (i) defeasance of an amount equal to 115% of the allocated loan amount of the Individual Parcel being released, (ii) division of the Individual Parcel being released into a separate zoning lot and tax lot, (iii) compliance of the remaining Calumet Business Center Property with all leases and all legal requirements, (iv) the loan-to-value ratio after giving effect to the release is not greater than the lesser of the loan-to-value ratio immediately preceding the release and 75%, (v) the debt service coverage ratio after giving effect to the release is greater than the greater of the debt service coverage ratio immediately preceding the release and 1.51x, (vi) the debt yield after giving effect to the release is greater than the greater of the debt yield immediately preceding the release and 9.1%, (vii) compliance with REMIC requirements, and (viii) rating agency confirmation.

Terrorism Insurance. The Calumet Business Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Calumet Business Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Calumet Business Center Property and twelve months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	141 Fifth Avenue

Mortgage Loan No. 10 – 141 Fifth Avenue

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	141 Fifth Avenue

Mortgage Loan No. 10 – 141 Fifth Avenue

141 Fifth Avenue
141 Fifth Avenue
New York, NY 10010
MANHATTAN
Midtown
East Side
Garment District
Chelsea
Flatiron District
Gramercy Park
Kips Bay
Stuyvesant Town
Alphabet City
East Village
Greenwich Village
West Village
Times Square
Port Authority Bus Terminal
Grand Central Terminal
Bryant Park
New York Public Library
New York Times Building
Lefcourt Manhattan Bldg.
HSBC Tower
The Morgan Library & Museum
Macy's
Herald Square
Empire State Building
180 Madison Ave.
Manhattan Center
One Penn Plaza
Madison Square Garden
Penn Station
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Tower 111
855 Sixth Ave.
325 Fifth Ave.
Long Island Railroad
Lexington Avenue Campus, Touro College
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
FDR Drive
Fashion Institute of Technology
NY Life Insurance Bldg.
Madison Square Park
Supreme Court Appellate Division
Metropolitan Life Building
Baruch College
Gramercy Theatre
School of Visual Arts
NYU School of Dentistry
VA New York Harbor Medical Center
Flatiron Building
Cabrini Medical Center
Theo. Roosevelt Birthplace Natl. Historic Site
NYU Hospital for Joint Diseases
Beth Israel Medical Center
NY Film Academy School of Film & Acting
Union Square
Con Edison Building
New York Eye & Ear Infirmary
NYU American Language Institute
Forbes Galleries
Village Temple
Eugene Lang College - The New School of Liberal Arts
Benjamin N. Cardozo School of Law
First Presbyterian Church
Grace Church
Cooper Union
Tompkins Square Park
St. George Ukrainian Catholic Church
Ukrainian Museum
Washington Arch
Washington Square
Tisch School of The Arts
New York University
Hebrew Union College - Jewish Inst. of Religion
Broadway
Greenwich Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Lexington Ave.
Irving Pl.
3rd Ave.
2nd Ave.
1st Ave.
Ave. A
4th Ave.
University Pl.
Astor Pl.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
Washington Pl.
W. 4th St.
E. 39th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
E. 23rd St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
St. Marks Pl.
E. 7th St.
E. 6th St.
E. 5th St.
Bleecker St.
Hudson St.
Waverly Pl.
Christopher/Sheridan St
Upper West Side
Upper East Side
Central Park
Astoria
Queens
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Union City
Chelsea
Manhattan
Williamsburg
Hoboken
Greenwich Village
SoHo
New Jersey
Tribeca
Chinatown
Jersey City
Financial District
Brooklyn
Brooklyn Heights
Park Slope
Hudson River
East River

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	141 Fifth Avenue

Mortgage Loan No. 10 – 141 Fifth Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,000,000			Location:	New York, NY 10010
Cut-off Date Balance:	$25,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Single-Tenant
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Michael Adam Goldstein			Year Built/Renovated:	1902/2010
Mortgage Rate:	4.5900%			Size:	4,425 SF
Note Date:	4/7/2017			Cut-off Date Balance per SF:	$5,650
First Payment Date:	6/5/2017			Maturity Date Balance per SF:	$5,650
Maturity Date:	5/5/2027			Property Manager:	Samson Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(2):	$1,818,431
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	7.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	7.3%
Additional Debt Type:	N/A			UW NCF DSCR:	1.54x
Additional Debt Balance:	N/A			Most Recent NOI:	$1,704,642 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,672,111 (12/31/2015)
Reserves(1)				3rd Most Recent NOI:	$1,665,414 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/1/2017)
RE Tax:	$198,983	$39,797	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$39,000,000 (3/6/2017)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio:	64.1%
				Maturity Date LTV Ratio:	64.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	97.1%	Loan Payoff:	$25,123,208	97.6%
Borrower Equity:	$745,294	2.9%	Closing Costs:	$423,103	1.6%
			Reserves:	$198,983	0.8%
Total Sources:	$25,745,294	100.00%	Total Uses:	$25,745,294	100.00%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW NOI includes straight-line rent of $81,223 for HSBC Bank USA, National Association, the sole tenant at the 141 Fifth Avenue Property.

The Mortgage Loan. The tenth largest mortgage loan (the “141 Fifth Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000, secured by a first priority fee mortgage encumbering a single-tenant retail property comprised of 4,425 SF located in New York, New York (the “141 Fifth Avenue Property”). The proceeds of the 141 Fifth Avenue Mortgage Loan, together with $745,294 of borrower equity, were used to refinance a previous loan of approximately $25,123,208 secured by the 141 Fifth Avenue Property, fund upfront reserves and pay closing costs. The previous mortgage loan was securitized in the WBCMT 2007-C32 transaction.

The Borrower and the Sponsor. The borrower is What Cheer I LLC (the “141 Fifth Avenue Borrower”), a recycled single-purpose Delaware limited liability company, with two independent directors. The 141 Fifth Avenue Borrower is owned by What Cheer Realty Co. LP, which is owned by Two Forty Seven East 28th Street Corp. (1%, general partner), G&G Associates (30.238%) and various outside partners (68.762%) with no individual partner owning more than 12.15% of the 141 Fifth Avenue Borrower. Two Forty Seven East 28th Street Corp. is owned by the Estate of Arnold Goldstein. G&G Associates is owned by three individual trusts, each for the benefit of Michael Adam Goldstein. The 141 Fifth Avenue Mortgage Loan sponsor and non-recourse carveout guarantor is Michael Adam Goldstein.

Michael Adam Goldstein, the son of the late Arnold Goldstein, sits on the advisory board of Goldstein Properties LLC. Samson Management LLC (“Samson”), the management arm of Goldstein Properties LLC, was founded by Sam Goldstein and Arnold Goldstein in 1964. Samson owns, manages and develops residential, commercial and retail properties. Samson owns and manages over 5,000 residential apartment units in all five boroughs of New York City, Westchester County, Nassau County and West Palm Beach, Florida and more than 1.5 million SF of office and retail properties in New York City, Northern New Jersey, Westchester County, Long Island, Florida and Pennsylvania. Samson has also been active in the development arena with properties such as 50 Madison Avenue, 1150 Fifth Avenue, 405-411 Greenwich Street and the construction of single family estate homes in Westchester County and Long Island.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	141 Fifth Avenue

The Property. The 141 Fifth Avenue Property is a Class A single-tenant retail property that consists of a retail condominium unit containing 4,425 SF of rentable area located in New York, New York and 100% leased to HSBC Bank USA, National Association (“HSBC”). The 141 Fifth Avenue Property is comprised of 3,500 SF of ground floor space and 925 SF of basement storage space within a 12-story mixed use condominium building (“The Building”) that was built in 1902 and renovated in 2010. The Building is made up of 37 condominium units: two retail at grade units (one of which is the 141 Fifth Avenue Property), one office unit on the second level and 34 residential units from the third floor up. Each of the 37 condominium units has one vote for each .0001% common interest owned by such owner at all condominium unit owner meetings. The 141 Fifth Avenue Property condominium unit has 3.8725% of common interest in the condominium, and accordingly does not control the condominium. The Building is subject to the jurisdiction of the New York City Landmarks Preservation Commission.

Major Tenant. The 141 Fifth Avenue Property is 100.0% leased to HSBC through October 31, 2022. The lease is modified gross and has no termination options. The lease provides for monthly rent of $1,889,568, which increases to $2,040,733 in November 2019 and includes one 10-year renewal option at fair market value. As of September 30, 2016, HSBC has reported total assets of $203.7 billion and serves approximately 2.4 million customers through retail banking and wealth management, commercial banking, private banking, asset management and global banking. HSBC operates more than 229 branches throughout the United States.

HSBC Holdings plc, the parent company of HSBC, is headquartered in London. HSBC Holdings plc serves customers worldwide from around 4,400 offices in 71 countries and territories in Europe, Asia, North and Latin America and the Middle East and North Africa.

The following table presents certain information relating to the lease at the 141 Fifth Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenant
HSBC	AA-/A1/A	4,425	100.0%	$1,970,791	100.0%	$445.38	10/31/2022
Subtotal/Wtd. Avg.		4,425	100.0%	$1,970,791	100.0%	$445.38
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		4,425	100.0%	$1,970,791	100.0%	$445.38

(1)	Information is based on the underwritten rent roll. Annual UW Rent is equal to the current rent for HSBC plus straight-line rent of $81,223.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 141 Fifth Avenue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	1	4,425	100.0%	100.0%	$1,970,791	$445.38	100.0%	100.0%
2023	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2024	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2025	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2026	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2027	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	4,425	100.0%		$1,970,791	$445.38	100.0%

(1)	Information is based on the underwritten rent roll. Total UW Rent Rolling is equal to the current rent for HSBC plus straight-line rent of $81,223.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	141 Fifth Avenue

The Market. The 141 Fifth Avenue Property is located on the southeast corner of Fifth Avenue and 21st Street in the Flatiron district of Manhattan, a neighborhood situated between Union Square and Madison Square Park. The Flatiron district is heavily improved with retail at grade level with national credit retailers, small businesses and restaurants. National retailers along Fifth Avenue in the immediate area include Ann Taylor, Kate Spade, Cole Haan, Michael Kors, Tumi, Sperry, Zara, Banana Republic, Aldo, Victoria’s Secret, H&M, Nike, Athleta and Lululemon. Public transportation options to the area are abundant and provide access throughout the five boroughs.

According to the appraisal, the estimated 2016 population within a .25-, .50- and one-mile radius of the 141 Fifth Avenue Property is 9,333, 68,522, and 267,369, respectively. The estimated 2016 average household income within a .25-, .50- and one-mile radius of the 141 Fifth Avenue Property is $188,503, $160,448, and $140,291, respectively.

According to the appraisal, the 141 Fifth Avenue Property is located within the Gramercy Park/Chelsea retail submarket of Manhattan, which as of the fourth quarter of 2016 had a total retail inventory of 7,769,941 SF and a vacancy rate of 1.8%. According to a third party market research report, the average asking rental rate in the fall of 2016 for ground floor retail space along Fifth Avenue between 14th and 23rd Streets was between $300 and $480 PSF with an average rent of $390 PSF.

The following table presents recent leasing data at comparable retail properties with respect to the 141 Fifth Avenue Property:

Comparable Lease Summary
Property Name/Address	Year Built/ Renovated	Corner	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF(1)	Lease Type
141 Fifth Avenue New York, NY	1902/2010	Yes	4,425	HSBC	4,425	10/17/2007	15.0	$427.07(1)	Modified Gross
97 Fifth Avenue New York, NY	1900	Yes	23,100	Aldo	2,800	9/15/2016	NAV	$400.00	Modified Gross
144 Fifth Avenue New York, NY	1920/1985	No	9,698	Frye Company	2,539	3/1/2016	NAV	$433.24	Modified Gross
41 Union Square West New York, NY	1896	Yes	130,165	NYX Cosmetics	4,300	5/1/2016	10.0	$575.00	Modified Gross
200 Fifth Avenue New York, NY	1910/2008	No	857,873	Johnston & Murphy	2,010	2/22/2016	10.0	$375.00	Modified Gross
114 Fifth Avenue New York, NY	1910	Yes	352,666	lululemon	14,420	1/1/2015	10.0	$461.00	Modified Gross
172 Fifth Avenue New York, NY	1930	Yes	13,065	Rituals	3,175	12/20/2015	10.0	$568.00	Modified Gross

Source: Appraisal

(1) Rent/SF shown for the 141 Fifth Avenue Property above is based on the current rent for HSBC. Including straight-line rent of $81,223, Rent/SF is $445.38.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 141 Fifth Avenue Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Base Rent(1)	$1,749,600	$1,749,060	$1,790,002	$1,970,791	$445.38
Total Recoveries	$354,806	$399,601	$453,877	$442,905	$100.09
Less Vacancy & Credit Loss	$0	$0	$0	($49,270)	($11.13)
Effective Gross Income	$2,104,406	$2,148,661	$2,243,879	$2,364,427	$534.33
Total Operating Expenses	($438,992)	($476,550)	($539,237)	($545,996)	($123.39)
Net Operating Income	$1,665,414	$1,672,111	$1,704,642	$1,818,431	$410.94
Capital Expenditures	$0	$0	$0	$841	$0.19
TI/LC	$0	$0	$0	$29,205	$6.60
Net Cash Flow	$1,665,414	$1,672,111	$1,704,642	$1,788,385	$404.15

Occupancy %(2)	100.0%	100.0%	100.0%	97.5%
NOI DSCR	1.43x	1.44x	1.47x	1.56x
NCF DSCR	1.43x	1.44x	1.47x	1.54x
NOI Debt Yield	6.7%	6.7%	6.8%	7.3%
NCF Debt Yield	6.7%	6.7%	6.8%	7.2%

(1)	UW Base Rent is equal to the current rent for HSBC plus straight-line rent of $81,223.

(2)	UW Occupancy % represents economic occupancy. As of May 1, 2017, the 141 Fifth Avenue Property is 100.0% physically occupied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	141 Fifth Avenue

Escrows and Reserves. The 141 Fifth Avenue Mortgage Loan documents require upfront reserves in the amount of approximately $198,983 for real estate taxes. The 141 Fifth Avenue Borrower is required to escrow monthly 1/12th of the annual estimated real estate taxes which originally equated to $39,797 (provided, that such escrows are not required so long as the 141 Fifth Avenue Borrower provides evidence satisfactory to the lender that HSBC is obligated under the terms of its lease to pay all real estate taxes and has in fact paid all such taxes prior to their due date). The 141 Fifth Avenue Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the 141 Fifth Avenue Borrower maintains an acceptable blanket policy). If a Cash Sweep Event Period (as defined below) is continuing, the 141 Fifth Avenue Borrower is required to make monthly deposits equal to $92 into an escrow for replacements and repairs.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 141 Fifth Avenue Mortgage Loan. The 141 Fifth Avenue Mortgage Loan has springing cash management (i.e., the 141 Fifth Avenue Mortgage Loan has cash management only after the occurrence and during the continuance of a Cash Sweep Event Period). So long as no Cash Sweep Event Period is continuing under the 141 Fifth Avenue Mortgage Loan, all funds in the lockbox account are required to be swept on each business day into an operating account maintained by the 141 Fifth Avenue Borrower. If a Cash Sweep Event Period is continuing, funds in the lockbox account are required to be swept on each business day to a cash management account to be established for the benefit of the lender and applied to fund the required reserves as described above under “Escrows and Reserves,” to pay debt service on the 141 Fifth Avenue Mortgage Loan, to disburse, provided no event of default is continuing under the 141 Fifth Avenue Mortgage Loan documents, the monthly operating expenses referenced in the approved annual budget and extraordinary operating expenses not referenced in the annual budget and approved by the lender, and to disburse the remainder, provided no event of default is continuing under the 141 Fifth Avenue Mortgage Loan into an account to be held by the lender as additional security for the 141 Fifth Avenue Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the 141 Fifth Avenue Mortgage Loan and ending if no event of default exists,

(ii) commencing if the debt service coverage ratio on the 141 Fifth Avenue Mortgage Loan (calculated based on a 30-year amortization schedule) is less than 1.15x for three consecutive calendar months (a “DSCR Trigger”), and ending on the date the debt service coverage ratio (calculated on the same basis) on the 141 Fifth Avenue Mortgage Loan has been at least 1.15x for three consecutive calendar months,

(iii) commencing upon HSBC or a replacement tenant acceptable to the lender in its sole discretion which occupies all or a portion of HSBC’s space pursuant to a replacement lease acceptable to lender in its sole discretion (“Replacement Tenant”) (a) terminating or cancelling HSBC’s lease or a replacement lease, (b) giving notice to vacate or exercising any termination option under HSBC’s lease or a Replacement Tenant’s lease, or (c) failing to renew or extend HSBC’s lease or a replacement lease on or before the date that is 18 months prior to the expiration date set forth in such lease pursuant to the terms of such lease or on terms reasonably acceptable to the lender, and ending upon (x) the entirety of HSBC’s space being re-let to one or more Replacement Tenants under replacement leases, and the lender receives tenant estoppel certificate(s) stating that such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender or (y) HSBC or the Replacement Tenants renew or extend HSBC’s lease or applicable replacement leases on terms reasonably acceptable to the lender and the lender receives tenant estoppel certificate(s) stating that HSBC or such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender,

(iv) commencing upon HSBC or the Replacement Tenant filing for bankruptcy or becoming the subject of an involuntary bankruptcy proceeding and ending upon HSBC’s lease or the applicable Replacement Tenant’s lease (a) being affirmed in bankruptcy and the lender receives tenant estoppel certificate(s) stating that such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender or (b) the entirety of HSBC’s space being re-let to one or more Replacement Tenants under replacement leases, and the lender receives tenant estoppel certificate(s) stating that such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender, or

(v) commencing upon HSBC or the Replacement Tenant vacating the space or “going dark” in any portion of its leased space and ending upon (a) HSBC or a Replacement Tenant being in occupancy of the entirety of HSBC’s space and the lender receives tenant estoppel certificate(s) stating that HSBC or such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender or (b) the entirety of HSBC’s space being re-let to one or more Replacement Tenants under replacement leases, and the lender receives tenant estoppel certificate(s) stating that such Replacement Tenant(s) is/are in occupancy of the space, open for business and paying full contractual rent, in form and substance reasonably acceptable to the lender.

Additional Secured Indebtedness. Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 141 Fifth Avenue Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 141 Fifth Avenue Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 141 Fifth Avenue Property and 12 months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Centre at Westbank

Mortgage Loan No. 11 – Centre at Westbank

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Centre at Westbank

Mortgage Loan No. 11 – Centre at Westbank

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Centre at Westbank

Mortgage Loan No. 11 – Centre at Westbank

Centre at Westbank
1601, 1617, 1629 and 1631 Westbank Expressway
Harvey, LA 70058
NEW ORLEANS
ORLEANS PARISH
JEFFERSON PARISH
Mississippi River
Louis Armstrong New Orleans Intl. Airport 11 miles
LSU MEDICAL CENTER
FRENCH QUARTER
Tulane Med. Ctr.
Place St. Charles
The Shops at Canal Place
Audubon Aquarium
FERRY
Mercedes-Benz Superdome
One Shell Plaza
Champion Square
Central Business District
Riverwalk Marketplace
Smoothie King Center
Robert E. Lee Monument
National WWII Museum
New Orleans E. N. Morial Conv. Ctr.
Broadmoor
Ochsner Baptist Medical Ctr.
Freret
Central City
Lower Garden District
Garden District
Irish Channel
Uptown
CRESCENT CITY CONNECTION
Algiers Point
New Orleans Naval Support
Behrman Park
Algiers
Oakwood Center
Gretna
Westside Shopping Center North
Westside South Shopping Center
Terrytown
Towne Square Shopping Center
Kinder Morgan Delta Terminal
Westbank Village Shopping Center
Manhattan Plaza
West Jefferson Health Care Center
Harvey
Paradise Plaza
Manhattan Place
Gretna City Park
Timberlane
Marrero
Promenade Pointe
Oak Ridge Plaza Shopping Center
Woodmere
Estelle
Canal St
Earhart Blvd
Broad Ave
MLK Blvd
Toledano St
S. Claiborne Ave
Lasalle St
Freret St
Louisiana Ave
St. Charles Ave
Napoleon Ave
STREETCAR
Magazine St
Tchoupitoulas St
Jackson Ave
Felicity St
Magazine St
Patterson Rd
Opelousas Ave
Newton St
General Meyer Ave
Brooklyn Ave
Nunez St
Wall Blvd
Burmaster St
General De Gaulle Dr
Franklin Ave
Stumpf Blvd
Westbank Expressway
Terry Pkwy
1st St
5th St
Stumpf Blvd
8th St
Whitney Ave
Carol Sue Ave
Belle Chasse Hwy
Gretna Blvd
Manhattan Blvd
River Rd
4th St
Destrehan Ave
Westbank Expwy
Barataria Blvd
Patriot St
Peters Rd
Harvey Canal Number One
11th St
Lapalco Blvd
Lapalco
Ehret Rd
10
90
23
45
3017
Lake Pontchartrain
NEW ORLEANS
Kenner
Metairie
River Ridge
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Harvey
Gretna
Terrytown
Marrero
Timberlane
Belle Chasse
Estelle
Woodmere
Lake Cataouatche
Lakeview
Gentilly
Bywater
Arabi
Chalmette
Algiers
Carrollton
Uptown
Audubon
Shrewsbury
CBD

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Centre at Westbank

Mortgage Loan No. 11 – Centre at Westbank

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$20,900,000			Location:	Harvey, LA 70058
Cut-off Date Balance:	$20,900,000			General Property Type:	Retail
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	PMAT Real Estate Investments			Year Built/Renovated:	2001/N/A
Mortgage Rate:	5.0000%			Size(3):	167,106 SF
Note Date:	3/23/2017			Cut-off Date Balance per SF:	$125
First Payment Date:	5/1/2017			Maturity Date Balance per SF:	$111
Maturity Date:	4/1/2027			Property Manager:	PMAT Real Estate Investments, L.L.C. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$2,262,109
Seasoning:	1 month			UW NOI Debt Yield:	10.8%
Prepayment Provisions:	LO (25); DEF (89); O (6)			UW NOI Debt Yield at Maturity:	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.96x (IO) 1.55x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,459,466 (12/31/2016)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,428,193 (12/31/2015)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI:	$2,348,590 (12/31/2014)
Reserves(2)				Most Recent Occupancy:	100.0% (3/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$78,311	$26,104	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$22,521	$11,260	N/A	Appraised Value (as of):	$30,000,000 (1/24/2017)
Recurring Replacements:	$200,000	$2,786	$335,000	Cut-off Date LTV Ratio:	69.7%
TILC:	$600,000	$24,167	$1,470,000	Maturity Date LTV Ratio:	61.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,900,000	67.9%	Purchase Price:	$28,500,000	92.5%
Borrower Equity:	$9,896,114	32.1%	Reserves:	$900,832	2.9%
			Closing Costs:	$1,395,282	4.5%
Total Sources:	$30,796,114	100.0%	Total Uses:	$30,796,114	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Excludes the 7,339 SF Texas Roadhouse restaurant outparcel.

The Mortgage Loan. The eleventh largest mortgage loan (the “Centre at Westbank Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,900,000 and secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Harvey, Louisiana (the “Centre at Westbank Property”). Proceeds of the Centre at Westbank Mortgage Loan, together with borrower equity of $9,896,114, were used to acquire the Centre at Westbank Property for a total purchase price of $28,500,000, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is PMAT Westbank, L.L.C. (the “Centre at Westbank Borrower”), a newly-formed, single-purpose Delaware limited liability company with one independent director. The non-recourse carveout guarantor is Robert A. Whelan, founder of the sponsor of the Centre at Westbank Borrower, PMAT Real Estate Investments (“PMAT”). Founded in 2003, PMAT is a real estate development firm focused on shopping center investments across the Southeast, Sunbelt, and Mid-Atlantic regions. Headed by Mr. Whelan, PMAT has acquired and renovated nearly $500 million in retail centers totaling approximately 3.0 million SF. Mr. Whelan currently owns and operates nine retail properties, including the Centre at Westbank Property, and one land property for a total of 1,080,159 SF of retail space.

The Property. The Centre at Westbank Property is a multi-building, 167,106 SF anchored retail shopping center located in Harvey, Louisiana, approximately seven miles south of downtown New Orleans, Louisiana, along the Westbank Expressway (Highway 90) at the intersection of Manhattan Boulevard. The Centre at Westbank Property was built in 2001 and is comprised of three, one-story, retail buildings and one outparcel building ground leased to Texas Roadhouse, which is situated on the southwest corner of the Centre at Westbank Property. Additionally, a non-collateral outparcel occupied by KFC/Long John Silver’s is located at the southeast corner of the center.

As of March 1, 2017, the Centre at Westbank Property was 100.0% leased to a mix of 12 retailers, of which 11 are national. The Centre at Westbank Property is anchored by Best Buy (27.4% of NRA), with junior anchor tenants including Michaels (14.7% of NRA), Barnes & Noble (13.8% of NRA), Cost Plus World Market (11.0% of NRA), Petco (8.4% of NRA), and Shoe Carnival (7.2% of NRA). The remaining tenants are seven in-line tenants, none of which occupy more than 5.7% of the total NRA or represent more than 5.8% of underwritten rent. Eight tenants, which comprise 76.4% of the NRA and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Centre at Westbank

include Texas Roadhouse, are original tenants to the Centre at Westbank Property having been in occupancy since 2001 or 2002, while 10 tenants that comprise 81.9% of the NRA have executed lease renewals since 2013.

The Centre at Westbank Property is located on the north side of Westbank Expressway at the intersection of Manhattan Boulevard. Traffic counts at this intersection are estimated at 95,000 vehicles per day. The immediate neighborhood consists of a mixture of commercial and residential developments including single and multifamily residences, retail office, and restaurant uses. The Centre at Westbank Property is located on the north end of Manhattan Boulevard in a retail corridor, where retailers include a Walmart Supercenter, Sam’s Club, Lowe’s Home Improvement, and Target. Access to the Centre at Westbank Property from the surrounding area and from the New Orleans central business district is primarily provided by the Westbank Expressway (Highway 90). From early 2014 through early 2016, the roadways around the Centre at Westbank Property underwent construction related to the MacArthur Interchange Improvements, a two-phase project aimed at accommodating the traffic along Westbank Expressway and easing congestion at the intersection of Westbank Expressway and Manhattan Boulevard. Since completion of the project, traffic flow in the area has improved and the tenants at the Centre at Westbank Property have all reported increased sales.

Major Tenants.

Best Buy (45,733 SF, 27.4% of NRA, 25.4% of underwritten rent). Best Buy leases 45,733 SF at the Centre at Westbank Property and has been a tenant since 2001. The current lease commenced February 1, 2017, expires January 31, 2022, and has two, five-year extension options. Best Buy (NYSE: BBY) (rated BBB-/Baa1/BBB- by Fitch/Moody’s/S&P), is a provider of technology products, services and solutions for consumers, small business owners and educators. The company has approximately 1,600 stores throughout the United States, Canada, and Mexico and reported revenue of nearly $40 billion in fiscal 2017.

Michaels Stores, Inc. (24,626 SF, 14.7% of NRA, 14.2% of underwritten rent). Michaels Stores, Inc. (“Michaels”) leases 24,626 SF at the Centre at Westbank Property. The lease commenced April 1, 2010, expires February 28, 2021, and has four, five-year extension options. Michaels (NASDAQ: MIK) (rated NR/Ba2/BB- by Fitch/Moody’s/S&P) is a large specialty retailer of arts and crafts with a reported $4.7 billion in annual sales. Michaels operates 1,177 Michaels stores in 49 states and Canada and 118 Aaron Brothers stores.

Barnes & Noble (23,000 SF, 13.8% of NRA, 11.9% of underwritten rent). Barnes & Noble leases 23,000 SF at the Centre at Westbank Property and has been a tenant since 2001. The current lease commenced February 1, 2017, expires January 31, 2022, and has no extension options. Barnes & Noble (NYSE: BKS) is the nation’s largest retail bookseller and a leading retailer of content, digital media, and educational products.

Cost Plus World Market (18,300 SF, 11.0% of NRA, 8.9% of underwritten rent). Cost Plus World Market leases 18,300 SF at the Centre at Westbank Property and has been a tenant since 2002. The current lease commenced February 1, 2016, expires January 31, 2026, and has two, five-year extension options. Cost Plus World Market, a wholly owned subsidiary of Bed Bath & Beyond Inc. (NASDAQ: BBBY) (rated NR/Baa1/BBB+ by Fitch/Moody’s/S&P), is a retailer of casual home décor and furnishings, housewares, gifts, jewelry, decorative accessories, international wines, gourmet foods and beverages offered at affordable prices and imported from more than 50 countries.

Petco (14,000 SF, 8.4% of NRA, 9.6% of underwritten rent). Petco leases 14,000 SF at the Centre at Westbank Property and has been a tenant since 2001. The current lease commenced February 1, 2017, expires January 31, 2022, and has two, five-year extension options. Founded in 1965 and headquartered in San Diego, California, Petco (rated NR/B2/B by Fitch/Moody’s/S&P) is a specialty retailer of pet food, supplies, services, and companion animals. Petco operates more than 1,400 stores across the United States, Puerto Rico and Mexico.

The following table presents a summary regarding the largest tenants at the Centre at Westbank Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF	App. % of Total Annual UW Rent	Sales PSF(3)	Occ. Cost %(4)	Lease Expiration
Best Buy	BBB-/Baa1/BBB-	45,733	27.4%	$660,842	$14.45	25.4%	N/A	N/A	1/31/2022
Michaels	NR/Ba2/BB-	24,626	14.7%	$369,390	$15.00	14.2%	N/A	N/A	2/28/2021
Barnes & Noble	NR/NR/NR	23,000	13.8%	$310,500	$13.50	11.9%	$164	10.6%	1/31/2022
Cost Plus World Market	NR/Baa1/BBB+	18,300	11.0%	$231,495	$12.65	8.9%	$135	12.2%	1/31/2026
Petco	NR/B2/B	14,000	8.4%	$250,915	$17.92	9.6%	N/A	N/A	1/31/2022
Subtotal/Wtd. Avg.		125,659	75.2%	$1,823,142	$14.51	70.0%	$151	11.3%
Other Tenants(5)		41,447	24.8%	$783,103	$18.89	30.0%
Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		167,106	100.0%	$2,606,245	$15.60	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF only include tenants reporting sales and are as of 2016.

(4)	Occ. Cost % is based on underwritten base rent and underwritten reimbursements divided by the respective tenant’s reported sales for 2016. Subtotal/Wtd. Avg. is based on tenants reporting sales and includes top five tenants only.

(5)	Tenant SF excludes Texas Roadhouse, which is a ground lease tenant; however, its rent is included in the Annual UW Rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Centre at Westbank

The following table presents historical sales information for the tenants that report sales at the Centre at Westbank Property:

Historical Sales Summary(1)(2)
	2013 - 2014			2014 - 2015			2015 - 2016
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(3)	Sales ($)	Sales (PSF)	Occ. Cost(3)	Sales ($)	Sales (PSF)	Occ. Cost(3)
Barnes & Noble	$4,395,609	$191	9.1%	$4,045,664	$176	9.9%	$3,782,120	$164	10.6%
Cost Plus World Market	$2,610,582	$143	11.5%	$2,549,594	$139	11.8%	$2,467,781	$135	12.2%
Shoe Carnival	$2,817,434	$235	8.3%	$2,469,069	$206	9.4%	$2,308,162	$192	10.1%
Men’s Wearhouse	$1,901,970	$374	6.6%	$1,698,985	$334	7.4%	$1,554,125	$306	8.1%
Mattress Direct	NAV	NAV	NAV	$378,623	$95	27.1%	$334,614	$84	30.7%
Massage Envy	$760,697	$231	10.5%	NAV	NAV	NAV	$810,304	$246	9.9%
Sally Beauty	$642,078	$321	8.3%	$626,381	$313	8.5%	NAV	NAV	NAV
Total/Wtd. Avg.	$13,128,370	$206		$11,768,316	$183		$11,257,107	$171

(1)	Historical sales information is based on tenants that report sales.

(2)	The MacArthur Interchange Improvements project, which included two phases aimed at accommodating the traffic along Westbank Expressway and easing congestion at the intersection of Westbank Expressway and Manhattan Boulevard, began in 2014 and was completed in early 2016. Since completion, traffic flow in the area has improved and the tenants at the Centre at Westbank Property have all reported increased traffic and sales.

(3)	Occ. Cost calculations are based on underwritten base rent and underwritten reimbursements divided by sales from the respective year.

The following table presents certain information relating to the lease rollover at the Centre at Westbank Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017(3)	1	0	0.0%	0.0%	$0.00	$84,480	3.2%	3.2%
2018	3	20,383	12.2%	12.2%	$17.64	$359,568	13.8%	17.0%
2019	1	2,000	1.2%	13.4%	$22.80	$45,600	1.7%	18.8%
2020	0	0	0.0%	13.4%	$0.00	$0	0.0%	18.8%
2021	1	24,626	14.7%	28.1%	$15.00	$369,390	14.2%	33.0%
2022	5	96,221	57.6%	85.7%	$15.16	$1,458,449	56.0%	88.9%
2023	0	0	0.0%	85.7%	$0.00	$0	0.0%	88.9%
2024	0	0	0.0%	85.7%	$0.00	$0	0.0%	88.9%
2025	1	5,576	3.3%	89.0%	$10.27	$57,263	2.2%	91.1%
2026	1	18,300	11.0%	100.0%	$12.65	$231,495	8.9%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Thereafter	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	13	167,106	100.0%		$15.60	$2,606,245	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	SF Rolling excludes Texas Roadhouse, which is a ground lease tenant; however, its rent is included in the Total UW Rent Rolling.

The Market. The Centre at Westbank Property is located in the city of Harvey, Louisiana, in a suburban area known as the Westbank, located just south of the Mississippi River approximately seven miles south of downtown New Orleans and 17 miles southeast of the Louis Armstrong New Orleans International Airport. Westbank Expressway provides passage across the Mississippi River directly into the New Orleans central business district and the French Quarter. Harvey, Louisiana is part of the New Orleans-Metairie-Kenner, LA metropolitan statistical area which is the largest metropolitan statistical area in the state with an estimated 2016 population of 1.3 million. The largest industries in the city of New Orleans include tourism, shipping and transportation, oil and gas production, and refining. Due to its location at the mouth of the Mississippi River, New Orleans serves as a large exporting hub with the Port of New Orleans being the seventh largest U.S. port in terms of total tonnage handled and the second largest in Louisiana. The New Orleans region also accounts for a significant portion of the nation’s oil refining and petrochemical production. According to a newspaper website, with the New Orleans Convention Center and the French Quarter drawing in a significant portion of the city’s tourists, New Orleans tourism for 2016 totaled approximately 10.45 million visitors, which was the highest number in the city’s history and up from approximately 9.78 million tourists in 2015. The 10.45 million visitors in 2016 spent an estimated $7.41 billion, a 5.1% increase from 2015 and the highest spending in the city’s history.

According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the Centre at Westbank Property was 14,688, 130,210 and 352,055, respectively. The 2016 median household income within a one-, three- and five-mile radius of the Centre at Westbank Property was $31,617, $40,600 and $40,871, respectively.

According to a third party market research report, the Centre at Westbank Property is located in the Westbank submarket of the New Orleans/Metairie/Kenner retail market. The New Orleans/Metairie/Kenner retail market is comprised of 7,553 buildings in 452 retail centers totaling approximately 78.1 million SF of leasable area with an overall vacancy as of the fourth quarter of 2016 of 3.9% at asking rental rates of $14.64 PSF NNN. The Westbank retail submarket is comprised of 877 buildings totaling approximately 9.2 million SF of leasable area with an overall vacancy as of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Centre at Westbank

the fourth quarter of 2016 of 6.6% and an average rental rate of $13.40 PSF NNN. Year-to-date absorption in the Westbank submarket was positive at 149,959 SF with no new properties under construction.

The following table presents competitive retail properties with respect to the Centre at Westbank Property:

Competitive Property Summary
Property Name	Year Built/Renov.	Size (SF)	Occ.	Asking Rent Range (PSF)	Anchor Tenants	Lease Type	Distance to Subject (mi.)
Centre at Westbank(1)	2001/N/A	167,106	100.0%		Best Buy, Michaels, Barnes & Noble, Cost Plus World Market	NNN	N/A
Manhattan Place	2002/N/A	279,481	93.0%	$20.00 - $26.00	Target, Ross Stores, Stage Department Store, K&G Fashion Superstore	NNN	1.6
Westbank Village Shopping Center	1970/2006	94,127	73.0%	$16.50	hh gregg, Bed Bath & Beyond	NNN	0.3
Westside North Shopping Center	1965/2014	265,492	91.0%	$2.31 - $26.67	Casey Jones Grocery, Academy, Floor & Decor, Dollar General	NNN	1.6
Belle Meade Shopping Center	1980/2003	108,233	75.0%	$10.00 - $13.00	Red, White and Blue Store, Logo Express (Pending), Breaux Mart Supermarket	NNN	3.2
Oak Ridge Plaza Shopping Center	1990/N/A	179,803	95.0%	$13.75 - $15.50	Budget Saver, Stage, Aarons Rents, Tuesday Morning, Dollar Tree	NNN	3.6
Total/Wtd. Avg.(2)		927,136	88.7%

Source: Appraisal

(1)	Based on the underwritten rent roll, except the Year Built/Renov.

(2)	Total/Wtd. Avg. excludes the Centre at Westbank Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Centre at Westbank Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Base Rent(1)	$2,570,503	$2,629,018	$2,602,014	$2,606,245	$15.60
Total Recoveries	$515,644	$488,948	$552,657	$659,425	$3.95
Other Income	$3,950	$5,255	$3,384	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($215,534)	($1.29)
Effective Gross Income	$3,090,097	$3,123,221	$3,158,055	$3,050,136	$18.25
Total Expenses	$741,507	$695,028	$698,589	$788,026	$4.72
Net Operating Income	$2,348,590	$2,428,193	$2,459,466	$2,262,109	$13.54
Capital Expenditures	$75,000	$110,569	$0	$34,889	$0.21
TI/LC	$0	$0	$0	$147,012	$0.88
Net Cash Flow	$2,273,590	$2,317,624	$2,459,466	$2,080,209	$12.45

Occupancy %	100.0%	100.0%	100.0%	93.4%(2)
NOI DSCR (P&I)	1.74x	1.80x	1.83x	1.68x
NOI DSCR (IO)	2.22x	2.29x	2.32x	2.14x
NCF DSCR (P&I)	1.69x	1.72x	1.83x	1.55x
NCF DSCR (IO)	2.15x	2.19x	2.32x	1.96x
NOI Debt Yield	11.2%	11.6%	11.8%	10.8%
NCF Debt Yield	10.9%	11.1%	11.8%	10.0%

(1)	UW Base Rent is based on the rent roll dated March 1, 2017, and includes rent steps through June 2017 and Texas Roadhouse annual ground rent of $84,480.

(2)	Physical Occupancy % as of the underwritten rent roll dated March 1, 2017 is 100.0%. UW Occupancy % represents economic occupancy.

Escrows and Reserves. The Centre at Westbank Borrower at loan origination deposited $78,311 in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments, which currently equates to $26,104. The Centre at Westbank Borrower at loan origination deposited $22,521 in escrow for annual insurance premiums and is required to escrow monthly 1/12 of the annual estimated insurance payments, which currently equates to $11,260. The Centre at Westbank Borrower at loan origination deposited $200,000 and is required to make monthly deposits of $2,786 for replacement reserves, subject to a cap of $335,000.

The Centre at Westbank Borrower at loan origination deposited $600,000 in escrow for TI/LC reserves. Through and including the 36th payment date, the Centre at Westbank Borrower is required to deposit monthly $24,167 for TI/LC reserves, subject to a cap of $1,470,000. On the 36th payment date, the Centre at Westbank Borrower is required to deposit into the TI/LC reserve a cash deposit or a letter of credit in an amount sufficient to cause the aggregate balance of the TI/LC reserve to equal $1,470,000. Beginning on the 37th payment date and on each payment date thereafter, the Center at Westbank Borrower is required to deposit monthly $13,487 for TI/LC reserves, subject to a cap of $1,470,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Centre at Westbank

Lockbox and Cash Management. The Centre at Westbank Mortgage Loan is structured with a hard lockbox with springing cash management. The Centre at Westbank Borrower is required to direct all tenants to deposit all rents and other revenues directly into the lockbox account. Notwithstanding the foregoing, the Centre at Westbank Borrower and property manager are required to deposit all amounts received constituting rents into the lockbox account within two business days of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account will be transferred to an account controlled by the Centre at Westbank Borrower. Upon the occurrence of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into the cash management account for the payment of, among other things, debt service, monthly escrows and, if caused only by a DSCR Trigger Event (as defined below), operating expenses pursuant to an annual approved budget and all excess cash is required to be swept into an account to be held as additional security for the Centre at Westbank Mortgage Loan.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the Centre at Westbank Mortgage Loan and continue until such event of default is cured,

(ii)	commence upon the occurrence of any bankruptcy action of the Centre at Westbank Borrower or property manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days (in no event shall a Cash Sweep Period due to a bankruptcy action of the Centre at Westbank Borrower be cured), or

(iii)	commence upon the date that the debt service coverage ratio including both the Centre at Westbank Mortgage Loan and mezzanine debt based on the trailing three-month period is less than (a) 1.20x if mezzanine debt does not exist (and continue until such time as the debt service coverage ratio based on the trailing three-month period is 1.25x or greater for six consecutive months) or (b) 1.50x if mezzanine debt exists (and continue until such time as the debt service coverage ratio based on the trailing three-month period is 1.50x or greater for six consecutive months) (“DSCR Trigger Event”).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Future mezzanine debt is permitted under the Centre at Westbank Mortgage Loan documents provided, among other things, (i) no default or event of default is continuing, (ii) the loan to value ratio of the mezzanine debt and the Centre at Westbank Mortgage Loan does not exceed 73.0%, (iii) the debt service coverage ratio is not less than 1.50x taking into account the additional mezzanine debt and the Centre at Westbank Mortgage Loan, and (iv) the mezzanine lender has signed an intercreditor agreement acceptable to the lender in its sole discretion.

At loan origination, the 67% owner of the Centre at Westbank Borrower made an initial contribution in the amount of $6,246,667 to the Centre at Westbank Borrower and in the event, among other things, such owner’s contributions are not paid back in accordance with the operating agreement, such owner may remove the other owner and become the sole owner of the Centre at Westbank Borrower; provided, among other things, such owner provides a replacement guarantor in accordance with the Centre at Westbank Mortgage Loan documents.

Release of Property. Not permitted.

Terrorism Insurance. The Centre at Westbank Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Ralph’s Food Warehouse Portfolio

Mortgage Loan No. 12 – Ralph’s Food Warehouse Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$17,000,000			Location:	Various, Puerto Rico
Cut-off Date Balance(1):	$16,889,777			General Property Type:	Retail
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting(6):	Various
Sponsor:	Rafael A. Soto Vazquez			Year Built/Renovated:	Various/Various
Mortgage Rate:	6.2900%			Size:	667,457 SF
Note Date:	1/30/2017			Cut-off Date Balance per SF(1):	$63
First Payment Date:	3/1/2017			Maturity Date Balance per SF(1):	$42
Maturity Date:	2/1/2027			Property Manager:	Caliche Management LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	240 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$6,377,327
Seasoning:	3 months			UW NOI Debt Yield(1):	15.3%
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1):	22.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.69x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$6,294,443 (7/31/2016 TTM)
Additional Debt Balance(3):	$24,837,908			2nd Most Recent NOI:	$6,278,535 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,503,209 (12/31/2014)
Reserves				Most Recent Occupancy:	97.8% (1/25/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.7% (12/31/2015)
RE Tax:	$69,001	$69,001	N/A	3rd Most Recent Occupancy:	95.7% (12/31/2014)
Insurance(4):	$0	Springing	N/A	Appraised Value (as of):	$78,450,000 (12/22/2016)
Recurring Replacements:	$0	$12,237	$734,203	Cut-off Date LTV Ratio(1):	53.2%
TI/LC:	$0	$55,621	N/A	Maturity Date LTV Ratio(1):	35.7%
Deferred Maintenance:	$101,494	$0	N/A
Other(5):	$43,788	Springing	$34,800

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$42,000,000	100.0%	Loan Payoff:	$37,488,126	89.3%
			Reserves:	$214,283	0.5%
			Closing Costs:	$1,992,742	4.7%
			Return of Equity:	$2,304,849	5.5%
Total Sources:	$42,000,000	100.0%	Total Uses:	$42,000,000	100.0%

(1)	The Ralph’s Food Warehouse Portfolio Mortgage Loan is part of the Ralph’s Food Warehouse Portfolio Whole Loan, which is comprised of two pari passu promissory notes with an aggregate principal balance of $42,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ralph’s Food Warehouse Portfolio Whole Loan.

(2)	The Ralph’s Food Warehouse Portfolio Whole Loan may be prepaid in part at any time, together with a yield maintenance penalty, in connection with a partial release of the portion of the Ralph’s Food Warehouse - Caguas property that is leased to McDonald’s upon exercise of a purchase option or right of first refusal by the tenant. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

(3)	See “The Mortgage Loan” for further discussion of additional debt.

(4)	Monthly reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing, (ii) the Ralph’s Food Warehouse Portfolio Properties (as defined below) are insured via an acceptable blanket insurance policy and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(5)	Other Initial Reserves include $30,000 for Ground Rent Funds, $8,988 for a Condominium Common Charge Reserve related to the Supermercado del Este property and $4,800 for a Use Agreement Reserve related to the Ralph’s Food Warehouse - Humacao property. A deposit into the Ground Rent Funds to replenish up to the reserve cap will be required if the balance on deposit in the Ground Rent Funds falls below the cap ($30,000). Ongoing reserves for Condominium Common Charges are not required as long as a cash sweep event period has not commenced. A deposit into the Use Agreement Reserve to replenish up to the reserve cap will be required if the balance on deposit in the Use Agreement Reserve falls below the cap ($4,800). The Use Agreement Reserve is for payments under a use agreement that allows the Ralph’s Food Warehouse - Humacao property the use of a government owned property on which a small portion of the Ralph’s store at such location encroaches. The encroachment is also insured under the title insurance policy for such property.

(6)	All of the Ralph’s Food Warehouse Portfolio Properties are fee, except for Ralph’s Food Warehouse – Yabucoa, which is leasehold.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Ralph’s Food Warehouse Portfolio

The Mortgage Loan. The twelfth largest mortgage loan (the “Ralph’s Food Warehouse Portfolio Mortgage Loan”) is part of a whole loan (the “Ralph’s Food Warehouse Portfolio Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $42,000,000, both of which are secured by a first priority mortgage encumbering 11 retail properties located in Puerto Rico (“the Ralph’s Food Warehouse Portfolio Properties”). Promissory Note A-2, in the original principal amount of $17,000,000, represents the Ralph’s Food Warehouse Portfolio Mortgage Loan and will be included in the MSBAM 2017-C33 trust. Promissory Note A-1, in the original principal amount of $25,000,000, represents the controlling interest in the Ralph’s Food Warehouse Portfolio Whole Loan and was contributed to the BANK 2014-BNK4 securitization trust. Promissory Note A-1 represents the non-serviced companion loan (the “Ralph’s Food Warehouse Portfolio Non-Serviced Companion Loan”). The Ralph’s Food Warehouse Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK4 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Ralph’s Food Warehouse Portfolio Whole Loan were primarily used to refinance a previous loan of approximately $37,488,126 secured by the Ralph’s Food Warehouse Portfolio Properties, return equity of approximately $2,304,849 to the Ralph’s Food Warehouse Portfolio Borrowers, pay closing costs and fund upfront reserves.

The Borrowers and the Sponsor. The borrowers are R&J Investments, Inc., Inversiones Rafael A. Soto, Inc. and Aventura Realty LLC (the “Ralph’s Food Warehouse Portfolio Borrowers”), a Puerto Rico corporation, Puerto Rico corporation and Puerto Rico limited liability company, respectively. Each of the Ralph’s Food Warehouse Portfolio Borrowers is a recycled, single purpose, bankruptcy remote entity with two independent directors. The Ralph’s Food Warehouse Portfolio Borrowers are 100% owned by Rafael A. Soto Vazquez, who is also the sponsor and nonrecourse carve-out guarantor.

The Properties. The Ralph’s Food Warehouse Portfolio Properties consist of 11 retail properties located throughout the eastern portion of Puerto Rico, away from San Juan.

The following table presents each property comprising the Ralph’s Food Warehouse Portfolio Properties by descending Allocated Cut-off Date Loan Amount:

Property Summary
Property - City	Occ.(1)	Net Rentable Area (SF)	Property Sub-type	Allocated Cut-off Date Loan Amount(2)	% of Total Loan Amount	Year Built/ Renovated	Appraised Value(3)	7/31/2016 TTM NOI	Allocated Cut-off Date LTV(2)
Ralph’s Food Warehouse - Fajardo	92.9%	98,260	Anchored	$9,040,998	21.7%	2011/N/A	$16,900,000	$1,454,748	53.5%
Instituto de Banca y Comercio - Caguas	100.0%	60,000	Free-Standing	$6,159,801	14.8%	1992/2007	$11,500,000	$930,510	53.6%
Ralph’s Food Warehouse - Yabucoa	97.6%	89,312	Anchored	$5,215,961	12.5%	2001/N/A	$9,000,000	$647,855	58.0%
Ralph’s Food Warehouse - Caguas	100.0%	72,640	Anchored	$4,669,527	11.2%	2008/N/A	$8,800,000	$726,932	53.1%
Ralph’s Food Warehouse - Humacao	97.5%	82,357	Anchored	$3,974,065	9.5%	2005/N/A	$7,400,000	$558,961	53.7%
Ralph’s Food Warehouse - Gurabo	100.0%	50,954	Anchored	$3,328,280	8.0%	2000/N/A	$6,250,000	$683,907	53.3%
Ralph’s Food Warehouse - Naguabo	93.3%	57,134	Anchored	$3,079,901	7.4%	2007/N/A	$6,000,000	$466,446	51.3%
Ralph’s Food Warehouse - San Lorenzo	100.0%	45,109	Free-Standing	$1,738,654	4.2%	1989/N/A	$3,500,000	$278,431	49.7%
Ralph’s Food Warehouse - Cayey	100.0%	40,424	Free-Standing	$1,688,978	4.0%	1999/N/A	$3,400,000	$312,013	49.7%
Ralph’s Food Warehouse - Las Piedras	100.0%	40,862	Free-Standing	$1,589,626	3.8%	1990/2012	$3,200,000	$165,028	49.7%
Supermercado del Este - Humacao	100.0%	30,405	Free-Standing	$1,241,895	3.0%	1989/N/A	$2,500,000	$69,612	49.7%
Total/Wtd. Avg.		667,457		$41,727,685			$78,450,000

(1)	Information obtained from the underwritten rent roll.

(2)	Allocated Cut-off Date Loan Amount and Allocated Cut-off Date LTV are based on the Ralph’s Food Warehouse Portfolio Whole Loan Cut-off Date balance.

(3)	As of December 22, 2016.

The following table presents certain information relating to sales at the Ralph’s Food Warehouse Portfolio Properties:

Retail Tenant Sales(1)			Wholesale Tenant Sales(1)(2)			Total Tenant Sales(1)(2)
2014	2015	2016	2014	2015	2016	2014	2015	2016
$254,673,143	$237,625,937	$240,282,465	$31,443,284	$28,675,377	$25,587,233	$286,116,427	$266,301,314	$265,869,698

(1)	Information obtained from the underwritten rent roll.

(2)	The Ralph’s Food Warehouse - Cayey and the Supermercado del Este properties do not possess a wholesale component.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Ralph’s Food Warehouse Portfolio

Major Tenants.

Ralph’s (521,245 SF, 78.1% of NRA, 67.5% of underwritten rent). The largest tenant at each of 10 of the 11 Ralph’s Food Warehouse Portfolio Properties is a master lease with Ralph’s Food Warehouse Inc. (in one case operating as Supermercado del Este), a supermarket chain owned by an affiliate of the borrower (“Ralph’s”). Ralph’s is signed to a 20-year master lease expiring in 2037 with no termination options. Ralph’s maintains both a retail and wholesale operation, serving not only individuals and families, but also restaurants, bars, and other bulk buyers. In 2016, Ralph’s reported sales at the Ralph’s Food Warehouse Portfolio Properties of approximately $266 million ($510 per square foot), made up of retail sales of approximately $240 million ($927 per square foot) and wholesale sales of approximately $26 million ($110 per square foot).

Instituto de Banca y Comercio (60,000 SF, 9.0% of NRA, 15.1% of underwritten rent).The Instituto de Banca y Comercio property is a single tenant property master leased to Jopesose, Inc., an affiliate of the borrower, under a 20 year master lease expiring in 2037. The borrower affiliate in turn leases such property to Instituto de Banca y Comercio (“IBC”), under a lease expiring December 31, 2024. IBC is a technical school offering diplomas and associate’s degrees at 23 locations across a variety of fields, including cosmetology, healthcare, business, information technology, culinary and industrial trades.

As of January 25, 2017, the Ralph’s Food Warehouse Portfolio Properties were 97.8% occupied by 31 tenants. Other than Ralph’s and IBC, no single tenant represents more than 1.6% of the portfolio’s underwritten base rent.

The following table presents a summary regarding the largest tenants at the Ralph’s Food Warehouse Portfolio Properties:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Appr. % of Portfolio SF	Annual UW Rent	Annual UW Rent PSF		2016 Sales
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(3)	Lease Expiration
Ralph’s Food Warehouse - Fajardo	NR/NR/NR	82,000	12.3%	$719,313	$8.77	10.6%	$31,900,873	$389	2.3%	1/31/2037
Ralph’s Food Warehouse - Humacao	NR/NR/NR	74,679	11.2%	$655,092	$8.77	9.7%	$38,894,947	$521	1.7%	1/31/2037
Ralph’s Food Warehouse - Caguas	NR/NR/NR	62,281	9.3%	$546,336	$8.77	8.1%	$35,648,141	$572	1.5%	1/31/2037
Instituto de Banca y Comercio(4)	NR/NR/NR	60,000	9.0%	$1,020,000	$17.00	15.1%	NAV	NAV	NAV	1/31/2037
Ralph’s Food Warehouse - Yabucoa	NR/NR/NR	59,276	8.9%	$519,976	$8.77	7.7%	$37,815,940	$638	1.4%	1/31/2037
Ralph’s Food Warehouse - Naguabo	NR/NR/NR	47,484	7.1%	$416,535	$8.77	6.1%	$18,276,650	$385	2.3%	1/31/2037
Ralph’s Food Warehouse - San Lorenzo	NR/NR/NR	45,109	6.8%	$395,701	$8.77	5.8%	$18,200,460	$403	2.2%	1/31/2037
Ralph’s Food Warehouse - Las Piedras	NR/NR/NR	40,862	6.1%	$358,446	$8.77	5.3%	$20,755,603	$508	1.7%	1/31/2037
Ralph’s Food Warehouse - Cayey	NR/NR/NR	40,424	6.1%	$354,604	$8.77	5.2%	$26,862,578	$665	1.3%	1/31/2037
Ralph’s Food Warehouse - Gurabo	NR/NR/NR	38,725	5.8%	$339,700	$8.77	5.0%	$26,389,956	$681	1.3%	1/31/2037
Supermercados del Este	NR/NR/NR	30,405	4.6%	$266,716	$8.77	3.9%	$11,124,550	$366	2.4%	1/31/2037
Subtotal/Wtd. Avg.		581,245	87.1%	$5,592,418	$9.62	82.6%	$265,869,698	$510(5)	1.7%

Other Tenants		71,257	10.7%	$1,181,560	$16.58	17.4%
Vacant Space		14,955	2.2%	$0	$0.00	0.0%
Total/Wtd. Avg.		667,457	100.0%	$6,773,978	$10.38	100.0%

(1)	All of the major tenants are signed to a master lease.

(2)	All major tenants, representing 87.1% of total net rentable square feet, are leased to an affiliate of the sponsor.

(3)	Occ. Cost % is based on Annual UW Rent divided by 2016 Sales. Subtotal is based on tenants reporting sales.

(4)	The Instituto de Banca y Comercio property is leased to an affiliate of the sponsor under a master lease expiring January 31, 2037. The sponsor affiliate in turn leases the property to Instituto de Banca y Comercio (IBC), under a lease expiring December 31, 2024.

(5)	Does not include Instituto de Banca y Comercio, which does not report sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Ralph’s Food Warehouse Portfolio

The following table presents certain information relating to the lease rollover at the Ralph’s Food Warehouse Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	1	0	0.0%	0.0%	$0.00	$6,000	0.1%	0.09%
2017	1	3,448	0.5%	0.5%	$16.00	$55,168	0.8%	0.90%
2018	5	13,310	2.0%	2.5%	$17.08	$227,310	3.4%	4.26%
2019	3	10,853	1.6%	4.1%	$17.49	$189,836	2.8%	7.06%
2020	2	3,546	0.5%	4.7%	$24.67	$87,490	1.3%	8.35%
2021	2	18,569	2.8%	7.5%	$8.54	$158,580	2.3%	10.69%
2022	1	3,600	0.5%	8.0%	$14.50	$52,200	0.8%	11.46%
2023	1	1,596	0.2%	8.2%	$19.12	$30,521	0.5%	11.91%
2024	1	1,912	0.3%	8.5%	$18.20	$34,800	0.5%	12.43%
2025	1	2,100	0.3%	8.8%	$31.98	$67,151	1.0%	13.42%
2026	1	5,652	0.8%	9.7%	$18.20	$102,850	1.5%	14.94%
2027	0	0	0.0%	9.7%	$0.00	$0	0.0%	14.94%
2028 & Beyond(5)	13	587,916	88.1%	97.8%	$9.80	$5,762,071	85.1%	100.00%
Vacant	0	14,955	2.2%	100.0%	$0.00	$0	0.0%	100.00%
Total/Wtd. Avg.	32	667,457	100.0%		$10.38	$6,773,978	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	MTM lease is an ATM.

(5)	The Instituto de Banca y Comercio property is leased to an affiliate of the sponsor under a master lease expiring January 31, 2037. The sponsor affiliate in turn leases the property to Instituto de Banca y Comercio (IBC), under a lease expiring December 31, 2024.

The Market. The Ralph’s Food Warehouse Portfolio Properties are located throughout the eastern portion of Puerto Rico, away from San Juan. The appraiser concluded a market vacancy of 5% for all of the Ralph’s locations. The appraiser concluded a market vacancy of 4.0% for the Instituto de Banca y Comercio property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ralph’s Food Warehouse Portfolio Properties:

Cash Flow Analysis
	2013	2014	2015	7/31/2016 TTM	UW	UW PSF
Base Rent	$6,689,234	$6,824,806	$6,631,480	$6,611,259	$6,769,979	$10.14
Grossed Up Vacant Space	$0	$0	$0	$0	$257,790	$0.39
Rent Steps	$0	$0	$0	$0	$3,998	$0.01
Total Reimbursables(1)	$954,779	$974,711	$980,558	$1,012,065	$2,132,525	$3.20
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	($458,215)	($0.69)
Effective Gross Income	$7,644,013	$7,799,517	$7,612,038	$7,623,324	$8,706,078	$13.04
Total Expenses(1)	$1,297,922	$1,296,308	$1,333,503	$1,328,881	$2,328,751	$3.49
Net Operating Income	$6,346,091	$6,503,209	$6,278,535	$6,294,443	$6,377,327	$9.55
Capital Expenditures	$0	$0	$0	$0	$131,542	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$6,346,091	$6,503,209	$6,278,535	$6,294,443	$6,245,785	$9.36

Occupancy %	94.5%	95.7%	95.7%	97.8%(2)	95.0%(3)
NOI DSCR(4)	1.72x	1.76x	1.70x	1.70x	1.73x
NCF DSCR(4)	1.72x	1.76x	1.70x	1.70x	1.69x
NOI Debt Yield(4)	15.2%	15.6%	15.0%	15.1%	15.3%
NCF Debt Yield(4)	15.2%	15.6%	15.0%	15.1%	15.0%

(1)	The increase in UW Total Reimbursables and UW Total Expenses from 7/31/2016 TTM to UW is due to a new insurance policy, which increased insurance premiums to $1,219,289 from $137,491 for the 7/31/2016 TTM.

(2)	The Ralph’s Food Warehouse Portfolio Properties were 97.8% physically occupied as of January 25, 2017.

(3)	UW Occupancy % represents economic occupancy.

(4)	The debt service coverage ratios and debt yields are based on the Ralph’s Food Warehouse Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Gateway Crossing

Mortgage Loan No. 13 – Gateway Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$15,000,000			Location:	Avondale, AZ 85392
Cut-off Date Balance(1):	$14,952,862			General Property Type:	Retail
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph R. Walters; Patrick Sauer; Darren Pitts; Darrell S. David; Denise Walters			Year Built/Renovated:	2006/N/A
Mortgage Rate:	4.7300%			Size:	212,361 SF
Note Date:	2/9/2017			Cut-off Date Balance per SF(1):	$187
First Payment Date:	4/1/2017			Maturity Date Balance per SF(1):	$142
Maturity Date:	3/1/2027			Property Manager:	Mutual Development Company, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	312 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(4)(5):	$3,553,253
Seasoning:	2 months			UW NOI Debt Yield(1):	9.0%
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	11.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.26x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$3,860,921 (12/31/2016)
Additional Debt Balance(3):	$24,672,222			2nd Most Recent NOI:	$3,721,980 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,548,635 (12/31/2014)
Reserves				Most Recent Occupancy(4):	99.1% (1/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.0% (12/31/2015)
RE Tax:	$0	$42,042	N/A	3rd Most Recent Occupancy:	97.0% (12/31/2014)
Insurance:	$20,920	$5,230	N/A	Appraised Value (as of):	$54,100,000 (1/6/2017)
Recurring Replacements:	$0	$2,655	$63,708	Cut-off Date LTV Ratio(1):	73.2%
TILC:	$0	$23,890	$1,433,400	Maturity Date LTV Ratio(1):	55.9%

Sources and Uses(6)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$39,750,000	93.5%	Loan Payoff:	$41,815,713	98.4%
Borrower Equity:	$2,743,933	6.5%	Closing Costs:	$657,300	1.5%
			Reserves:	$20,920	0.0%

Total Sources:	$42,493,933	100.0%	Total Uses:	$42,493,933	100.0%

(1)	The Gateway Crossing Mortgage Loan is part of the Gateway Crossing Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $39,750,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Gateway Crossing Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Gateway Crossing Whole Loan promissory note to be securitized and (b) October 1, 2020.

(3)	See “The Mortgage Loan” for further discussion of additional debt.

(4)	UW NOI and Most Recent Occupancy do not include 1,850 SF, for which Dickey’s Barbeque recently signed a letter of intent. There is no assurance that any such lease will be signed. Including this lease, the Gateway Crossing Property is 100% leased.

(5)	UW NOI does not include 4,500 SF leased to Justice for Girls, which is currently in negotiations to extend its lease. There is no assurance that any such lease will be signed.

(6)	The Mortgage Loan refinanced a prior CMBS loan with an original principal balance of $50,000,000, which was included in the WBCMT 2007-C30 securitization, and which was the subject of a loan modification in 2013. Simultaneously at closing, the Gateway Crossing Borrower sold a 122,145 SF pad currently improved with an 11,808 SF building occupied by Claim Jumper, which was included in the collateral for the previous loan, for approximately $3,800,000.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Gateway Crossing Mortgage Loan”) is part of a whole loan (the “Gateway Crossing Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $39,750,000, both of which are secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Avondale, Arizona (the “Gateway Crossing Property”). The Gateway Crossing Whole Loan sponsor acquired title to the Gateway Crossing Property in 2005 as vacant land for $11,731,232 and developed the Gateway Crossing Property. The previous mortgage loan was securitized in the WBCMT 2007-C30 transaction.

Promissory Note A-2, with an original principal balance of $15,000,000, represents the Gateway Crossing Mortgage Loan, and will be included in the MSBAM 2017-C33 securitization trust. Promissory Note A-1, with an original principal balance of $24,750,000 (the “Gateway Crossing Pari Passu Companion Loan”), represents the controlling interest in the Gateway Crossing Whole Loan, is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Gateway Crossing Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSBAM 2017-C33 securitization trust, and from and after the securitization of the Gateway Crossing Pari Passu Companion Loan, will be serviced

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Gateway Crossing

pursuant to the pooling and servicing agreement for the securitization transaction to which such Gateway Crossing Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. Proceeds of the Gateway Crossing Whole Loan, together with $2,743,933 of borrower equity, were primarily used to refinance the previous loan secured by the Gateway Crossing Property, pay closing costs and fund upfront reserves.

The Borrower and the Sponsor. The borrower is Gateway Crossing SC, LLC (the “Gateway Crossing Borrower”), a single-purpose, newly formed Delaware limited liability company with two independent directors. The Gateway Crossing Borrower is controlled by and 40.25014% owned by entities controlled by Joseph R. Walters. The loan sponsors are Joseph R. Walters, Patrick Sauer, Darren Pitts, Darrell S. David and Denise Walters and the non-recourse carveout guarantor is Joseph R. Walters.

Joseph R. Walters has over 30 years of experience as a developer, general contractor and property manager and has developed, built and managed over 600,000 SF of retail and office properties across the United States. Joseph R. Walters is the President and Managing Member of multiple companies located in Arizona, Texas and Delaware, which focus on the construction, development and management of retail and office properties.

The Property. The Gateway Crossing Property is a 212,361 SF anchored retail shopping center located in Avondale, Arizona, approximately 12 miles west of the Phoenix, Arizona central business district. The Gateway Crossing Property is situated on an approximately 23-acre site and features 1,149 parking spaces (5.13 spaces per 1,000 SF). The Gateway Crossing Property has a signalized entrance from McDowell Road and other points of ingress/egress from 99th Avenue in addition to frontage and visibility along Interstate 10. The larger retail center also includes three sites not included in the collateral: an 11,808 SF building occupied by Claim Jumper, a 24,500 SF building currently being developed by an entity related to the Gateway Crossing Property Borrower, of which 9,500 SF is expected to be occupied by Boot Barn and 15,000 SF is available to lease, and a 3,552 SF building occupied by Raising Cane’s. In addition, an entity related to the Gateway Crossing Property Borrower is in the planning stages to develop a 22-acre parcel into an entertainment and retail destination on the northeast corner of the intersection at which the Gateway Crossing Property is located.

The Gateway Crossing Property consists of eight buildings built in 2006 and is anchored by Hobby Lobby, Best Buy, Old Navy and Guitar Center. There are two ground lease pads occupied by Islands Restaurant and Comerica Bank at the Gateway Crossing Property. As of January 31, 2017, the Gateway Crossing Property was 99.1% leased by a mix of 24 national, local and restaurant tenants (the majority of which are national tenants). The anchor tenants comprise 62.5% of the NRA and account for 43.6% of underwritten rent. Other than the anchor tenants, no tenant represents more than 5.2% of NRA or accounts for more than 6.3% of underwritten rent. 15 tenants representing 81.7% of NRA, have been in occupancy at the Gateway Crossing Property since 2007 and seven tenants representing 64.3% of NRA, have been in occupancy since the Gateway Crossing Property was constructed in 2006. The Gateway Crossing Property has maintained an occupancy between 96% and 99% since 2013.

Major Tenants.

Hobby Lobby (55,022 SF, 25.9% of NRA, 12.6% of underwritten rent). Hobby Lobby leases 55,022 SF at the Gateway Crossing Property. The lease began November 1, 2006, expires October 31, 2021 and has three, five-year extension options. Hobby Lobby is a large privately owned craft retailer operating more than 700 stores across the United States with more than 30,000 employees. Hobby Lobby sells various craft and home décor products including arts and crafts related supplies as well as home decorating accessories.

Best Buy (45,657 SF, 21.5% of NRA, 15.7% of underwritten rent). Best Buy leases 45,657 SF at the Gateway Crossing Property. The original lease began November 1, 2006, expires January 31, 2022 and has one, five-year extension option. Best Buy operates as a retailer of consumer electronic products, services, and solutions in the United States, Canada, and Mexico. As of January 2016, Best Buy had approximately 1,200 large-format and 400 small-format stores in North America.

Old Navy (17,000 SF, 8.0% of NRA, 8.1% of underwritten rent). Old Navy leases 17,000 SF at the Gateway Crossing Property. The original lease began November 1, 2006, expires March 31, 2020 and has one, five-year extension option. Old Navy is a clothing and accessories retail company owned by Gap Inc.

Guitar Center (15,000 SF, 7.1% of NRA, 7.2% of underwritten rent). Guitar Center occupies 15,000 SF at the Gateway Crossing Property. The original lease began March 1, 2007, expires February 28, 2027 and has two, five-year extension options. Guitar Center is a musical instrument retailer with 269 locations throughout the United States.

Empire Beauty (11,050 SF, 5.2% of NRA, 6.3% of underwritten rent). Empire Beauty leases 11,050 SF at the Gateway Crossing Property. The original lease began March 1, 2008, expires February 28, 2018 and has two, five-year extension options. With 88 locations in 21 states, Empire Beauty is one of the largest cosmetology schools in the United States.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Gateway Crossing

The following table presents a summary regarding the largest tenants at the Gateway Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Appr. % of SF	Annual UW Rent	Annual UW Rent PSF		Most Recent Sales(3)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(4)	Lease Expiration
Hobby Lobby(5)	NR/NR/NR	55,022	25.9%	$475,940	$8.65	12.6%	$7,568,777	$138	6.3%	10/31/2021
Best Buy	BBB-/Baa1/BBB-	45,657	21.5%	$593,541	$13.00	15.7%	NAV	NAV	NAV	1/31/2022
Old Navy	BB+/Baa2/BB+	17,000	8.0%	$308,550	$18.15	8.1%	NAV	NAV	NAV	3/31/2020
Guitar Center	NR/B2/NR	15,000	7.1%	$272,250	$18.15	7.2%	NAV	NAV	NAV	2/28/2027
Empire Beauty	NR/NR/NR	11,050	5.2%	$237,023	$21.45	6.3%	NAV	NAV	NAV	2/28/2018
Subtotal/Wtd. Avg.		143,729	67.7%	$1,887,304	$13.13	49.9%

Other Tenants(6)		66,782	31.4%	$1,898,621	$30.48	50.1%
Vacant Space(7)		1,850	0.9%	$0		0.0%
Total/Wtd. Avg.(6)		212,361	100.0%	$3,785,925	$18.38	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Most Recent Sales $ and Most Recent Sales PSF only include tenants reporting sales.

(4)	Occ. Cost % is based on Annual UW Rent and the respective tenant’s 2015 reimbursement allocation.

(5)	Most Recent Sales reported for Hobby Lobby is as of December 31, 2015. Historical Sales PSF for Hobby Lobby for 2013, 2014 and 2015 were $124.51, $133.22 and $137.56, respectively.

(6)	Other Tenants and Total/Wtd. Avg. Annual UW Rent PSF do not include 4,500 SF leased to Justice for Girls, which is currently in negotiations to extend its lease. There is no assurance that any such lease extension will be signed.

(7)	Vacant space includes 1,850 SF, for which Dickey’s Barbeque recently signed a letter of intent. There is no assurance that any such lease will be signed. Including this lease, the Gateway Crossing Property is 100% leased.

The following table presents certain information relating to the lease rollover at the Gateway Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	1	4,500	2.1%	2.1%	$0.00	$0	0.0%	0.0%
2017	2	4,170	2.0%	4.1%	$36.84	$153,630	4.1%	4.1%
2018	2	17,050	8.0%	12.1%	$19.18	$327,023	8.6%	12.7%
2019	1	1,300	0.6%	12.7%	$34.23	$44,499	1.2%	13.9%
2020	3	22,399	10.5%	23.3%	$23.06	$516,510	13.6%	27.5%
2021	4	62,542	29.5%	52.7%	$12.73	$796,410	21.0%	48.6%
2022	5	59,010	27.8%	80.5%	$17.09	$1,008,280	26.6%	75.2%
2023	2	13,220	6.2%	86.7%	$18.27	$241,495	6.4%	81.6%
2024	2	6,595	3.1%	89.8%	$35.91	$236,828	6.3%	87.8%
2025	2	4,725	2.2%	92.1%	$40.00	$189,000	5.0%	92.8%
2026	0	0	0.0%	92.1%	$0.00	$0	0.0%	92.8%
2027	1	15,000	7.1%	99.1%	$18.15	$272,250	7.2%	100.0%
2028 & Beyond	0	0	0.0%	99.1%	$0.00	$0	0.0%	100.0%
Vacant(4)	0	1,850	0.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	25	212,361	100.0%		$18.38	$3,785,925	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	MTM space is made up of 4,500 SF leased to Justice for Girls, which is currently in negotiations to extend its lease. There is no assurance that any such lease extension will be signed. Total/Wtd. Avg. Annual UW Rent PSF does not include 4,500 SF leased to Justice for Girls, as this tenant was given $0 UW annual rent.

(4)	Vacant space includes 1,850 SF, for which Dickey’s Barbeque recently signed a letter of intent. There is no assurance that any such lease will be signed. Including this lease, the Gateway Crossing Property is 100% leased.

The Market. The Gateway Crossing Property is located in the West/Southwest Phoenix submarket. According to an industry report, as of the third quarter of 2016, the West/Southwest Phoenix submarket had a total of 137 shopping centers with approximately 19.6 million SF of retail space, making it the second largest of the 12 Phoenix metropolitan submarkets. As of the third quarter of 2016, vacancy in the submarket was approximately 8.4% and year-to-date net absorption was 148,202 SF with 302,500 SF having been added to the submarket since 2011. According to the appraisal, the Gateway Crossing Property is considered to be a Power Center. Power Centers in the West/Southwest Phoenix submarket have rents ranging from $15.00 to $32.00 PSF with an average rent of $22.99 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Gateway Crossing

A borrower-related entity is in the planning stages to develop a 22 acre parcel on the northeast corner of the subject intersection at which the Gateway Crossing Property is located into an entertainment and retail destination. In addition, 31,700 SF of retail is under construction on the site adjacent to the west of the Gateway Crossing Property.

The estimated 2016 population within a one-, three- and five-mile radius of the Gateway Crossing Property is 7,116, 102,996 and 295,038, respectively. The annual population growth within the three-mile trade area was 1.40% between 2010 and 2016. The estimated average household income within a one-, three- and five-mile radius of the Gateway Crossing Property is $56,595, $59,817 and $59,727, respectively. The immediate area surrounding the subject is a newer area of development, consisting primarily of residential uses with much of the development being built over the last 15 years. The estimated median home value within a three-mile radius of the Gateway Crossing Property is approximately $142,779.

The following table presents recent leasing data at competitive retail properties with respect to the Gateway Crossing Property:

Competitive Retail Property Summary
Property Name / City. State	Built/ Renovated	Occ.	GLA	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs)	Base Rent PSF
Gateway Crossing 9915-10115 West McDowell Avondale, AZ	2006/N/A	99.1%(1)	212,361	Various	Various	Various	Various	$18.38
Crossroads at Tolleson 9897 West McDowell Road Tolleson, AZ	2005/N/A	96%	98,621	DXL Firehouse Subs All Star Phone Repair	6,490 2,602 1,179	Dec 2016 Jun 2015 Feb 2015	10.0 10.0 3.25	$25.00 $25.00 $20.00
Frontage Shops at Gateway Village SEC McDowell Road and 103rd Avenue Avondale, AZ	2016/N/A	100%	19,329	Tokyo Joe’s Potbelly Habit Burger Grille Blaze Pizza Sleep Number	2,500 2,000 2,800 2,860 2,860	Dec 2016 Dec 2016 Dec 2016 Dec 2016 Dec 2016	10.0 10.0 10.0 10.0 10.0	$42.00 $36.50 $44.00 $42.00 $42.00
Gateway Pavilions NWC McDowell Road. & 99th Avenue Avondale, AZ	2003/N/A	93%	518,901	Greek Cafe The Spotted Owl Café Rio	2,368 1,200 2,900	Dec 2016 Jun 2016 June 2015	10.0 5.0 10.0	$28.00 $30.00 $34.00
Park 10 - Proposed Pad Shop SWC McDowell Road and 103rd Avenue Avondale, AZ	2017/N/A	100%	8,171	Jersey Mike’s (LOI) Creamistry (LOI) Rubios (LOI) Starbucks (LOI)	1,600 1,350 2,800 2,421	Mar 2017 Mar 2017 Mar 2017 Feb 2017	10.0 10.0 10.0 10.0	$35.00 $39.00 $41.00 $43.00

Source: Appraisal

(1)	Occupancy as of January 31, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance  and the Underwritten Net Cash Flow at the Gateway Crossing Property:

Cash Flow Analysis
	2012	2013	2014	2015	2016	UW	UW PSF
Base Rent(1)	$3,521,766	$3,667,877	$3,818,050	$3,912,787	$4,005,716	$3,977,929	$18.73
Total Recoveries	$849,433	$834,962	$877,290	$882,936	$895,173	$916,112	$4.31
Other Income	$9,789	$7,929	$926	$14,116	$32	$0	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($244,702)	($1.15)
Effective Gross Income	$4,380,988	$4,510,768	$4,696,266	$4,809,839	$4,900,921	$4,649,339	$21.89
Total Expenses	$1,151,292	$1,075,062	$1,147,631	$1,087,859	$1,040,000	$1,096,086	$5.16
Net Operating Income	$3,229,696	$3,435,706	$3,548,635	$3,721,980	$3,860,921	$3,553,253	$16.73
Capital Expenditures	$0	$0	$0	$0	$0	$31,854	$0.15
TI/LC	$0	$0	$0	$0	$0	$178,383	$0.84
Net Cash Flow	$3,229,696	$3,435,706	$3,548,635	$3,721,980	$3,860,921	$3,343,016	$15.74

Occupancy %(2)	93.0%	96.0%	97.0%	99.0%	99.0%	95.0%
NOI DSCR	1.21x	1.29x	1.33x	1.40x	1.45x	1.34x
NCF DSCR	1.21x	1.29x	1.33x	1.40x	1.45x	1.26x
NOI Debt Yield	8.2%	8.7%	9.0%	9.4%	9.7%	9.0%
NCF Debt Yield	8.2%	8.7%	9.0%	9.4%	9.7%	8.4%

(1)	UW Base Rent is based on the rent roll dated January 31, 2017 and includes rent steps through August 1, 2017 totaling $26,491.

(2)	UW Occupancy % represents economic occupancy. Physical occupancy as of January 31, 2017 is 99.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	935 First Avenue

Mortgage Loan No. 14 – 935 First Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$14,800,000			Location:	King of Prussia, PA 19406
Cut-off Date Balance:	$14,800,000			General Property Type:	Office
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Gladstone Commercial Corporation			Year Built/Renovated:	2001/N/A
Mortgage Rate:	5.1000%			Size:	103,334 SF
Note Date:	12/14/2016			Cut-off Date Balance per SF:	$143
First Payment Date:	2/1/2017			Maturity Date Balance per SF:	$124
Maturity Date:	1/1/2027			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	4 months			UW NOI:	$1,559,792
Prepayment Provisions:	LO (28); DEF (86); O (6)			UW NOI Debt Yield:	10.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.80x (IO) 1.43x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:(1)	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:(1)	N/A
Reserves				3rd Most Recent NOI:(1)	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:(1)	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:(1)	N/A
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$25,750,000 (11/2/2016)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio:	57.5%
Deferred Maintenance:	$62,813	$0	N/A	Maturity Date LTV Ratio:	49.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,800,000	57.2%	Purchase Price:	$25,500,000	98.5%
Borrower Equity:	$11,093,325	42.8%	Reserves:	$62,813	0.2%
			Closing Costs:	$330,512	1.3%
Total Sources:	$25,893,325	100.0%	Total Uses:	$25,893,325	100.0%

(1)	The 935 First Avenue Property was the subject of a sale/leaseback transaction, therefore, historical financial information is unavailable.

The Mortgage Loan. The fourteenth largest mortgage loan (the “935 First Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $14,800,000 and secured by a first priority fee mortgage encumbering an office property located in King of Prussia, Pennsylvania (the “935 First Avenue Property”). The proceeds of the 935 First Avenue Mortgage Loan, along with $11,093,325 of borrower equity, were used to acquire the 935 First Avenue Property for $25,500,000 (approximately $247 PSF), fund reserves, and pay closing costs.

The Borrower and the Sponsors. The borrower is PA16 Prussia LLC (the “935 First Avenue Borrower”), a newly formed single-purpose Delaware limited liability company. The 935 First Avenue Borrower is owned and managed by the 935 First Avenue Mortgage Loan sponsor and non-recourse carveout guarantor, Gladstone Commercial Corporation (“Gladstone”) and Gladstone affiliates. Gladstone is a publicly traded real estate investment trust (NASDAQ: GOOD) which invests in single-tenant and anchored multi-tenant net leased industrial, office, and, to a lesser extent, medical properties nationwide. As of February 15, 2017, Gladstone owned 95 properties totaling 10.9 million SF in 24 states with a portfolio occupancy of 97.9%. For 2016, Gladstone reported operating revenue of approximately $86.37 million, up 3.1% over the prior year and net income of approximately $3.96 million of net income, up 10.1% over the prior year.

The Property. The 935 First Avenue Property, located on a 14.2 acre parcel at 935 First Avenue in King of Prussia, Pennsylvania, consists of a four-story, Class A office building constructed in 2001 and 100.0% occupied by Radial, Inc. (“Radial”) which utilizes the 935 First Avenue Property as the company’s world headquarters. The 935 First Avenue Property is one unit of an equally divided two-unit condominium. The other unit is owned by Brandywine Realty Trust which is constructing a 110,000 SF, Class A build-to-suit office property to serve as the new headquarters for Highway to Health. Amenities at the 935 First Avenue Property include modern finishes and design, large conference and meeting rooms, a cafeteria, and a fitness center.

Major Tenant. The 935 First Avenue Property is 100.0% leased to Radial for a 15-year term through December 31, 2031 as part of a sale/leaseback transaction. The lease is triple net, has no termination options and provides initial annual rent of $1,860,012 ($18.00 PSF) with 2.5% annual increases. There are two five-year renewal options at 95% of mutually agreed upon fair market rent followed by 2.5% annual increases.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	935 First Avenue

Radial is a provider of eCommerce solutions to large, medium and small businesses and, through predecessor companies, has been in occupancy at the 935 First Avenue Property since 2004. Clients include national brands and retailers such as the NFL, NBA, and MLB sports associations, Sony, ToysRUs, Neiman Marcus, Game Stop, DSW, Dick’s Sporting Goods, GNC, Kenneth Cole and others. Radial has four primary lines of business, Omnichannel Technology, Fulfillment and Transportation, Payments, Tax, and Fraud, and Customer Care. The Omnichannel Technology line of business integrates and coordinates product ordering, consumer analytics and marketing, supplier networks, inventory management, distribution, and bricks-and-mortar retail locations.

Radial was created in November 2015 by Sterling Partners, a private equity firm, when the Operations and Services business division of eBay Enterprise was spun off from eBay, Inc. and purchased by a Radial affiliate in November 2015 and then combined with the operations of Innotrac Corporation which was previously purchased in 2014 by another Radial affiliate. Radial operates 17 fulfilment centers in the United States, Canada, the United Kingdom and Germany which are used for warehousing and shipping inventory. They operate five customer care centers in the United States, and the United Kingdom in addition to maintaining four corporate offices in the United States and one each in Spain, Germany, India, and China. Radial reported 2016 revenues of approximately $1.25 billion.

The following table presents certain information relating to the lease at the 935 First Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenant
Radial, Inc.	NR/B3/NR	103,334	100.0%	$1,860,012	100.0%	$18.00	12/31/2031
Subtotal/Wtd. Avg.		103,334	100.0%	$1,860,012	100.0%	$18.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		103,334	100.0%	$1,860,012	100.0%	$18.00

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 935 First Avenue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2028 & Beyond	1	103,334	100.0%	100.0%	$1,860,012	$18.00	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	103,334	100.0%		$1,860,012	$18.00	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The 935 First Avenue Property is located in King of Prussia, Montgomery County, Pennsylvania approximately 21 miles northwest of the Philadelphia central business district (“CBD”). The 935 First Avenue Property is located within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area (“MSA”) which contains approximately 6.0 million people and is the sixth largest MSA in the United States. The 935 First Avenue Property sits adjacent to First Avenue just north of the Pennsylvania Turnpike (Interstate 276) and east of Route 422. The 935 First Avenue Property is surrounded by a substantial number of single-story, low-rise, and mid-rise office buildings. Additionally, the King of Prussia Mall, the largest mall in the United States by leasable area, is located to the southeast of the 935 First Avenue Property just on the other side of the Pennsylvania Turnpike. The Village at Valley Forge, a 122 acre mixed-use lifestyle development featuring residential, shopping and dining, medical, and hospitality components lies directly south of the 935 First Avenue Property on the northeast corner of Route 202 and Route 422.

The 935 First Avenue Property is situated in the suburban Philadelphia office submarket cluster and the King of Prussia/Wayne office submarket. According to a first quarter 2017 third party market report, the suburban Philadelphia office submarket cluster is comprised of 7,391 buildings containing approximately 130.0 million SF of space with a reported vacancy rate of 10.8% and asking rents of $23.90 PSF gross. The King of Prussia/Wayne submarket is comprised of 357 office buildings containing approximately 14.1 million SF of space with a reported vacancy rate of 16.2% and asking rents

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	935 First Avenue

of $26.46 PSF gross. Class A inventory in the King of Prussia/Wayne submarket is comprised of 92 properties containing approximately 8.8 million SF of space with a vacancy rate of 17.5% and asking rents of $29.46 PSF gross.

The following table reflects comparable office leases with respect to the 935 First Avenue Property as identified in the appraisal:

Comparable Office Lease Summary
Property Name/Location	Distance (miles)	Year Built	Occ.	Size (SF)	Tenant Name	Lease	Lease Date	Lease Term (Yrs.)	Rent PSF(1)	Lease Type and Details
						Size (SF)
Montgomery Corporate Center 200 Dryden Road Dresher, PA	22.2	NAV	NAV	NAV	Ascensus	137,823	Jan-17	10.0	$16.50	Full Service plus electric; $0.50/SF/year escalations

335 Commerce Drive Fort Washington, PA	16.8	NAV	100%	74,009	TruMark Credit Union	74,009	June-16	13.2	$17.00	NNN; $0.50/SF/year escalations; $45/sf TI allowance; 12 months’ free rent on 65,000 SF

1100 Virginia Drive Fort Washington, PA	20.4	NAV	NAV	NAV	Ashfield Healthcare	82,367	June-16	10.8	$16.00	NNN; $0.50/SF/year escalations; tenant taking existing finish

151 South Warner Road King of Prussia, PA	2.1	NAV	NAV	NAV	The Judge Group	89,914	Oct-15	15.0	$15.50	Full Service plus electric; $0.50/SF/year escalations; 12 months free rent

1050 Westlakes Drive King of Prussia, PA	5.6	NAV	100%	80,000	Tyco Electronics	80,000	Oct-15	12.0	$19.25	Full Service plus electric; tenant reimburses over 2007 base year until 2018 which will be new base year; 1.7%-2.0% annual escalations; TI of roof replacement; 6 months free rent.

Source: Appraisal

(1)	Rent PSF represents the comparable lease’s NNN rent or the appraiser’s adjustment of full service rent to a net reimbursement structure.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 935 First Avenue Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$1,860,012	$18.00
Total Recoveries	$1,144,614	$11.08
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($300,463)	($2.91)
Effective Gross Income	$2,704,163	$26.17
Total Operating Expenses	$1,144,372	$11.07
Net Operating Income	$1,559,792	$15.09
Capital Expenditures	$25,834	$0.25
TI/LC	$155,001	$1.50
Net Cash Flow	$1,378,957	$13.34

Occupancy %	90.0%
NOI DSCR (P&I)	1.62x
NOI DSCR (IO)	2.04x
NCF DSCR (P&I)	1.43x
NCF DSCR (IO)	1.80x
NOI Debt Yield	10.5%
NCF Debt Yield	9.3%

(1)	The 935 First Avenue Property was the subject of a sale/leaseback transaction, therefore, historical financial information is unavailable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Cornerstone Medical Office Portfolio

Mortgage Loan No. 15 – Cornerstone Medical Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Original Balance:	$14,740,000			Location:	Various
Cut-off Date Balance:	$14,740,000			General Property Type:	Office
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Medical
Loan Purpose(1):	Refinance/Acquisition			Title Vesting:	Fee
Sponsor:	Cornerstone Companies, Inc.			Year Built/Renovated:	Various
Mortgage Rate:	5.1100%			Size:	86,043 SF
Note Date:	4/10/2017			Cut-off Date Balance per SF:	$171
First Payment Date:	6/1/2017			Maturity Date Balance per SF:	$149
Maturity Date:	5/1/2027			Property Manager:	Corner Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,493,282
Seasoning:	0 months			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity:	11.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.78x (IO) 1.41x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves				Most Recent Occupancy:	100.0% (5/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
RE Tax:	$21,833	$9,607	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$22,850,000 (3/3/2017-3/8/2017)
Recurring Replacements:	$1,814	$1,814	N/A	Cut-off Date LTV Ratio:	64.5%
TI/LC:	$9,281	$9,281	N/A	Maturity Date LTV Ratio:	56.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,740,000	67.5%	Purchase Price:	$18,495,330	84.7%
Borrower Equity:	$7,099,636	32.5%	Loan Payoff:	$2,981,504	13.7%
			Reserves:	$32,928	0.2%
			Closing Costs:	$329,874	1.5%
Total Sources:	$21,839,636	100.0%	Total Uses:	$21,839,636	100.0%

(1)	The loan sponsor purchased two of the properties within the Cornerstone Medical Office Portfolio in 2017 with proceeds from the Cornerstone Medical Office Portfolio Mortgage Loan.

(2)	Most Recent NOI, 2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are not available since the Baptist Health Property and Lone Tree Property were recently acquired in 2017 and the seller did not provide historical financials or occupancy. The Indiana University Property has been 100.0% occupied since it was constructed in 2012.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Cornerstone Medical Office Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $14,740,000, secured by first priority fee mortgages encumbering three medical office properties located in Powderly, Kentucky, Lone Tree, Colorado and Mooresville, Indiana (collectively, the “Cornerstone Medical Office Portfolio”). The proceeds of the Cornerstone Medical Office Portfolio Mortgage Loan, along with $7,099,636 of borrower equity, were used to acquire a portion of the Cornerstone Medical Office Portfolio (the Baptist Health Property and Lone Tree Property (each as defined below)) for $18,495,330, refinance existing debt of $2,981,504 on the Cornerstone Medical Office Portfolio, fund reserves, and pay closing costs.

The Borrowers and the Sponsor. The borrowers are CCI Powderly, LLC, Cornerstone Mooresville MOB, LLC, and CCI Lone Tree, LLC (individually and collectively, the “Cornerstone Medical Office Portfolio Borrower”), each an Indiana limited liability company structured to be bankruptcy-remote. The nonrecourse carve-out guarantors are Robert Whitacre and J. Taggart Birge, the CEO and president, respectively, of Cornerstone Companies, Inc., the sponsor of the Cornerstone Medical Office Portfolio Borrower. Cornerstone Companies, Inc. is a privately-owned healthcare real estate development, leasing, property management, consulting, and investment company established in 1985 and located in Indianapolis, Indiana. Having developed over 54 medical facilities of all types, Cornerstone Companies, Inc. operates over 80 medical office facilities in Indiana, Michigan, and Ohio totaling over 4.0 million SF. Over the past 35 years, Mr. Whitacre has been involved in the development of approximately 50 medical facilities and the property management of 75 medical properties. Mr. Birge has 20 years of healthcare real estate development, leasing and sales experience.

The Properties. The Cornerstone Medical Office Portfolio is comprised of a single-story, single-tenant medical office building located at 1010 Medical Center Drive in Powderly, Kentucky (the “Baptist Health Property”), a two-story, single-tenant medical office building located at 8500 Park Meadows Drive in Lone Tree, Colorado (the “Lone Tree Property”) and a single-story, single-tenant medical office building located at 820 North Samuel Moore Parkway in Mooresville, Indiana, (the “Indiana University Property”) totaling 86,043 SF. The sponsor reports a total cost basis for the Cornerstone Medical Office Portfolio of $21.9 million and a loan-to-cost ratio of 67.4%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Cornerstone Medical Office Portfolio

The Baptist Health Property was built in 2000 and renovated in 2002 and 2005, and is 100.0% leased to Baptist Health Madisonville, Inc. through a lease that commenced January 1, 2016 and expires December 31, 2025, with two, five-year extension options. Baptist Health Madisonville, Inc. is a 410-bed acute and skilled care facility that offers four express and urgent care clinics, one of which is the Baptist Health Property. Baptist Health Madisonville, Inc. is one of nine hospitals within the Baptist Health system, a not-for-profit integrated healthcare system headquartered in Louisville, Kentucky with more than 2,700 licensed beds. The Lone Tree Property was built in 2006 and is 100.0% leased to SpineOne through a lease that commenced February 1, 2017 and expires January 31, 2032, with no extension options. SpineOne is a team of Denver back pain specialists focused on innovative treatment of spine pain resulting from auto accidents, work injuries, sports injuries and accidents, and chronic pain. The Indiana University Property was built by the sponsor in 2012 and is 100.0% leased to Indiana University Health, Inc. through a lease that commenced December 1, 2011 and expires November 30, 2026, with two, five-year extension options. Indiana University Health, Inc., founded in 1997, is the largest and most comprehensive state-based health care system in Indiana. The Indiana University Property houses the Mooresville, Indiana location for IU Health Primary Care, IU Health Physicians Internal Medicine, Riley Physicians Pediatrics health care services as well as on-site laboratory and routine x-ray services.

The following table presents further information regarding the Cornerstone Medical Office Portfolio:

Property Summary
Property Name	Location	Size (SF)(1)	Occ. %(1)	Allocated Cut-off Date Mortgage Loan Amount	% of Allocated Mortgage Loan Amount	Year Built/Renov.	Appraised Value	UW NCF
Baptist Health	Powderly, Kentucky	56,500	100.0%	$6,930,000	47.0%	2000/2002, 2005	$10,700,000	$652,842
Lone Tree Medical Center	Lone Tree, Colorado	14,343	100.0%	$5,115,000	34.7%	2006/N/A	$7,900,000	$476,996
Indiana University Health	Mooresville, Indiana	15,200	100.0%	$2,695,000	18.3%	2012/N/A	$4,250,000	$227,192
Total/Wtd. Avg.		86,043	100.0%	$14,740,000	100.0%		$22,850,000	$1,357,031

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the leases at the Cornerstone Medical Office Portfolio:

Tenant Summary(1)
Tenant Name	Property Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of Portfolio SF	Annual UW Rent	% of Portfolio Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Baptist Health Madisonville, Inc.	Baptist Health	A+/A3/NR	56,500	65.7%	$806,820	47.8%	$14.28	12/31/2025
SpineOne	Lone Tree Medical Center	NR/NR/NR	14,343	16.7%	$588,350	34.9%	$41.02	1/31/2032
Indiana University Health, Inc.	Indiana University Health	AA/Aa3/NR	15,200	17.7%	$292,600	17.3%	$19.25	11/30/2026
Total/Wtd. Avg.			86,043	100.0%	$1,687,770	100.0%	$19.62

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the Cornerstone Medical Office Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	1	56,500	$14.28	65.7%	65.7%	$806,820	47.8%	47.8%
2026 & Beyond	2	29,543	$29.82	34.3%	100.0%	$880,950	52.2%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	86,043	$19.62	100.0%		$1,687,770	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Markets. The Baptist Health Property is located in Powderly, Kentucky within Muhlenberg County, approximately 50 miles west of Bowling Green, Kentucky. The Baptist Health Property has direct frontage along State Highway 189 (Everly Brothers Boulevard), a main thoroughfare through Powderly.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Cornerstone Medical Office Portfolio

Primary access to the area is provided by Western Kentucky Parkway, a major arterial that crosses the state in an east-west direction and is approximately five miles north of the Baptist Health Property. The Baptist Health Property is located adjacent to the northwest of the Muhlenberg County Airport and four miles northeast of the Owensboro Health Muhlenberg Community Hospital. The Baptist Health Property is located approximately 28.4 miles southeast of the affiliated Baptist Health Madisonville hospital, whose four express and urgent care facilities service a three-county region with the Powderly clinic at the Baptist Health Property serving the entire Muhlenberg County population. According to a third party market research report, the estimated 2015 population for Muhlenberg County was 31,183, while the estimated 2015 median household income was $38,961. According to the appraisal, market rent for the Baptist Health Property is concluded at $15.00 PSF, with an overall range of $12.88 to $17.90 PSF and an average of $15.40 PSF for the comparable properties.

The Lone Tree Property is located in Lone Tree, Colorado within the Denver-Aurora, Colorado metropolitan statistical area (“Denver MSA”), which ranks as the 19th most populous metropolitan statistical area in the United States. The Lone Tree Property is situated in the southern portion of the Denver MSA approximately 15 miles southeast of the Denver central business district. Primary highway access to the area is provided by Highway 470, a major arterial that crosses the southern Denver MSA, and Interstate 25, a major arterial that bisects the state of Colorado in a north-south direction. The nearest light rail station is located approximately 1.5 miles southeast of the Lone Tree Property, and the Denver International Airport is approximately 35 miles from the Lone Tree Property. Major demand generators for the area include the Sky Ridge Medical Center and Rocky Mountain Hospital for Children, which are approximately 3.0 miles south of the Lone Tree Property. According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Lone Tree Property is 9,095, 82,703, and 204,533, respectively. The estimated 2016 median household income within a one-, three-, and five-mile radius of the Lone Tree Property is $94,014, $96,873, and $99,094, respectively. The Lone Tree Property is located within the Lone Tree office submarket. As of the first quarter of 2017, the submarket contained 63 buildings accounting for approximately 3.1 million SF of office space with an overall vacancy rate of 6.2% and an average annual asking rent of $28.47 PSF.

The Indiana University Property is located in Mooresville, Indiana, a suburb of the Indianapolis-Carmel, IN metropolitan statistical area (“Indianapolis MSA”). The Indiana University Property is situated in the southwest portion of the Indianapolis MSA approximately 15 miles from the Indianapolis central business district. Primary highway access to the area is provided by State Route 67, a major arterial less than one half mile east of the Indiana University Property that leads northeast into the Indianapolis MSA, and Interstate 70, located approximately five miles north of the Indiana University Property connecting with St. Louis, Missouri to the west and Columbus, Ohio to the east. The Indianapolis International Airport is approximately eight miles northeast of the Indiana University Property. A major demand generator for the area is the Franciscan Health Hospital approximately 2.0 miles to the south. According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Indiana University Property is 3,675, 23,987, and 43,099, respectively. The estimated 2016 median household income within a one-, three-, and five-mile radius of the Indiana University Property is $54,583, $58,932, and $60,714, respectively. The Indiana University Property is located within the Morgan County office submarket. As of the first quarter of 2017, the submarket contained 137 buildings accounting for 727,040 SF of office space with an overall vacancy rate of 1.4% and an average annual asking rent of $15.31 PSF.

The following table presents leasing data at certain office competitive properties with respect to the Baptist Health Property.

Competitive Property Summary - Baptist Health Property
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF
Bio-Med 510 Heritage Way Hopkinsville, Kentucky	2015	9,000	Bio-Medical Applications	9,000	January 2016	15.0	$27.00
DaVita Dialysis 2807 Ring Road Elizabethtown, Kentucky	2015	9,896	DaVita Dialysis	9,896	July 2015	15.0	$19.24
Medical Office Building 1720 Nashville Pike Gallatin, Tennessee	2014	12,000	Hendersonville Hospital	12,000	October 2014	10.0	$21.75

Source: Appraisal

The following table presents leasing data at certain office competitive properties with respect to the Lone Tree Property.

Competitive Property Summary - Lone Tree Property
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF
Arete Surgical Center 4397 Ronald Reagan Boulevard Johnstown, Colorado	2012	15,270	Arete Surgical Center	15,270	October 2015	10.0	$39.27
Pinnacle Eye Center 2700 North Union Boulevard Colorado Springs, Colorado	2012	11,223	Pinnacle Eye Center	11,223	January 2013	15.0	$41.50
McAlester Triad Eye Center 1001 East Wyandotte Avenue McAlester, Oklahoma	1999	13,143	Triad Eye Medical Clinic	13,143	January 2016	15.0	$37.12

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	Cornerstone Medical Office Portfolio

The following table presents leasing data at certain office competitive properties with respect to the Indiana University Property.

Competitive Property Summary - Indiana University Property
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF
Franciscan Urgent Care 1001 North Madison Avenue Greenwood, Indiana	2008	5,245	Franciscan Alliance Urgent Care	5,245	January 2015	6.0	$23.18
County Line Medical Pavilion 333 County Line Road Greenwood, Indiana	2008	30,308	Community Health Network, Inc.	30,308	April 2015	6.5	$19.27
Indiana University Health - Noble West 5750 East 146th Street Noblesville, Indiana	2017	24,655	CCI Hazel Dell MOB, LLC	24,655	August 2017	9.9	$16.75

Source: Appraisal

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Cornerstone Medical Office Portfolio:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$1,687,770	$19.62
Total Recoveries	$461,727	$5.37
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($169,090)	($1.97)
Effective Gross Income	$1,980,407	$23.02
Total Operating Expenses	$487,126	$5.66
Net Operating Income	$1,493,282	$17.36
Capital Expenditures	$21,511	$0.25
TI/LC	$114,740	$1.33
Net Cash Flow	$1,357,031	$15.77

Occupancy %	92.1%(2)
NOI DSCR (P&I)	1.55x
NOI DSCR (IO)	1.96x
NCF DSCR (P&I)	1.41x
NCF DSCR (IO)	1.78x
NOI Debt Yield	10.1%
NCF Debt Yield	9.2%

(1)	The Baptist Health Property and Lone Tree Property were recently acquired in 2017; as such historical operating performance is not available. The Indiana University Property has been 100.0% occupied since it was constructed in 2012.

(2)	Physical Occupancy % as of May 1, 2017 is 100.0%. UW Occupancy % represents economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	US Storage - Hawthorne

Mortgage Loan No. 16 – US Storage - Hawthorne

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$14,000,000			Location:	Hawthorne, CA 90250
Cut-off Date Balance:	$13,979,720			General Property Type:	Self Storage
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	US Storage Centers			Year Built/Renovated:	2000/N/A
Mortgage Rate:	3.9700%			Size:	81,562 SF
Note Date:	3/31/2017			Cut-off Date Balance per SF:	$171
First Payment Date:	5/1/2017			Maturity Date Balance per SF:	$137
Maturity Date:	4/1/2027			Property Manager:	Westport Properties, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,814,082
IO Period:	0 months			UW NOI Debt Yield:	13.0%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	16.3%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NCF DSCR:	2.25x
Lockbox/Cash Mgmt Status:	N/A/N/A			Most Recent NOI:	$1,888,983 (2/28/2017 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,873,038 (12/31/2016)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,697,859 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	87.8% (3/17/2017)
Reserves				2nd Most Recent Occupancy:	87.3% (12/27/2016)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	85.3% (12/28/2015)
RE Tax:	$9,780	$9,780	N/A	Appraised Value (as of):	$30,600,000 (3/7/2017)
Insurance:	$11,546	$1,283	N/A	Cut-off Date LTV Ratio:	45.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio:	36.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,000,000	100.0%	Loan Payoff:	$12,748,263	91.1%
			Reserves:	$21,325	0.2%
			Closing Costs:	$225,336	1.6%
			Return of Equity:	$1,005,075	7.2%
Total Sources:	$14,000,000	100.0%	Total Uses:	$14,000,000	100.0%

The Mortgage Loan. The sixteenth largest mortgage loan (the “US Storage - Hawthorne Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $14,000,000, which is secured by a first priority fee mortgage encumbering a self storage property located in Hawthorne, California (the “US Storage - Hawthorne Property”). The proceeds of the US Storage - Hawthorne Mortgage Loan were used to refinance existing debt secured by the US Storage - Hawthorne Property in the amount of $12,748,263, fund reserves, pay closing costs and return equity to the sponsor.

The Borrower and the Sponsor. The borrower is Hawthorne Mini Venture, LLC (the “US Storage - Hawthorne Borrower”), a recycled single-purpose California limited liability company. The sponsor of the US Storage - Hawthorne Borrower is US Storage Centers, a privately-held real estate firm based in Irvine, California that develops, owns and operates over 80 self storage facilities throughout 12 states totaling approximately 5.1 million SF. The nonrecourse carve-out guarantors are Drew C. Hoeven; Grayburn Properties, Inc.; Drew C. Hoeven, as Trustee of the Drew and Jaime Hoeven Family Trust Established December 12, 2016; Drew Hoeven, Trustee of the Drew C. Hoeven 2006 Trust, as established by the order on the petition to reform Hoeven 2006 Irrevocable Trust Dated December 29, 2006 Issued by The Superior Court of California on August 16, 2016.

The Property. The US Storage - Hawthorne Property is a class A, four-building, 81,562 SF, 914-unit self storage facility located at 14680 Aviation Boulevard in Hawthorne, California. Situated on a 3.48 acre site, the US Storage - Hawthorne Property was constructed in 2000, has 214 climate-controlled units and 31 exterior parking spaces utilized for boats, automobiles, and RVs. Property amenities include surveillance cameras, individual alarms, individual locks, keypad entry, an office, and on site management. The US Storage - Hawthorne Property also includes an apartment for a resident manager. As of March 17, 2017, the US Storage - Hawthorne Property was 87.8% occupied.

The Market. The US Storage - Hawthorne Property is located in Hawthorne, Los Angeles County, California, within the Los Angeles-Long Beach-Santa Ana, CA metropolitan statistical area, which had an estimated 2016 population of 10.2 million. The US Storage - Hawthorne Property is approximately 18.5 miles southwest of the Los Angeles central business district and approximately four miles southeast of the Los Angeles International Airport. The US Storage - Hawthorne Property is located in a commercial and industrial corridor that runs along the edge of Interstate 405, with a large concentration of single family neighborhoods approximately one half mile in most directions. Access to the area is provided by Interstate 405, which crosses through Los Angeles County in a north-south direction and is approximately one mile from the US Storage - Hawthorne Property.

According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the US Storage - Hawthorne Property was 12,506, 264,567 and 539,916, respectively. The estimated 2016 median household income within a one-, three- and five-mile radius of the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33	US Storage - Hawthorne

US Storage - Hawthorne Property was $106,217, $71,072 and $63,798, respectively. The US Storage - Hawthorne Property’s three-mile trade area contains 10,740 units totaling approximately 1.2 million SF and an average occupancy of 92.3%, with no new self storage facilities currently under construction.

Comparable self storage properties to the US Storage - Hawthorne Property are shown in the table below:

Comparable Rental Summary
Property	Location	Distance From Subject	Units	Year Built	Occupancy	Monthly Rental Rate Range Per Unit
US Storage – Hawthorne (subject)	Hawthorne, CA	0.0 miles	914	2000	87.8%	$89 - $589
Public Storage	Hawthorne, CA	0.7 miles	700	1979	N/A	$85 - $382
Public Storage	El Segundo, CA	1.2 miles	1,243	1988	98.0%	$106 - $389
Redondo/Torrance Mini Storage	Redondo Beach, CA	1.0 miles	1,350	1984	78.0%	$147 - $399
Extra Space	Hawthorne, CA	1.4 miles	814	2004	94.0%	$95 - $468
Public Storage	Inglewood, CA	2.5 miles	600	1988	94.0%	$91 - $450

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the US Storage - Hawthorne Property:

Cash Flow Analysis
	2014	2015	2016	2/28/2017 TTM	UW	UW PSF
Base Rent	$2,059,754	$2,170,944	$2,283,485	$2,310,946	$2,532,864	$31.05
Total Recoveries	$0	$0	$0	$0	$0	$0.00
Other Income(1)	$119,065	$112,366	$162,688	$164,882	$242,138	$2.97
Less Discounts Concessions	($89,954)	($78,993)	($63,271)	($61,024)	($61,024)	($0.75)
Less Vacancy & Credit Loss	($12,028)	($17,796)	($19,275)	($22,584)	($321,758)	($3.94)
Effective Gross Income	$2,076,837	$2,186,521	$2,363,627	$2,392,220	$2,392,220	$29.33
Total Operating Expenses	$494,585	$488,662	$490,589	$503,237	$578,138	$7.09
Net Operating Income	$1,582,252	$1,697,859	$1,873,038	$1,888,983	$1,814,082	$22.24
Capital Expenditures	$0	$0	$0	$0	$18,963	$0.23
Net Cash Flow	$1,582,252	$1,697,859	$1,873,038	$1,888,983	$1,795,119	$22.01

Occupancy %(2)	84.9%	85.3%	87.3%	87.8%(3)	88.2%(3)
NOI DSCR	1.98x	2.12x	2.34x	2.36x	2.27x
NCF DSCR	1.98x	2.12x	2.34x	2.36x	2.25x
NOI Debt Yield	11.3%	12.1%	13.4%	13.5%	13.0%
NCF Debt Yield	11.3%	12.1%	13.4%	13.5%	12.8%

(1)	Other Income is comprised of late fees, administration fees, merchandise sales and miscellaneous fees, and with regards to UW Other Income, parking income.

(2)	2014, 2015, and 2016 Occupancy % are as of December 28, 2014, December 28, 2015, and December 27, 2016, respectively.

(3)	2/28/2017 TTM Occupancy % is as of March 17, 2017. UW Occupancy % represents economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2017-C33

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), and KeyBanc Capital Markets Inc. (together with its affiliates, “KeyBanc”, and collectively with Morgan Stanley and BofA Merrill Lynch, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH OF MORGAN STANLEY & CO. LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, AND KEYBANC CAPITAL MARKETS INC. HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.